                                                                       EXHIBIT 2



                                                                  Execution Copy



================================================================================


                     AMENDED AND RESTATED CREDIT AGREEMENT


                           Dated as of April 1, 1998


                                     Among


                        MATTHEWS STUDIO EQUIPMENT GROUP,

                        MATTHEWS STUDIO EQUIPMENT, INC.,

                          HOLLYWOOD RENTAL CO., INC.,

                       MATTHEWS STUDIO ELECTRONICS, INC.,

                        MATTHEWS ACCEPTANCE CORPORATION,

                             DUKE CITY VIDEO, INC.,

                              HDI HOLDINGS, INC.,

                           FOUR STAR LIGHTING, INC.,

                          THE GUARANTORS NAMED HEREIN,

                           THE LENDERS NAMED HEREIN,

                                      and

                       THE CHASE MANHATTAN BANK, AS AGENT


================================================================================

                               TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----


I.    DEFINITIONS.....................................................................................    1
      SECTION 1.01.    Certain Defined Terms..........................................................    1
      SECTION 1.02.    Accounting Terms...............................................................   29

II.   THE LOANS.......................................................................................   30
      SECTION 2.01.    Term Loan Commitments and Revolving Credit
                       Commitments....................................................................   30
      SECTION 2.02.    Loans..........................................................................   31
      SECTION 2.03.    Notice of Loans................................................................   33
      SECTION 2.04.    Notes; Repayment of Loans......................................................   33
      SECTION 2.05.    Interest on Loans..............................................................   35
      SECTION 2.06.    Fees...........................................................................   36
      SECTION 2.07.    Termination and Reduction of Revolving Credit
                       Commitments....................................................................   36
      SECTION 2.08.    Interest on Overdue Amounts; Alternate Rate of
                       Interest.......................................................................   37
      SECTION 2.09.    Prepayment of Loans............................................................   38
      SECTION 2.10.    Reserve Requirements; Change in Circumstances..................................   42
      SECTION 2.11.    Change in Legality.............................................................   44
      SECTION 2.12.    Indemnity......................................................................   45
      SECTION 2.13.    Pro Rata Treatment.............................................................   46
      SECTION 2.14.    Sharing of Setoffs.............................................................   48
      SECTION 2.15.    Taxes..........................................................................   49
      SECTION 2.16.    Payments and Computations......................................................   51
      SECTION 2.17.    Issuance of Letters of Credit..................................................   53
      SECTION 2.18.    Payment of Letters of Credit; Reimbursement....................................   53
      SECTION 2.19.    Agent's Actions with respect to Letters of Credit..............................   55
      SECTION 2.20.    Letter of Credit Fees..........................................................   55

III.  COLLATERAL SECURITY.............................................................................   56
      SECTION 3.01.    Security Documents.............................................................   56
      SECTION 3.02.    Filing and Recording...........................................................   56

IV.   REPRESENTATIONS AND WARRANTIES..................................................................   57
      SECTION 4.01.    Organization, Legal Existence..................................................   57
      SECTION 4.02.    Authorization..................................................................   57
      SECTION 4.03.    Governmental Approvals.........................................................   57
      SECTION 4.04.    Binding Effect.................................................................   58
      SECTION 4.05.    Material Adverse Change........................................................   58
      SECTION 4.06.    Litigation; Compliance with Laws; etc..........................................   58


      SECTION 4.07.    Financial Statements...........................................................   58
      SECTION 4.08.    Federal Reserve Regulations....................................................   59
      SECTION 4.09.    Taxes..........................................................................   60
      SECTION 4.10.    Employee Benefit Plans.........................................................   60
      SECTION 4.11.    No Material Misstatements......................................................   62
      SECTION 4.12.    Investment Company Act; Public Utility Holding
                       Company Act....................................................................   62
      SECTION 4.13.    Security Interest..............................................................   62
      SECTION 4.14.    Use of Proceeds................................................................   62
      SECTION 4.15.    Subsidiaries...................................................................   63
      SECTION 4.16.    Title to Properties; Possession Under Leases;
                       Trademarks.....................................................................   63
      SECTION 4.17.    Solvency.......................................................................   64
      SECTION 4.18.    Permits, etc...................................................................   64
      SECTION 4.19.    Compliance with Environmental Laws.............................................   65
      SECTION 4.20.    No Change in Credit Criteria or Collection Policies............................   65
      SECTION 4.21.    Four Star Acquisition..........................................................   65
      SECTION 4.22.    Year 2000......................................................................   66

V.    CONDITIONS OF CREDIT EVENTS.....................................................................   66
      SECTION 5.01.    All Credit Events..............................................................   66
      SECTION 5.02.    First Borrowing................................................................   67

VI.   AFFIRMATIVE COVENANTS...........................................................................   72
      SECTION 6.01.    Legal Existence................................................................   72
      SECTION 6.02.    Businesses and Properties......................................................   72
      SECTION 6.03.    Insurance......................................................................   73
      SECTION 6.04.    Taxes..........................................................................   73
      SECTION 6.05.    Financial Statements, Reports, etc.............................................   74
      SECTION 6.06.    Litigation and Other Notices...................................................   77
      SECTION 6.07.    ERISA..........................................................................   78
      SECTION 6.08.    Maintaining Records; Access to Properties and
                       Inspections; Right to Audit; Appraisals........................................   79
      SECTION 6.09.    Use of Proceeds................................................................   79
      SECTION 6.10.    Fiscal Year-End................................................................   79
      SECTION 6.11.    Further Assurances.............................................................   80
      SECTION 6.12.    Additional Grantors and Guarantors.............................................   80
      SECTION 6.13.    Environmental Laws.............................................................   80
      SECTION 6.14.    Pay Obligations to Lenders and Perform Other
                       Covenants......................................................................   82
      SECTION 6.15.    Maintain Operating Accounts....................................................   82
      SECTION 6.16.    Warehousemen's and Landlord's Liens............................................   82
      SECTION 6.17.    Life Insurance.................................................................   82


      SECTION 6.18.    Collateral Subject to Certificate of Title.....................................   83
      SECTION 6.19.    Year 2000......................................................................   83

VII.  NEGATIVE COVENANTS..............................................................................   83
      SECTION 7.01.    Liens..........................................................................   83
      SECTION 7.02.    Sale and Lease-Back Transactions...............................................   85
      SECTION 7.03.    Indebtedness...................................................................   85
      SECTION 7.04.    Dividends, Distributions and Payments..........................................   85
      SECTION 7.05.    Consolidations, Mergers and Sales of Assets....................................   86
      SECTION 7.06.    Investments....................................................................   86
      SECTION 7.07.    Capital Expenditures...........................................................   87
      SECTION 7.08.    Net Worth......................................................................   87
      SECTION 7.09.    Debt Service Coverage Ratio....................................................   88
      SECTION 7.10.    Rental Obligations.............................................................   88
      SECTION 7.11.    Interest Coverage Ratio........................................................   88
      SECTION 7.12.    Leverage Ratio.................................................................   88
      SECTION 7.13.    EBITDA.........................................................................   88
      SECTION 7.14.    Business.......................................................................   89
      SECTION 7.15.    Sales of Receivables...........................................................   89
      SECTION 7.16.    Use of Proceeds................................................................   89
      SECTION 7.17.    ERISA..........................................................................   89
      SECTION 7.18.    Accounting Changes; Fiscal Year................................................   89
      SECTION 7.19.    Prepayment or Modification of Indebtedness;
                       Modification of Charter Documents..............................................   90
      SECTION 7.20.    Transactions with Affiliates...................................................   90
      SECTION 7.21.    Consulting Fees................................................................   91
      SECTION 7.22.    Negative Pledges, Etc..........................................................   91

VIII. EVENTS OF DEFAULT...............................................................................   91

IX.   AGENT...........................................................................................   95

X.    MANAGEMENT, COLLECTION AND STATUS OF RECEIVABLES AND
      OTHER COLLATERAL................................................................................   99
      SECTION 10.01.   Collection of Receivables; Management of Collateral............................   99
      SECTION 10.02.   Receivables Documentation......................................................  102
      SECTION 10.03.   Status of Receivables and Other Collateral.....................................  102
      SECTION 10.04.   Monthly Statement of Account...................................................  103
      SECTION 10.05.   Collateral Custodian...........................................................  103

XI.   GUARANTEES......................................................................................  104


XII.  MISCELLANEOUS...................................................................................  105
      SECTION 12.01.   Notices........................................................................  105
      SECTION 12.02.   Survival of Agreement..........................................................  106
      SECTION 12.03.   Successors and Assigns; Participations.........................................  106
      SECTION 12.04.   Expenses; Indemnity............................................................  109
      SECTION 12.05.   Applicable Law.................................................................  111
      SECTION 12.06.   Right of Setoff................................................................  111
      SECTION 12.07.   Payments on Business Days......................................................  111
      SECTION 12.08.   Waivers; Amendments............................................................  112
      SECTION 12.09.   Severability...................................................................  113
      SECTION 12.10.   Entire Agreement; Waiver of Jury Trial, etc....................................  113
      SECTION 12.11.   Confidentiality................................................................  114
      SECTION 12.12.   Submission to Jurisdiction.....................................................  114
      SECTION 12.13.   Counterparts; Facsimile Signature..............................................  115
      SECTION 12.14.   Headings.......................................................................  115

XIII. CONFIRMATION OF SECURITY DOCUMENTS..............................................................  115

EXHIBITS

EXHIBIT A           Form of Term Note
EXHIBIT B           Form of Amended and Restated Revolving Credit Note
EXHIBIT C           Form of Opinion of Counsel
EXHIBIT D           Form of Amended and Restated Security Agreement
EXHIBIT E           Form of Assignment and Acceptance
EXHIBIT F           Form of Amended and Restated Security Agreement - Patents
                    and Trademarks
EXHIBIT G           Form of Assignment of Life Insurance
EXHIBIT H           Form of Amended and Restated Pledge Agreement
EXHIBIT I           Form of Certificate of Delivery and Acceptance
EXHIBIT J           Form of MAC Lease
EXHIBIT K           Form of MSE Lease


SCHEDULES

SCHEDULE 2.01(a)    Term Loan Commitments
SCHEDULE 2.01(b)    Revolving Credit Commitments
SCHEDULE 2.02       Domestic Lending Offices
SCHEDULE 2.03       Eurodollar Lending Offices
SCHEDULE 4.01       Qualified Jurisdictions
SCHEDULE 4.02       Violation of Agreements Due to Credit Agreement
SCHEDULE 4.05       Material Adverse Change
SCHEDULE 4.06(a)    Litigation
SCHEDULE 4.06(b)    Compliance with Laws
SCHEDULE 4.07(d)    GAAP Accounting
SCHEDULE 4.09       Taxes
SCHEDULE 4.10       Employee Benefit Plans
SCHEDULE 4.15       Subsidiaries
SCHEDULE 4.19       Environmental Laws
SCHEDULE 6.05(g)    Inventory Designations
SCHEDULE 6.05(h)    Capital Expenditures for Rental Assets
SCHEDULE 6.05(k)    Borrowing Base Certificate
SCHEDULE 6.13       Environmental Matters
SCHEDULE 7.01(a)    Existing Liens
SCHEDULE 7.01(b)    UCC Filings to be Amended or Released
SCHEDULE 7.03       Existing Indebtedness
SCHEDULE 7.20       Transactions with Affiliates
SCHEDULE 8.01       Existing Breaches under other Agreements

     AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 1, 1998, among Matthews Studio Equipment Group, a California corporation ("Parent"),
                                                                 ------
     Matthews Studio Equipment, Inc., a California corporation ("MSEI"),
                                                                 ----
     Hollywood Rental Co., Inc., a California corporation ("HRCI"), Matthews
                                                            ----
     Studio Electronics, Inc., a California corporation ("MSE"), Matthews
                                                          ---
     Acceptance Corporation, a California corporation ("MAC"), Duke City Video,
                                                        ---
     Inc., a New Mexico corporation ("Duke"), HDI Holdings, Inc., a Kentucky
                                      ----
     corporation ("HDI"), Four Star Lighting, Inc., a New York corporation
                   ---
     ("Four Star", and collectively with Parent, MSEI, HRCI, MSE, MAC, Duke and
     -----------
     HDI, each a "Borrower" and collectively, the "Borrowers"), the Guarantors
                  --------                         ---------
     named herein, the lenders named in Schedules 2.01(a) and 2.01(b) annexed
                                        -----------------     -------
     hereto (collectively, the "Lenders"), and THE CHASE MANHATTAN BANK, as
                                -------
     agent for the Lenders (in such capacity, the "Agent").
                                                   -----

          The Borrowers have applied to the Lenders for Loans (such term and all other capitalized terms used in this paragraph having the respective meanings ascribed to such terms above or hereinafter) up to an aggregate principal amount of $80,000,000 in the form of (a) a Term Loan to the Borrowers in an aggregate principal amount not in excess of $16,000,000 outstanding and (b) Revolving Credit Loans to the Borrowers at any time and from time to time prior to the Revolving Credit Termination Date in an aggregate principal amount not in excess of $64,000,000 at any time outstanding. The proceeds of the Term Loan and, in part, the Revolving Credit Loans shall be used to finance the acquisition of Four Star Holding, Inc., a Delaware corporation ("Four Star Holding") (including
                                                  -----------------
fees and expenses) pursuant to the Acquisition Agreement. The proceeds of the Revolving Credit Loans shall also be used (i) for the repayment of the Subordinated Note owed by the Borrowers, (ii) for general working capital purposes, (iii) to finance the repayment of certain Capitalized Lease Obligations, (iv) for the financing of Permitted Acquisitions within the limits permitted under this Agreement, and (v) to finance Capital Expenditures within the limits permitted under this Agreement. The Grantors will provide Collateral in accordance with the provisions of this Agreement and the Security Documents. The Lenders are severally, and not jointly, willing to extend such Loans to the Borrowers subject to the terms and conditions hereinafter set forth. Accordingly, the Borrowers, the Lenders and the Agent hereby agree as follows:

I.  DEFINITIONS

          SECTION 1.01.  Certain Defined Terms.  For purposes hereof, the
                         ---------------------
following terms shall have the meanings specified below:

          "Acquisition Agreement" shall mean the Sale Agreement dated as of
           ---------------------
March 20, 1998 among Four Star Holding, Four Star, Four Star Associates, L.P.,

Stonebridge Partners Equity Fund, L.P., Bill L. Aishman, Anthony P. Cancellieri, Darren DeVerna and Parent.

          "Acquisition Documents" shall mean the Acquisition Agreement and all
           ---------------------
agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith, in each case as in effect on the Closing Date.

          "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Loan
           ------------------
for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves. For purposes hereof, "Statutory Reserves" shall mean a fraction (expressed as a decimal), the
         ------------------
numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which any Lender is subject with respect to the Adjusted LIBO Rate for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include, without limitation, those imposed under Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Affiliate" of any person shall mean any other person which, directly
           ---------
or indirectly, controls or is controlled by or is under common control with such person and, without limiting the generality of the foregoing, includes (i) any person which beneficially owns or holds 5% or more of any class of voting securities of such person or 5% or more of the equity interest in such person,
(ii) any person of which such person beneficially owns or holds 5% or more of any class of voting securities or in which such person beneficially owns or holds 5% or more of the equity interest in such person and (iii) any director, officer or employee of such person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

          "Agent" shall have the meaning assigned to such term in the preamble
           -----
to this Agreement.

          "Alternate Base Loan" shall mean a Loan based on the Alternate Base
           -------------------
Rate in accordance with Article II hereof.

          "Alternate Base Rate" shall mean, for any day, a rate per annum
           -------------------
(rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1%, and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Prime Rate" shall mean the rate of interest per annum publicly
             ----------
announced from time to time by the Agent at its principal office in New York City as its prime rate in effect at such time. "Base CD Rate" shall mean the sum
                                                ------------
of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall
                                        -----------------------------
mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Statutory Reserves" shall mean a fraction (expressed as a
                  ------------------
decimal), the numerator of which is the number one and the denominator of which is the number one minus the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board and any other banking authority to which the Agent is subject with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. "Assessment Rate" shall mean the
                                               ---------------
annual assessment rate (net of refunds and rounded upwards, if necessary, to the next 1/16 of 1%) estimated by the Agent (in good faith, but in no event in excess of statutory or regulatory maximums) to be payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices during the current calendar year. "Federal Funds Effective
                                                     -----------------------
Rate" shall mean, for any day, the weighted average of the rates on overnight
----
Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including, the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate

Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Lending Office" shall mean, with respect to each Lender,
           -------------------------
such Lender's Domestic Lending Office in the case of an Alternate Base Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Loan.

          "Assignment and Acceptance" shall mean an assignment and acceptance
           -------------------------
entered into by a Lender and an assignee and accepted by the Agent, in substantially the form of Exhibit E annexed hereto.
                          ---------

          "Assignment of Life Insurance" shall mean collectively, the
           ----------------------------
Assignments of Life Insurance, between the Borrowers and the Agent, for the benefit of the Lenders, substantially in the form of Exhibit G annexed hereto,
                                                     ---------
as amended, modified or supplemented from time to time.

          "Availability" shall mean at any time (i) the lesser at such time of
           ------------
(x) the Total Revolving Credit Commitment and (y) the Borrowing Base, minus (ii) the sum at such time of (w) the unpaid principal balance of, and accrued interest and fees on, the Revolving Credit Loans, (x) the Letter of Credit Usage, (y) the unpaid principal balance of Capitalized Lease Obligations and (z) such reserves for other Indebtedness as the Agent may establish from time to time in its reasonable discretion.

          "Board" shall mean the Board of Governors of the Federal Reserve
           -----
System of the United States.

          "Borrowers" shall have the meaning assigned to such term in the
           ---------
preamble to this Agreement.

          "Borrowing Base" shall have the meaning assigned to such term in
           --------------
Section 2.01(b) hereof.

          "Business Day" shall mean any day, other than a Saturday, Sunday or
           ------------
legal holiday in the State of New York or the State of California, on which banks are open for substantially all their banking business in New York City except that, if any determination of a "Business Day" shall relate to a Eurodollar Loan, the term "Business Day" shall in addition exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Expenditures" shall mean in any Fiscal Year the cost of any
           --------------------
fixed asset or improvement, or replacement, substitution, or addition thereto, having a useful life of one year or more, including as a cost the aggregate amount of expenses, charges, goods exchanged or services rendered or payments due or arising in connection with the direct or indirect acquisition of such assets or improvements, replacements, substitutions or additions by way of increased product or service charges or offset items or barter exchange or in connection with Capital Leases, and the principal payment amount of any Indebtedness assumed or incurred in connection therewith.

          "Capital Lease" shall mean any lease of any property (whether real,
           -------------
personal or mixed) by any Borrower as lessee which, in conformity with generally accepted accounting principles consistently applied, is, or is required to be, accounted for as a capital lease on the balance sheet of the Borrowers.

          "Capitalized Lease Obligation" shall mean an obligation to pay rent or
           ----------------------------
other amounts under any Capital Lease, and for purposes hereof the amount of such obligation shall be the capitalized amount thereof determined in accordance with generally accepted accounting principles.

          "Cash Interest Expense" shall mean, with respect to any person for any
           ---------------------
period, the Interest Expense of such person for such period less all non-cash
                                                            ----
items constituting Interest Expense during such period (including, without limitation, amortization of debt discounts and payments of interest on Indebtedness by issuance of Indebtedness).

          "Certificate of Delivery and Acceptance" shall mean a certificate
           --------------------------------------
executed and delivered by a Paper Customer to MAC or MSE in substantially the form of Exhibit I hereto.
        ---------

          "Change of Control" shall mean:
           -----------------

               (a) the sale, lease or transfer of all or substantially all the assets of Parent or any of its subsidiaries to any Person or group (as such term is defined in Section 13(d)(3) of the Exchange Act) other than the Investment Parties;

               (b) the liquidation or dissolution of (or the adoption of a plan of liquidation by) the Parent or any of its subsidiaries;

               (c) the acquisition by any Person or group (as such term is defined in Section 13(d)(3) of the Exchange Act) (other than one or more of the Investment Parties) of a direct or indirect majority in interest (more than 50%) of the Voting Stock of the Parent by way of merger or consolidation or otherwise;

               (d) Carlos D. DeMattos shall no longer serve as a senior executive officer of the Parent, unless a replacement satisfactory to the Required Lenders is found within 180 days of such event;

               (e) the Parent at any time, legally or beneficially (and free of any Liens), owns less than 100% of the outstanding capital stock of the subsidiaries; or

               (f) the Management Stockholders at any time, legally or beneficially (and free of any Liens), own less than 10% of the outstanding Voting Stock of the Parent.

          "Chattel Paper" shall mean all "chattel paper," as such term is
           -------------
defined in the Uniform Commercial Code as adopted in the State of New York, now owned or hereafter acquired by any Person, wherever located.

          "Closing Date" shall mean April 1, 1998.
           ------------

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

          "Collateral" shall mean all collateral and security as described in
           ----------
the Security Documents.

          "Commitment" shall mean, with respect to each Lender, the sum of the
           ----------
Term Loan Commitment of such Lender as set forth in Schedule 2.01(a), and the
                                                    ----------------
Revolving Credit Commitment of such Lender as set forth in Schedule 2.01(b), as
                                                           ----------------
each may be adjusted from time to time pursuant to this Agreement including, without limitation, Section 2.07 hereof.

          "Consolidated" shall mean, in respect of any person, as applied to any
           ------------
financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for the person and all consolidated subsidiaries thereof.

          "Contaminant" shall mean all Hazardous Materials and all those
           -----------
substances which are regulated by or form the basis of liability under Federal, state or local environmental, health and safety statutes or regulations including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances, or any other material or substance which constitutes a material health, safety or environmental hazard to any person or property.

          "Credit Event" shall mean each borrowing and each issuance of a Letter
           ------------
of Credit hereunder.

          "Credits" shall mean the borrowings made and Letters of Credit issued
           -------
hereunder.

          "Cure Loans" shall have the meaning assigned to such term in Section
           ----------
2.13(d) hereof.

          "Current Assets" shall mean, with respect to any person at any date,
           --------------
the aggregate amount of all assets of such person which would be classified as current assets at such date, computed and calculated in accordance with GAAP.

          "Current Liabilities" shall mean, with respect to any person at any
           -------------------
date, the aggregate amount of all liabilities of such person (including tax and other proper accruals) which would be classified as current liabilities at such date, computed and calculated in accordance with GAAP, but in any event shall exclude the current portion of long-term Indebtedness.

          "Customer" shall mean and include the account debtor or obligor with
           --------
respect to any Receivable.

          "Debt Service Coverage Ratio" shall mean, with respect to any person
           ---------------------------
for any four quarter period, the ratio of (i) the sum of (x) Net Income plus (y)
                                                                        ----
depreciation and amortization minus (z) Capital Expenditures other than those
                              -----
paid for with proceeds of Revolving Credit Loans to (ii) the aggregate Debt Service Expense of such person for the four most recent consecutive fiscal quarters ending on or prior to the date of determination.

          "Debt Service Expense" shall mean, with respect to any person for any
           --------------------
period, the aggregate of regularly scheduled principal payments of all long-term Indebtedness (including, without limitation, Subordinated Indebtedness and the principal component of Capitalized Lease Obligations) made or to be made by such person during such period on a Consolidated basis in accordance with GAAP.

          "Default" shall mean any condition, act or event which, with notice or
           -------
lapse of time or both, would constitute an Event of Default.

          "dollars" or the symbol "$" shall mean dollars in lawful currency of
           -------
the United States of America.

          "Domestic Lending Office" shall mean, with respect to any Lender, the
           -----------------------
office of such Lender specified as its "Domestic Lending Office" opposite its name in

Schedule 2.02 annexed hereto, or such other office of such Lender as such
-------------
Lender may from time to time specify to the Borrowers and the Agent.

          "EBITDA" shall mean, with respect to any person for any period, the
           ------
sum of (i) Net Income, (ii) Interest Expense, (iii) depreciation and amortization of intangible assets and (iv) federal, state and local income taxes, in each case of such person for such period, computed and calculated in accordance with GAAP.

          "Eligible Inventory" shall mean inventory of the Inventory Grantors
           ------------------
comprised solely of raw materials and finished goods which is, in the opinion of the Agent exercised in its reasonable discretion, not obsolete, slow-moving, unmerchantable, in-transit, returned or damaged and is and at all times shall continue to be acceptable to the Agent in all respects in its reasonable discretion; provided, however, that Eligible Inventory shall in no event include inventory which (i) is not located at one of the addresses for locations of Collateral set forth on Schedule I to the Security Agreement; (ii) is damaged inventory or custom-made inventory that has been returned or rejected by a Customer; (iii) is subject to any lease, rental or similar arrangement entered into by any Inventory Grantor as lessor; (iv) discontinued or used finished goods; (v) consigned inventory; (vi) materials and supplies; (vii) is not owned by such Inventory Grantor free and clear of all Liens and rights of others, except first priority Liens in favor of Agent; (viii) is not located on premises where the aggregate amount of all Inventory (valued at cost) located thereon is greater than $50,000; (ix) is covered by a negotiable document of title, unless such document and evidence of acceptable insurance covering such Inventory has been delivered to Agent; (x) is Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in 29 U.S.C. (S) 215 or any successor statute or section; or (xi) is Inventory which in any way fails to meet or violates any warranty, representation or covenant contained in this Agreement or any other Loan Document. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's reasonable discretion. In determining eligibility, the Agent may, but need not, rely on reports and schedules furnished by the Inventory Grantors, but reliance by the Agent thereon from time to time shall not be deemed to limit the right of the Agent to revise standards of eligibility at any time as to both present and future inventory of the Inventory Grantors. The Agent may, in its reasonable discretion, institute reserves from time to time against Eligible Inventory, including, without limitation, reserves for the Inventory Grantors' write-downs of inventory and for capitalization costs.

          "Eligible Paper" shall mean Paper of MAC and MSE created by MAC and
           --------------
MSE in the ordinary course of business and arising out of the sale or lease of goods, which are and at all times shall continue to be acceptable to the Agent in all respects in its reasonable discretion. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's reasonable discretion. In general, without limiting the foregoing, Paper shall in no event be deemed to be Eligible Paper unless:

          (a) MAC or MSE is the owner of the Rental Inventory described in the Paper or has a perfected first priority security interest, lien, and encumbrance therein, except for the rights of the Paper Customer under the Paper, and MAC or MSE has accomplished any filing, recordation or any other action (including registration on a certificate of title, if applicable) which is required to perfect a first priority security interest in the Rental Inventory;

          (b) The Paper is the only Chattel Paper with respect to the Rental Inventory described therein;

          (c) The Paper is and will continue to be free from defenses, setoffs and counterclaims of any kind and no suit or any legal action or proceeding, administrative, judicial or otherwise has been brought by or against the Parent or any of its subsidiaries in connection therewith;

          (d) All signatures, names, addresses, amounts and other statements of fact contained in the Paper are, to the best knowledge of MAC or MSE, as appropriate, true and correct;

          (e) The Rental Inventory has been delivered (where applicable) to the Paper Customer and has been unconditionally accepted by and is presently in the actual possession of or being used by the Paper Customer in its respective business operations, a Certificate of Delivery and Acceptance executed by the Paper Customer has been delivered to either MAC or MSE, as appropriate, and the Rental Inventory is in good operating condition, and neither MAC nor MSE has knowledge of any denial of liability or the assertion of any claim of invalidity or other defense by the Paper Customer on the Paper;

          (f) Any discounts or adjustments to the pricing on the Eligible Paper to which either MAC or MSE has agreed with the Paper Customer are written and apparent on the face of the Paper;

          (g) The Paper conforms to all applicable laws and regulations;

          (h) The Paper has not been sold, assigned or encumbered, or, to the best knowledge of MAC or MSE, as appropriate, the Rental Inventory covered thereby, to others and no act to impair the validity or enforceability of the Paper has occurred;

          (i) The substance and form of any document used by either MAC or MSE, as appropriate, in connection with the transaction giving rise to the Paper is and will be legally sufficient and enforceable and in full compliance with any and all applicable Federal, state or local laws, regulations and rules;

          (j) As to any Paper which constitutes an equipment lease under which MAC is the lessor, MAC and the Paper Customer have entered into a written lease agreement substantially in the form of Exhibit J;
                                       ---------

          (k) As to any Paper which constitutes an equipment lease under which MSE is the lessor, MSE and the Paper Customer have entered into a written lease agreement substantially in the form of Exhibit K;
                                       ---------

          (l) The transaction giving rise to the Paper and the sale and delivery of the Rental Inventory to the Paper Customer conform with all applicable laws, rules or regulations;

          (m) Neither the Paper Customer nor any endorser or guarantor of the Paper is the subject of any bankruptcy or insolvency proceeding;

          (n) The Rental Inventory described in the Paper is adequately covered by enforceable casualty insurance;

          (o) The Paper Customer is in full compliance with its obligations under the Paper and is not in default thereunder other than a payment default, unless such payment obligation remains uncollected for more than sixty (60) days from the date such payment is due;

          (p) The Paper Customer is not (i) affiliated with any one or more of Borrowers, such as an owner, parent, subsidiary, officer, director, agent or employee of any Borrower, or (ii) a Borrower under this Agreement;

          (q) The payment obligations of the Paper Customer under the Paper are not contingent;

          (r) The Paper Customer is located in the United States of America or the Provinces of Ontario, Manitoba, Saskatchewan, Alberta, and British Columbia in Canada;

          (s) The Paper Customer is not a national, Federal, state, county or municipal government, including any instrumentality, division, agency, body or department thereof;

          (t) The Paper Customer is not the Paper Customer under Paper which, in the aggregate, exceeds twenty-five percent (25%) of the aggregate amount of the net investment income (exclusive of unearned income) of all Eligible Paper;

          (u) The Paper Customer is not the Paper Customer under any Paper which is more than sixty (60) days delinquent on any payment;

          (v) Neither MAC nor MSE, as appropriate, has (i) modified, released, discharged or otherwise altered the terms of the Paper, unless the terms of such modification, release, discharge or alteration have been consented to by Agent in its reasonable credit judgment, or (ii) released any of the underlying Rental Inventory;

          (w) The Rental Inventory was not, prior to entering into the Paper, owned by the Paper Customer or any affiliate thereof;

          (x) The Paper Customer's obligations to MAC or MSE, as appropriate, under the Paper are not secured by any real property;

          (y) The Rental Inventory described in the Paper was at no time the subject of a Receivable of such Borrower;

          (z) MAC or MSE, as appropriate, has satisfied all Eligible Paper Delivery Requirements with respect to such Paper; and

          (aa) The Agent may, in its reasonable discretion, institute reserves against Eligible Paper.

          "Eligible Paper Delivery Requirements" shall mean the delivery by
           ------------------------------------
either MAC or MSE as appropriate, to Agent of the following items, in each case satisfactory to Agent:

           (i) The fully executed lease agreement or other documents executed in connection with the Paper and copies of all documents executed in connection therewith, including any promissory note, security agreement, guaranty or deed of trust;

           (ii) A copy of the Certificate of Delivery and Acceptance executed by the Paper Customer, acknowledging the acceptance date of the equipment;

           (iii) A fully executed Assignment of Lease, substantially in the form of Exhibit J or Exhibit K;
        ----------------------

           (iv) A copy of all Uniform Commercial Code financing statements (or the Canadian equivalent) filed against the Paper Customer covering the equipment which is described in the Paper, duly assigned to Agent, together with evidence satisfactory to Agent that the financing statements have been duly filed in all jurisdictions in which filing is required to perfect a security interest in the equipment and that such financing statements were filed within ten (10) days of the Paper Customer taking possession of the equipment;

           (v) Evidence satisfactory to Agent that security interests and liens in favor of MAC or MSE, as appropriate, in the equipment, are valid, enforceable, and prior to all other rights and interests in the equipment, including a Uniform Commercial Code search (or the Canadian equivalent) to reflect a first priority perfected security interest in the equipment in favor of either MAC or MSE, as appropriate;

           (vi)   Evidence of insurance coverage on the equipment;

           (vii)  An amortization schedule for payments under the Paper; and

           (viii) Such other documents and instruments as Agent may reasonably request to ensure that the Paper qualifies as Eligible Paper.

          "Eligible Receivables" shall mean Receivables created by the
           --------------------
Receivables Grantors in the ordinary course of business arising out of the sale or lease of goods or rendition of services by the Receivables Grantors, which are and at all times shall continue to be acceptable to the Agent in all respects in its reasonable discretion. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's reasonable discretion. In general, without limiting the foregoing, a Receivable shall in no event be deemed to be an Eligible Receivable unless: (a) all payments due on the Receivable have been invoiced and shipped; (b) the payment due on the Receivable is not more than 120 days past the invoice date and not more than 90 days past due date; (c) the payments due on more than 50% of all Receivables from the same Customer are less than 120 days past the invoice date and are less than 90 days past due date; (d) the Receivable arose from a completed, outright and lawful sale of goods, to which title has passed to the Customer, by or on behalf of a Receivables Grantor or a completed and lawful true lease of goods by a Receivables Grantor to the Customer or a completed and lawful rendition of services by a Receivables Grantor to a Customer; (e) the Receivable is in full conformity with the representations and warranties made by the Receivables Grantors to the Agent and the Lenders with respect thereto and is free and clear of all rights, interests, security interests and Liens of any nature whatsoever other than any security interest deemed to be held by a Receivables Grantor or any security interest created pursuant to the Security Documents or permitted by
Section 7.01 hereof; (f) the Receivable constitutes an "account" within the meaning of the Uniform Commercial Code of the state in which the Receivable is located and such Receivable does not constitute chattel paper or an instrument within the meaning of the applicable Uniform Commercial Code (except as provided in clause (p) below with respect to HRCI equipment leases); (g) the Customer has not asserted that the Receivable, and such Receivables Grantor is not aware that the Receivable, arises out of a bill and hold, consignment or progress billing arrangement or is subject to any setoff, contras, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by the Receivables or independently thereof and the Customer has finally accepted the goods from the sale or lease out of which the Receivable arose and has not objected to its liability thereon or returned, rejected or repossessed any of such goods, except for complaints made or goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipped in return; (h) the Receivable arose in the ordinary course of business of a Receivables Grantor;
(i) the Customer is not (x) the United States government or the government of any state or political subdivision thereof or therein, or any agency or department of any thereof (unless such Receivables Grantor shall have complied to the reasonable satisfaction of the Agent with the Federal Assignment of Claims Act of 1994 or a similar statute, in which case the amount of such Receivables shall be no greater than $100,000 at any time) or (y) an Affiliate of a Receivables Grantor or any subsidiary of any thereof; (j) the Receivable complies with all material requirements of all applicable laws and regulations, whether Federal, state or local (including, without limitation, usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); (k) to the knowledge of the Receivables Grantor, the Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the Customer enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles; (l) the Receivable is denominated in and provides for payment by the Customer in dollars; (m) the Receivable has not been and is not required to be charged off or written off as uncollectible in accordance with GAAP or the customary business practices of the Receivables Grantor; (n) the Agent on behalf of the Lenders possesses a valid, perfected first priority security interest in such Receivable as security for payment of the Obligations;
(o) the Receivables Grantor's right to receive payment is absolute or is not contingent upon the fulfillment of any condition whatsoever, and the Receivables Grantor is able to bring suit or otherwise enforce its remedies against the Customer through judicial process; (p) such Receivable is not evidenced by Chattel Paper other than lease agreements with a term of one year or less relating to HRCI equipment leases entered into in the ordinary course of business; a promissory note, a negotiable instrument or any other instrument of any kind; (q) the Receivable is not the obligation of a Customer located outside of the United States or outside of the Provinces of Ontario, Manitoba, Saskatchewan, Alberta, or British Columbia in Canada, except to the extent that either (i) (to a maximum of $250,000 outstanding at any time) such Receivable is covered by foreign credit insurance reasonably satisfactory to the Agent, or
(ii) such Receivable is fully supported by an irrevocable letter of credit in form, substance and issued by a bank acceptable to Agent, in its reasonable discretion; (r) such Receivable is not the obligation of a Customer to whom such Receivables Grantor is or may become liable for goods sold or services rendered by the Customer to such

Receivables Grantor, to the extent of such Receivables Grantor's liability to such Customer; (s) the Receivable does not represent interest payments or service charges owing to such Receivables Grantor; and (t) the Agent is satisfied (in its reasonable discretion) with the credit standing of the Customer in relation to the amount of credit extended. The Agent may, in its reasonable discretion, institute reserves from time to time against Eligible Receivables.

          "Environmental Claim" shall mean any written notice of violation,
           -------------------
claim, demand, abatement or other order by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any Contaminant at, in, by or from any of the properties of the Borrowers or their subsidiaries, (ii) the environmental aspects of the transportation, storage, treatment or disposal of Contaminants in connection with the operation of any of the properties of the Borrowers or their subsidiaries or (iii) the violation, or alleged violation by Borrowers or any of their subsidiaries, of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with any of the properties of the Borrowers or their subsidiaries, under any applicable Environmental Law.

          "Environmental Laws" shall mean the Comprehensive Environmental
           ------------------
Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.), the
                                                              -- ---
Hazardous Material Transportation Act (49 U.S.C. (S) 1801 et seq.), the Resource
                                                          -- ---
Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), the Federal Water
                                                  -- ---
Pollution Control Act (33 U.S.C. (S) 1251 et seq.), the Oil Pollution Act of
                                          -- ---
1990 (33 U.S.C. (S) 2701 et. seq.), the Safe Drinking Water Act (42 U.S.C. (S)
                         --  ---
300(f), et seq.), the Clear Air Act (42 U.S.C. (S) 7401 et seq.), the Toxic
        -- ---                                          -- ---
Substances Control Act, as amended (15 U.S.C. (S) 2601 et seq.), the Federal
                                                       -- ---
Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. (S) 136 et seq.), and the
                                                              -- ---
Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.), as such laws
                                                      -- ---
have been and hereafter may be amended or supplemented, and any related or analogous present or future Federal, state or local, statutes, rules, regulations, ordinances, licenses, permits and interpretations and orders of regulatory and administrative bodies.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended, and the rules and regulations promulgated thereunder, each as in effect and modified from time to time.

          "ERISA Affiliate" shall mean any trade or business (whether or not
           ---------------
incorporated) which together with any of the Borrowers or any subsidiary of any thereof would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

          "Eurodollar Lending Office" shall mean, with respect to any Lender,
           -------------------------
the office of such Lender specified as its "Eurodollar Lending Office" opposite its name in Schedule 2.03 annexed hereto (or, if no such office is specified,
            -------------
its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

          "Eurodollar Loan" shall mean a Loan based on the Adjusted LIBO Rate in
           ---------------
accordance with Article II hereof.

          "Event of Default" shall have the meaning assigned to such term in
           ----------------
Article VIII hereof.

          "Excess Cash Flow" shall mean, with respect to any person for any
           ----------------
period, the amount, if any, by which Net Cash Flow of such person and its subsidiaries on a Consolidated basis for such period exceeds the Debt Service Expense of such person and its subsidiaries on a Consolidated basis for such period.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Fee Letter" shall mean that certain letter dated February 11, 1998
           ----------
from The Chase Manhattan Bank to the Parent and accepted by the Parent on its behalf and on behalf of the Borrowers.

          "Final Maturity Date" shall mean August 14, 2002.
           -------------------

          "Financial Officer" shall mean, with respect to any person, the chief
           -----------------
financial officer or a group vice-president of such person.

          "FIRREA" shall mean the Financial Institutions Reform, Recovery and
           ------
Enforcement Act of 1989, as amended from time to time.

          "Fiscal Year" shall mean the fiscal year of each of the Borrowers for
           -----------
accounting purposes which in each case ends on September 30 of each year.

          "Four Star Acquisition" shall mean the acquisition of Four Star
           ---------------------
Holding by the Parent pursuant to the Acquisition Agreement.

          "Funded Indebtedness" shall mean, with respect to any person, the
           -------------------
Obligations and all other Indebtedness (including, without limitation, Capitalized Lease Obligations) which matures more than one year from the date of determination or matures within one year from such date but is renewable or extendible, at the option of the debtor, to a date more than one year from such date or arises under a revolving credit or similar agreement which obligates the lender or lenders to extend credit during a period of more than one year from such date including, without limitation, all Subordinated Indebtedness and all amounts of Funded Indebtedness required to be paid or prepaid within one year from the date of determination.

          "GAAP" shall have the meaning assigned to such term in Section 1.02
           ----
hereof.

          "Grantor" shall mean any Grantor, Pledgor or Debtor, as such terms are
           -------
defined in any of the Security Documents.

          "Guarantee" shall mean any obligation, contingent or otherwise, of any
           ---------
person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other person in any manner, whether directly or indirectly, and shall in any event include the Guarantee of the Guarantors hereunder, and shall include, without limitation, any obligation of such person, direct or indirect, to (i) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or obligation, (ii) purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or obligation of the payment of such Indebtedness or obligation, or (iii) maintain working capital, equity capital, available cash or other financial condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or obligation; provided, however, that the term Guarantee shall not include
            --------  -------
endorsements for collection or collections for deposit, in either case in the ordinary course of business.

          "Guarantor" shall mean, collectively, each person who is identified as
           ---------
a "Guarantor" on the signature pages of this Agreement (including each Borrower with respect to the Obligations of the other Borrowers) or any subsidiary of any of the Borrowers which becomes a guarantor of the Obligations after the date hereof.

          "Hazardous Material" shall mean any pollutant, contaminant, chemical,
           ------------------
or industrial or hazardous, toxic or dangerous waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided, in the
                                                             --------
event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, to the extent that the
                                      --------  -------
applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or

"toxic substance" which is broader than that specified in any Environmental Law, such broader meaning shall apply.

          "Indebtedness" shall mean, with respect to any person, (a) all
           ------------
obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid, (c) all obligations of such person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for such person's business, (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person and all Capitalized Lease Obligations, (e) all payment obligations of such person with respect to interest rate, currency protection, "cap," "collar" or other such hedging agreement, (f) all obligations of such person as an account party under any letter of credit or in respect of bankers' acceptances, (g) all obligations of any third party secured by property or assets of such person (regardless of whether or not such person is liable for repayment of such obligations), (h) all Guarantees of such person, (i) the redemption price of all redeemable preferred stock of such person, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Final Maturity Date,
(j) all obligations, liabilities and indebtedness in respect of equity or debt commitments or to pay liquidated damages under any contract, Guarantee, support or maintenance agreement or "take-or-pay" agreement or otherwise (without duplication with clause (h)), and (k) all obligations, liabilities and indebtedness for liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "Indemnitees" shall have the meaning assigned to such term in Section
           -----------
11.04(c) hereof.

          "Information" shall have the meaning assigned to such term in Section
           -----------
11.11 hereof.

          "ING" shall mean ING Equity Partners, L.P. I, a Delaware limited
           ---
partnership.

          "ING Documents" shall mean the ING Warrant, the ING Stockholders'
           -------------
Agreement, the ING Registration Rights Agreement and all other agreements, documents and instruments executed by the Parent or any of its subsidiaries in favor of ING or any Affiliate thereof in connection with the equity investment of ING in the Parent on July 27, 1995.

          "ING Registration Rights Agreement" shall mean Registration Rights
           ---------------------------------
Agreement dated July 27, 1995, as amended between the Parent and ING Equity Partners.

          "ING Stockholders' Agreement" shall mean the Stockholders Agreement,
           ---------------------------
dated July 27, 1995, as amended, by and among the Parent, the Management Stockholders and ING.

          "ING Warrant" shall mean the Warrant dated July 27, 1995 in favor of
           -----------
ING with respect to the purchase of 2,322,464 shares of the common stock of the Parent.

          "Interest Coverage Ratio" shall mean, with respect to any person for
           -----------------------
any four-quarter period, the ratio of (i) the sum of (x) EBITDA less (y) Capital
                                                                ----
Expenditures (including, without limitation, Capitalized Lease Obligations) for the four most recent consecutive fiscal quarters ending on or prior to the date of determination, to (ii) the Cash Interest Expense of such person for such four-quarter period.

          "Interest Expense" shall mean, with respect to any person for any
           ----------------
period, the interest expense of such person during such period determined on a Consolidated basis in accordance with GAAP, and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any Capitalized Lease Obligation allocable to interest expense, (iv) all fixed and all calculable dividend payments on preferred stock, and (v) payments of interest expense in kind.

          "Interest Margin" shall mean (x) from the Closing Date through the
           ---------------
First Adjustment Date, .50% with respect to any Alternate Base Loan and 2.50% with respect to any Eurodollar Loan and (y) on and after each Adjustment Date, the amount set forth below which corresponds to the Leverage Ratio as at such Adjustment Date:


                             Alternate Base Rate            LIBO Rate
Leverage Ratio                 Interest Margin           Interest Margin
--------------               -------------------         ---------------
0 - 2.00 to 1.00                               0%              1.50%
2.01 - 2.50 to 1.00                            0%              1.75%
2.51 - 3.00 to 1.00                            0%              2.00%
3.01 - 3.50 to 1.00                         0.25%              2.25%
3.51 - 4.00 to 1.00                         0.50%              2.50%
4.01 or greater to 1.00                     0.75%              2.75%

For purposes of this definition of Interest Margin, "First Adjustment Date"
                                                     ---------------------
shall mean the first day of the fiscal quarter, commencing after the date of delivery to the Agent of the financial statements for the fiscal period ended March 31, 1998 as required pursuant to Section 6.05(b), and the corresponding compliance certificates required pursuant to Section 6.05(e), together with a management prepared schedule demonstrating the calculation of the Leverage Ratio to the satisfaction of the Agent; and "Adjustment Date" shall mean, after the
                                       ---------------
occurrence of the First Adjustment Date, the first day of the fiscal month commencing after the date of delivery to the Agent of the quarterly financial statements required pursuant to Section 6.05(b) and/or audited Fiscal Year end financial statements required pursuant to Section 6.05(a), as the case may be, and the corresponding compliance certificates required pursuant to Section 6.05(e), together with a management prepared schedule demonstrating the calculation of the Leverage Ratio to the satisfaction of the Agent. Notwithstanding the foregoing, if the Borrowers shall fail to timely deliver any of the foregoing financial statements and certificates, then the highest Interest Margin provided for herein shall be applicable until the financial statements and certificates shall be so delivered; and so long as any Default or Event of Default is in existence, the highest Interest Margin provided for herein shall be applicable.

          "Interest Payment Date" shall mean (i) as to each Alternate Base Loan,
           ---------------------
the first Business Day of each month, commencing April 1, 1998 (which shall cover the period from March 1, 1998 for Loans outstanding under the Original Credit Agreement and which are being continued and extended under this Agreement), and (ii) with respect to any Eurodollar Loan (which shall include those outstanding under the Original Credit Agreement and which are being continued and extended under this Agreement), the last day of the Interest Period applicable thereto, and, in addition, in respect of any Eurodollar Loan of more than three (3) months' duration, the day which is three (3) months after the first day of such Interest Period and the last day of such Interest Period.

          "Interest Period" shall mean, as to any Eurodollar Loan, the period
           ---------------
commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, as the Borrowers may elect with respect to its Eurodollar Loans; provided, however, that (x) if an Interest Period would end on a day that is not
--------  -------
a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (y) no Interest Period shall end later than the Final Maturity Date and (z) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Inventory Grantors" shall mean each of the Borrowers plus, commencing
           ------------------
with the first day of the fiscal quarter following compliance, any hereafter established subsidiary which after the date hereof complies with the provisions of Section 6.12 hereof to the satisfaction of the Agent, subject to a field examination conducted by the Agent in its discretion to determine standards of eligibility (but in no event at an advance rate exceeding that set forth in the Borrowing Base).

          "Investment Party" shall mean Carlos D. DeMattos, Edward Phillips, and
           ----------------
their Affiliates (other than the Parent and its subsidiaries) and ING and, with respect to each of the foregoing,

               (a) each general partner, each limited partner and employee thereof or any Affiliate thereof as of July 27, 1995;

               (b) any 50% (or more) owned subsidiary of any one (or jointly of more than one of any) person specified in clause (a); and
                                                    ----------

               (c) the spouse or any immediate family member of any person specified in clause (a) or any trust solely for the benefit of any
                       ----------
          such person or the spouse or any immediate family member of such person.

          "Lender" shall have the meaning assigned to such term in the preamble
           ------
to this Agreement.

          "Letter of Credit" shall have the meaning assigned such term in
           ----------------
Section 2.17 hereof.

          "Letter of Credit Usage" shall mean at any time, (i) the aggregate
           ----------------------
undrawn amount of all outstanding Letters of Credit at such time plus (ii) the unreimbursed drawings at such time under all such Letters of Credit.

          "Leverage Ratio" with respect to any person at the end of any fiscal
           --------------
quarter shall mean the ratio of (i) total Funded Indebtedness of such person as at the date of determination to (ii) EBITDA (adjusted to include the trailing EBITDA of any person acquired by such person as a Permitted Acquisition (and for purposes of this EBITDA calculation, the acquisition of Duke, HDI and Four Star Holding and of the assets of Entertainment Resources, Inc. shall be deemed Permitted Acquisitions) on a basis satisfactory to the Agent) of such person for the four most recent consecutive fiscal quarters ending on or prior to the date of determination.

          "LIBO Rate" shall mean, with respect to any Eurodollar Loan for any
           ---------
Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to the Eurodollar Loan of the Agent and for a maturity equal to the applicable

Interest Period are offered in immediately available funds to the London branch of the Agent by leading banks in the London interbank market for Eurodollars at approximately 11:00 A.M., London time, two (2) Business Days prior to the first day of such Interest Period.

          "Lien" shall mean, with respect to any asset, (i) any mortgage, lien,
           ----
pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset, (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or (iv) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

          "Loan" shall mean the Term Loan or any Revolving Credit Loan.
           ----

          "Loan Documents" shall mean this Agreement, each Security Document,
           --------------
each Guarantee executed and delivered at any time with respect to the Obligations, the Notes and each other document, instrument, or agreement now or hereafter delivered to the Agent or any Lender in connection herewith or therewith.

          "Loan Party" shall mean the Borrowers, each Grantor, each Guarantor,
           ----------
and each subsidiary thereof.

          "M&E Availability" shall mean (i) $52,000,000 on the Closing Date
           ----------------
reducing each April 20, July 20, October 20 and January 20 thereafter, commencing April 20, 1998, by $1,950,000 plus (ii) up to 85% of orderly liquidation value, based on appraisals in form and substance satisfactory to the Agent, of hereafter acquired machinery and equipment not subject to any Liens except in favor of the Agent through Permitted Acquisitions, provided there is compliance with Section 6.12, commencing with the first day of the fiscal quarter following acquisition and delivery of satisfactory appraisals, such additional availability to reduce on the twentieth day of each subsequent fiscal quarter by 3.75% of initial availability.

          "Mandatory Prepayment" shall mean an amount equal to twenty-five
           --------------------
percent (25%) of Excess Cash Flow, if any, of the Borrowers and their subsidiaries for the Fiscal Year then ended.

          "Management Stockholder" shall mean each of Carlos D. DeMattos and
           ----------------------
Edward Phillips.

          "Margin Stock" shall have the meaning assigned to such term in
           ------------
Regulation U.

          "Material Adverse Effect" shall mean a material adverse effect on (i)
           -----------------------
the business, assets, prospects, operations or financial or other condition of any person or its subsidiaries (with respect to the Parent and its subsidiaries, on the Parent and the subsidiaries taken as a whole), (ii) the ability of any Loan Party to perform or pay the Obligations in accordance with the terms hereof or of any other Loan Document, (iii) the rights of, or benefits available to, the Lenders or the Agent under any Loan Document or (iv) the Agent's Lien on any material portion of the Collateral or the priority of such Lien.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA.

          "Net Amount of Eligible Inventory" shall mean, at any time, the
           --------------------------------
aggregate value, computed at the lower of cost (on a FIFO basis) and current market value, of Eligible Inventory of the Inventory Grantors, less a reserve instituted by the Agent in its reasonable discretion with respect to all Eligible Inventory which is located on leased premises for which no landlord's waiver has been furnished to Agent, such reserve to be equal to the greater of
(i) two month's rent and (ii) the amount of unpaid rent with respect to such leased premises.

          "Net Amount of Eligible Receivables" shall mean and include at any
           ----------------------------------
time, without duplication, the gross amount of Eligible Receivables at such time less (i) sales, excise or similar taxes and (ii) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

          "Net Amount of Eligible Paper" shall mean and include at any time,
           ----------------------------
without duplication, the amount of rental payments due under such Eligible Paper within two years of the date of determination less (i) sales, excise or similar taxes, and (ii) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

          "Net Cash Flow" shall mean, with respect to any person for any period,
           -------------
without duplication of addition or subtraction of items, (A) the sum for such period of (i) Net Income plus (ii) depreciation and amortization plus (iii)
                         ----                                    ----
other noncash items properly deducted in arriving at Net Income plus (iv) the
                                                                ----
"change in net working accounts" during such period minus (B) all Capital
                                                    -----
Expenditures during such period other than those paid for with proceeds of Revolving Credit Loans. For purposes hereof, "change in net working accounts"
                                              ------------------------------
shall mean the change (expressed as a negative number in the event of an increase or a positive number in the event of a decrease), if any, in the excess of Current Assets (excluding cash and cash equivalents) as of the end of the applicable period over Current Liabilities (excluding the current portion of long-term Indebtedness) as of the end of such period as compared with the beginning of such period.

          "Net Income" shall mean, with respect to any person and its
           ----------
subsidiaries, on a Consolidated basis, for any period, the aggregate income (or loss) of such person for such period which shall be an amount equal to net revenues and other proper items of income for such person less the aggregate for
                                                          ----
such person of any and all items that are treated as expenses under GAAP, and less Federal, state and local income taxes, but excluding any extraordinary
----
gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all computed and calculated in accordance with GAAP applied on a consistent basis.

          "Net Worth" shall mean, with respect to any person at any time, (i)
           ---------
the sum of such person's capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders' equity, less (ii) treasury
                                                           ----
stock, and excluding any adjustments by reason of the application of purchase accounting in accordance with GAAP.

          "Non Pro Rata Loans" shall have the meaning assigned to such term in
           ------------------
Section 2.13(d) hereof.

          "Notes" shall mean the Term Notes and the Revolving Credit Notes.
           -----

          "Obligations" shall mean all obligations, liabilities and Indebtedness
           -----------
of the Borrowers to the Lenders and the Agent, whether now existing or hereafter created, direct or indirect, due or not, whether created directly or acquired by assignment, participation or otherwise, including without limitation all obligations, liabilities and Indebtedness of the Borrowers with respect to interest swap, cap, collar and other interest rate agreements (so long as The Chase Manhattan Bank shall be party thereto), the Security Documents and other Loan Documents, the principal of and interest on the Revolving Credit Loans and the payment or performance of all other obligations, liabilities, and Indebtedness of the Borrowers and/or the Guarantors to the Lenders and the Agent hereunder, under the Letters of Credit or under any one or more of the other Loan Documents (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, and interest that, but for the filing of a petition in bankruptcy with respect to any Borrower, would accrue on such obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy proceeding), including without limitation all fees, costs, expenses and indemnity obligations hereunder and thereunder.

          "Original Credit Agreement" shall mean the Credit Agreement dated as
           -------------------------
of July 27, 1995, as amended and restated as of August 14, 1997, among the Parent, MSEI, HRCI, MSE, MAC and Duke, the lenders and the guarantors named therein, and the Agent.

          "Other Taxes" shall have the meaning assigned to such term in Section
           -----------
2.15(b) hereof.

          "Paper" shall mean any Chattel Paper now existing or hereafter arising
           -----
out of the sale or lease by either MAC or MSE of any equipment to any Paper Customer, including equipment leases, conditional sale contracts and loan and security agreements.

          "Paper Customer" shall mean any lessee or debtor, as the case may be,
           --------------
under any Paper.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.
           ----

          "Pension Plan" shall mean any Plan which is subject to the provisions
           ------------
of Title IV of ERISA.

          "Permits" shall have the meaning assigned to such term in Section 4.18
           -------
hereof.

          "Permitted Acquisitions" shall mean the acquisition of businesses
           ----------------------
which are substantially related to that of the Borrowers pursuant to terms that are reasonably satisfactory to the Agent; provided, further, that outstanding
                                          --------  -------
Revolving Credit Loans the proceeds of which were utilized for Permitted Acquisitions shall not exceed $10,000,000 at any one time outstanding; and provided, further, that (i) the cash purchase price of any single acquisition
--------  -------
shall not exceed $5,000,000; (ii) pro forma Availability after giving effect to
                                  --- -----
the proposed Permitted Acquisition (including all borrowings in connection therewith) exceeds $4,000,000; (iii) pro forma (a) total Funded Indebtedness of
                                     --- -----
the Parent and its Consolidated subsidiaries to (b) EBITDA of the Parent and its Consolidated subsidiaries (adjusted for the EBITDA of the acquiree and Four Star Holding) for the twelve month period ending on the last day of the month immediately preceding such proposed Permitted Acquisition shall be no greater than 4.00:1.00; (iv) any seller financing is subordinated to the Obligations in form and substance satisfactory to the Agent; and (v) both before and immediately after giving effect to such proposed Permitted Acquisition, no Default or Event of Default has or will occur or be continuing (including any Default or Event of Default arising from a default under the ING Documents).
The Borrowers shall give the Agent thirty (30) days' prior written notice, including a copy of the term sheet, if any, or a summary of the terms, of each proposed Permitted Acquisition. In addition, at least five (5) days prior to the closing date of each Permitted Acquisition, the Borrowers shall deliver to the Agent the most recent draft of the acquisition documents. Together with the 30 days' prior written notice and also on the date of such proposed Permitted Acquisition, the Borrowers shall furnish the Agent with a certificate of the Borrower regarding compliance with the terms of this definition of "Permitted Acquisition" and such other evidence of compliance with this definition of "Permitted Acquisition" as the Agent shall reasonably request and the

Borrowers shall certify to the Agent on the date of such proposed Permitted Acquisition that the material terms of the executed acquisition documents are substantially similar to those contained in the previously delivered draft documents.

          "person" shall mean any natural person, corporation, business trust,
           ------
limited liability company, association, company, joint venture, limited liability partnership, partnership or government or any agency or political subdivision thereof.

          "Plan" shall mean any employee benefit plan within the meaning of
           ----
Section 3(3) of ERISA and which is maintained (in whole or in part) for employees of the Borrowers, any subsidiary or any ERISA Affiliate.

          "Pledge Agreement" shall mean the Amended and Restated Pledge
           ----------------
Agreement between the Grantor(s) and the Agent, for the benefit of the Lenders, in substantially the form of Exhibit H annexed hereto, as amended, modified or
                             ---------
supplemented from time to time.

          "Pledged Stock" shall have the meaning assigned to such term in the
           -------------
Pledge Agreement.

          "Receivables" shall mean and include all of the Borrowers' accounts,
           -----------
instruments, documents, chattel paper and general intangibles, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Agent for the ratable benefit of the Lenders.

          "Receivables Grantors" shall mean each of the Borrowers plus any
           --------------------
subsidiary which after the date hereof complies with the provisions of Section
6.12 hereof to the satisfaction of the Agent, subject to an audit conducted by the Agent in its discretion to determine standards of eligibility (but in no event at an advance rate exceeding that set forth in the Borrowing Base).

          "Register" shall have the meaning assigned to such term in Section
           --------
11.03(e) hereof.

          "Regulation D" shall mean Regulation D of the Board, as the same is
           ------------
from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation G" shall mean Regulation G of the Board, as the same is
           ------------
from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation T" shall mean Regulation T of the Board, as the same is
           ------------
from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation U" shall mean Regulation U of the Board, as the same is
           ------------
from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation X" shall mean Regulation X of the Board, as the same is
           ------------
from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Release" shall mean any releasing, spilling, leaking, seepage,
           -------
pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, in each case as defined in Environmental Law, and shall include any "Threatened Release," as defined in Environmental Law.

          "Remedial Work" shall mean any investigation, site monitoring,
           -------------
containment, cleanup, removal, restoration or other remedial work of any kind or nature with respect to any property of the Borrowers or their subsidiaries (whether such property is owned, leased, subleased or used), including, without limitation, with respect to Contaminants and the Release thereof required in order to comply with Environmental Laws.

          "Rental Assets" shall mean assets consisting of machinery and
           -------------
equipment that is held for rental or lease by any Borrower.

          "Rental Equipment Availability" shall mean up to 75% of the amount
           -----------------------------
(subject to verification of amounts exceeding $10,000 satisfactory to the Agent following delivery of relevant invoices to the Agent) of Capital Expenditures made after the Closing Date for the purchase of Rental Assets (excluding Rental Assets acquired through Permitted Acquisitions to the extent already included in M&E Availability) not subject to any Lien except in favor of the Agent, commencing with the twentieth day of the fiscal quarter following such Expenditure and verification, such availability to reduce on the twentieth day of each subsequent fiscal quarter by 3.75% of initial availability.

          "Repayment Date" shall have the meaning assigned to such term in
           --------------
Section 2.04(c) hereof.

          "Reportable Event" shall mean a Reportable Event as defined in Section
           ----------------
4043(c) of ERISA.

          "Required Lenders" shall mean Lenders having 66% of the Total
           ----------------
Commitment.

          "Responsible Officer" shall mean, with respect to any person, any vice
           -------------------
president or president, or the chief financial officer or controller, of such person.

          "Revolving Credit Alternate Base Loan" shall mean a Revolving Credit
           ------------------------------------
Loan that is an Alternate Base Loan.

          "Revolving Credit Commitment" shall mean, with respect to any Lender,
           ---------------------------
the Revolving Credit Commitment of such Lender as set forth in Schedule 2.01(b)
                                                               ----------------
annexed hereto, as the same may be reduced from time to time pursuant to this Agreement, including, without limitation, Section 2.07 hereof.

          "Revolving Credit Commitment Fee" shall have the meaning set forth in
           -------------------------------
Section 2.06(a) hereof.

          "Revolving Credit Eurodollar Loan" shall mean a Revolving Credit Loan
           --------------------------------
that is a Eurodollar Loan.

          "Revolving Credit Loan" shall mean a Revolving Credit Loan made
           ---------------------
pursuant to Sections 2.01 and 2.02 hereof.

          "Revolving Credit Notes" shall mean the Amended and Restated Revolving
           ----------------------
Credit Notes of the Borrowers, executed and delivered as provided in Section
2.04 hereof, in substantially the form of Exhibit B annexed hereto, as amended,
                                          ---------
modified or supplemented from time to time.

          "Revolving Credit Termination Date" shall mean the earlier to occur of
           ---------------------------------
(i) the Final Maturity Date and (ii) such date as the Revolving Credit Loans shall otherwise be payable in full and the Revolving Credit Commitment shall terminate, expire or be canceled in accordance with the terms of this Agreement.

          "Security Agreement" shall mean the Amended and Restated Security
           ------------------
Agreement, between the Grantor(s) and the Agent, for the benefit of the Lenders, substantially in the form of Exhibit D annexed hereto, as amended, modified or
                             ---------
supplemented from time to time.

          "Security Agreement - Patents and Trademarks" shall mean the Amended
           -------------------------------------------
and Restated Security Agreement and Mortgage - Patents and Trademarks between the Debtor(s), as such term is defined therein, and the Agent, for the benefit of the Lenders, substantially in the form of Exhibit F annexed hereto, as
                                             ---------
amended, modified or supplemented from time to time.

          "Security Documents" shall mean the Pledge Agreement, the Security
           ------------------
Agreement, the Security Agreement - Patents and Trademarks, the Assignment of Life Insurance, and each other agreement now existing or hereafter created providing collateral security for the payment or performance of any Obligations.

          "Settlement Date" shall have the meaning assigned to such term in
           ---------------
Section 2.16(c) hereof.

          "Subordinated Guaranty" shall mean each Subordinated Obligations
           ---------------------
Guaranty (as defined in the Subordinated Loan  Agreement).

          "Subordinated Indebtedness" shall mean, with respect to any of the
           -------------------------
Borrowers, Indebtedness subordinated in right of payment to such person's monetary obligations under this Agreement upon terms satisfactory to and approved in writing by the Agent, to the extent it does not by its terms mature or become subject to any mandatory prepayment or amortization of principal prior to the Final Maturity Date, and shall in any event include the Indebtedness of one or more of the Borrowers pursuant to the Subordinated Loan Documents, the promissory note of Duke dated May 2, 1997 to the order of Harold J. Lefkovitz in the original principal amount of $585,561.15 due May 1, 2000 and the promissory note of MSEI dated October 31, 1997 to the order of Entertainment Resources, Inc. in the original principal amount of $450,000.

          "Subordinated Loan Agreement" shall mean Purchase Agreement dated as
           ---------------------------
of July 27, 1995, as amended between the Parent and ING.

          "Subordinated Loan Documents" shall mean the Subordinated Loan
           ---------------------------
Agreement, the Subordinated Guaranty, the Subordinated Note and all agreements, instruments and documents executed by the Parent in favor of ING in connection with the $5,000,000 subordinated debt investment of ING in Parent which occurred on July 27, 1995. The term Subordinated Loan Documents does not mean or include the ING Documents.

          "Subordinated Note" shall mean the promissory note of the Parent to
           -----------------
the order of ING, dated July 27, 1995, in the original principal amount of $100,000.

          "subsidiary" shall mean, with respect to any person, any corporation,
           ----------
association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by the parent of such person or one or more subsidiaries of the parent of such person.

          "Taxes" shall have the meaning assigned to such term in Section
           -----
2.15(a) hereof.

          "Term Alternate Base Loan" shall mean a Term Loan that is an Alternate
           ------------------------
Base Loan.

          "Term Eurodollar Loan" shall mean a Term Loan that is a Eurodollar
           --------------------
Loan.

          "Term Loan" shall mean the Term Loan made pursuant to Sections 2.01
           ---------
and 2.02 hereof.

          "Term Loan Commitment" shall mean, with respect to any Lender, the
           --------------------
Term Loan Commitment of such Lender as set forth in Schedule 2.01(a).

          "Term Notes" shall mean the Term Notes of the Borrowers, executed and
           ----------
delivered as provided in Section 2.04 hereof, in substantially the form of Exhibit A hereto, as amended, modified or supplemented from time to time.
---------

          "Total Commitment" shall mean the sum of the Lenders' Total Term Loan
           ----------------
Commitments and Total Revolving Credit Commitments, as the same may be reduced from time to time pursuant to this Agreement including, without limitation,
Section 2.07 hereof.

          "Total Revolving Credit Commitment" shall mean the sum of the Lenders'
           ---------------------------------
Revolving Credit Commitments, as the same may be reduced from time to time pursuant to this Agreement including, without limitation, Section 2.07 hereof.

          "Total Term Loan Commitment" shall mean the sum of the Lenders' Term
           --------------------------
Loan Commitments, as the same may be reduced from time to time pursuant to this Agreement including, without limitation, Section 2.07 hereof.

          "Transactions" shall have the meaning assigned to such term in Section
           ------------
4.02 hereof.

          "Voting Stock" shall mean, relative to any person, stock or similar
           ------------
equity interests of such person, pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors (or persons performing similar functions), manager, trustees or general partners of such person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

          SECTION 1.02.  Accounting Terms.  Unless otherwise expressly provided
                         ----------------
herein, each accounting term used herein shall have the meaning given it under generally accepted accounting principles in effect from time to time in the United States applied on a basis consistent with those used in preparing the financial statements referred to in Section 6.05 hereof ("GAAP"); provided,
                                                          ----    --------
however, that each reference in Article VII hereof, or in the definition of any
-------
term used in Article VII hereof, to GAAP shall mean GAAP as in effect on the date hereof.

II. THE LOANS

          SECTION 2.01.  Term Loan Commitments and Revolving Credit Commitments.
                         -------------------------------------------------------
(a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make a Term Loan to the Borrowers on the Closing Date, in a principal amount not to exceed the amount of such Lender's Term Loan Commitment set forth opposite its name in Schedule 2.01(a) hereto.
            ----------------

          (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Revolving Credit Loans to the Borrowers, at any time and from time to time from the date hereof to the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment set forth opposite its name in Schedule 2.01(b) annexed hereto, as such Revolving Credit Commitment may be
   ----------------
reduced from time to time in accordance with the provisions of this Agreement, including, without limitation, Section 2.07 hereof. Notwithstanding the foregoing, the aggregate principal amount of Revolving Credit Loans outstanding at any time to the Borrowers shall not exceed (1) the lesser of (A) the Total Revolving Credit Commitment (as such amount may be reduced pursuant to Section
2.07 hereof) and (B) an amount equal to the sum of (i) up to eighty-five percent
             ---
(85%) of the Net Amount of Eligible Receivables, and (ii) up to eighty-five percent (85%) of the Net Amount of Eligible Paper (not to exceed $750,000 at any time), plus (iii) up to fifty percent (50%) of the Net Amount of Eligible
       ----
Inventory (not to exceed $5,000,000 at any time), plus (iv) the M&E Availability
                                                  ----
at the date of determination, plus (v) the Rental Equipment Availability at the
                              ----
date of determination (this clause (1)(B) referred to herein as the "Borrowing
                                                                     ---------
Base") minus (2) the sum of (w) the Letter of Credit Usage (not to exceed
----   -----
$2,000,000 at any time) plus (x) the unpaid principal balance of Capitalized
                        ----
Lease Obligations at such time plus (y) interest and fees accrued hereunder or
                               ----
under any of the Loan Documents plus (z) such reserves for other Indebtedness as
                                ----
the Agent may establish from time to time in its reasonable discretion. The Borrowing Base will be adjusted as often as daily on the basis of the reports furnished pursuant to Section 6.05(k) and a compliance certificate from a Responsible Officer of the Borrowers presenting its computation will be delivered to the Agent in accordance with Section 6.05 hereof.

          Subject to the foregoing and within the foregoing limits, the Borrowers may borrow, repay (or, subject to the provisions of Section 2.09 hereof, prepay) and reborrow Revolving Credit Loans, on and after the date hereof and prior to the Revolving Credit Termination Date, subject to the terms, provisions and limitations set forth herein, including, without limitation, the requirement that no Revolving Credit Loan shall be made hereunder if the amount thereof exceeds the Availability outstanding at such time.

          SECTION 2.02.  Loans.  (a)  The Revolving Credit Loans made by the
                         -----
Lenders on any date shall be in integral multiples of $1.00; provided, however,
                                                             --------  -------
that the Eurodollar Loans made on any date shall be in a minimum aggregate principal amount equal to the product of $500,000 times the number of Lenders on such date and $100,000 increments in excess thereof.

          (b) Loans shall be made ratably by the Lenders in accordance with their respective Term Loan Commitments or Revolving Credit Commitments, as the case may be; provided, however, that the failure of any Lender to make any Loan
             --------  -------
shall not in itself relieve any other Lender of its obligation to lend hereunder. The Term Loan to be made on the Closing Date shall be made by the Lenders on the Closing Date against delivery of Term Notes, payable to the order of the Lenders, as referred to in Section 2.04 hereof. The initial Revolving Credit Loans shall be made by the Lenders against delivery of Revolving Credit Notes, payable to the order of the Lenders, as referred to in Section 2.04 hereof.

          (c) Each Loan shall be either an Alternate Base Loan or a Eurodollar Loan as the Borrowers may request pursuant to Section 2.03 hereof. Each Lender may fulfill its obligations under this Agreement by causing its Applicable Lending Office to make such Loan; provided, however, that the exercise of such
                                  --------  -------
option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the term of the applicable Note. Not more than three (3) Eurodollar Loans may be outstanding at any one time.

          (d) Subject to the provisions of paragraph (e) below, each Lender shall make its Term Loan on the Closing Date and Revolving Credit Loans on the proposed dates thereof by paying the amount required to the Agent in New York, New York in immediately available funds not later than 12:00 noon, New York City time, and the Agent shall as soon as practicable, but in no event later than 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrowers with the Agent in immediately available funds or, if Loans are not to be made on such date because any condition precedent to a borrowing herein specified is not met, return the amounts so received to the respective Lenders.

          (e) The Borrowers shall have the right at any time upon prior irrevocable written, telex or facsimile notice (promptly confirmed in writing) to the Agent given in the manner and at the times specified in Section 2.03 with respect to the Loans into which conversion or continuation is to be made, to convert all or any portion of Eurodollar Loans into Alternate Base Loans, to convert all or any portion of Alternate Base Loans into Eurodollar Loans (specifying the Interest Period to be applicable thereto), to convert the Interest Period with respect to all or any portion of any Eurodollar Loans to another permissible Interest Period, and to continue all or any portion of any Loans into a subsequent Interest Period of the same duration, subject to the terms and conditions of this Agreement (including the last sentence of Section 2.02(c) hereof) and to the following:

          (i) in the case of a conversion or continuation of fewer than all the Loans, the aggregate principal amount of Loans converted or continued shall not be less than $1.00 in the case of Alternate Base Loans or $1,000,000 in the case of Eurodollar Loans and shall be an integral multiple of $100,000;

          (ii) accrued interest on a Loan (or portion thereof) being converted or continued shall be paid by the Borrowers at the time of conversion or continuation;

          (iii) if any Eurodollar Loan is converted at any time other than the end of an Interest Period applicable thereto, the Borrowers shall make such payments associated therewith as are required pursuant to Section 2.12;

          (iv) any portion of a Revolving Credit Loan which is subject to an Interest Period ending on a date that is less than one (1) month prior to the Revolving Credit Termination Date may not be converted into, or continued as, a Eurodollar Loan and shall be automatically converted at the end of such Interest Period into an Alternate Base Loan;

          (v) any portion of a Term Eurodollar Loan required to be paid on any Repayment Date occurring less than one (1) month after the end of the then current Interest Period applicable to such Loan may not be converted into, or continued as, a Term Eurodollar Loan and shall be automatically converted at the end of such Interest Period into a Term Alternate Base Loan; and

          (vi)  no Event of Default shall have occurred and be continuing.

          The Interest Period applicable to any Eurodollar Loan resulting from a conversion shall be specified by the Borrowers in the irrevocable notice of conversion delivered pursuant to this Section; provided, however, that if no
                                               --------  -------
such Interest Period shall be specified, the Borrowers shall be deemed to have selected an Interest Period of one (1) month's duration; and, provided, further,
                                                              --------  -------
that no Eurodollar Loans may be requested for the period commencing on the Closing Date and ending on the earlier to occur of (x) the 60th day following the Closing Date and (y) the completion to the satisfaction of The Chase Manhattan Bank of the syndication of its portion of the Total Commitment and the
Loans and other Credits thereunder.   If the Borrowers shall not have given
timely notice to continue any Eurodollar Loan into a subsequent Interest Period (and shall not otherwise have given notice to convert such Loan), such Loan

(unless repaid or required to be repaid pursuant to the terms hereof) shall, subject to (iv) above, automatically be converted into an Alternate Base Loan. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of the continuation or conversion hereunder.

          SECTION 2.03.  Notice of Loans.  The Borrowers shall, through a
                         ---------------
Responsible Officer of any of the Borrowers, give the Agent irrevocable written, telex or facsimile notice (promptly confirmed in writing) of each borrowing (including, without limitation, a conversion as permitted by Section 2.02(e) hereof) not later than 11:00 A.M., New York City time, (i) three (3) Business Days before a proposed Eurodollar Loan borrowing or conversion and (ii) one Business Day before an Alternate Base Loan borrowing or conversion. Such notice shall specify (w) whether the Loans then being requested are to be Alternate Base Loans or Eurodollar Loans (subject to the restriction set forth in the last paragraph of Section 2.02), (x) the date of such borrowing (which shall be a Business Day) and amount thereof and (y) if such Loans are to be Eurodollar Loans, the Interest Period with respect thereto. If no election as to the type of Loan is specified in any such notice, all such Loans shall be Alternate Base Loans. If no Interest Period with respect to any Eurodollar Loan is specified in any such notice, then an Interest Period of one month's duration shall be deemed to have been selected. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested borrowing.

          SECTION 2.04.  Notes; Repayment of Loans.  (a)  The Term Loan made by
                         -------------------------
a Lender on the Closing Date to the Borrowers shall be evidenced by a single Term Note, duly executed on behalf of the Borrowers, dated the Closing Date, in substantially the form of Exhibit A annexed hereto, delivered and payable to
                          ---------
such Lender in a principal amount equal to its Term Loan Commitment on such date. All Revolving Credit Loans made by a Lender to the Borrowers shall be evidenced by a single Revolving Credit Note, duly executed on behalf of the Borrowers, dated the Closing Date, in substantially the form of Exhibit B
                                                                ---------
annexed hereto, delivered and payable to such Lender in a principal amount equal to its Revolving Credit Commitment in respect of the Borrowers on such date.
The outstanding balance of each Revolving Credit Loan, as evidenced by any such Revolving Credit Note, shall mature and be due and payable on the Revolving Credit Termination Date.

          (b) Each Revolving Credit Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 2.05 hereof.

          (c) The aggregate principal amount of the Term Loan, as evidenced by the Term Notes, shall be payable in fifteen consecutive quarterly installments (the date of each such installment, a "Repayment Date"), commencing December 31,
                                       --------------
1998 in the amounts set forth below with the balance payable on the Final Maturity Date, and such payments shall be distributed ratably among the Lenders, in accordance with their respective Term Loan Commitments:

                                           Term Loan
               Date                         Payment
------------------------------------       ---------
December 31, 1998, March 31, 1999,         $  500,000
June 30, 1999 and September 30, 1999

December 31, 1999, March 31, 2000,         $  750,000
June 30, 2000 and September 30, 2000

December 31, 2000, March 31, 2001,         $  750,000
June 30, 2001 and September 30, 2001

December 31, 2001, March 31, 2002          $1,000,000
and June 30, 2002

Final Maturity Date                        $5,000,000

To the extent not previously paid, the Term Loan shall be due and payable on the Final Maturity Date. Each Term Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 2.05. All principal payments in respect of the Term Loan shall be accompanied by accrued interest on the principal amount being repaid to the date of payment. No scheduled payment of principal in respect of the Term Loan shall be made to the extent that a lesser principal payment would result in the payment in full of the outstanding amount of the Term Loan, and such lesser amount is paid.

          (d) Each Lender, or the Agent on its behalf, shall, and is hereby authorized by the Borrowers to, endorse on the schedule attached to the Term Note or Revolving Credit Note, as applicable, of such Lender (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Loan to the Borrowers from such Lender, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of any
                                 --------  -------
person to make such a notation on a Note shall not affect any obligations of the Borrowers under such Note. Any such notation shall be conclusive and binding as to the date and amount of such Loan or portion thereof, or payment or prepayment of principal or interest thereon, absent manifest error.

          (e) Each of the Borrowers shall be jointly and severally liable with the other Borrower(s) for the Obligations, and each of the Obligations shall be secured by all of the Collateral. Each of the Borrowers acknowledges that it is a co-borrower hereunder and is jointly and severally liable under this Agreement and the other Loan Documents. All Credits extended to any of the Borrowers or requested by any of the Borrowers shall be deemed to be Credits extended for each of the Borrowers, and each of the Borrowers hereby authorizes each other of the Borrowers to effectuate Credits on its behalf. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, the Agent and the Lenders shall be entitled to rely upon any request, notice or other communication received by them from any of the Borrowers on behalf of all Borrowers, and shall be entitled to treat their giving of any notice hereunder to any of the Borrowers as notice to each and all Borrowers.

          Each of the Borrowers agrees that the joint and several liability of the Borrowers provided for in this subsection (e) shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which the other Borrower(s) may hereafter agree (other than an agreement signed by the Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatsoever with the other Borrower(s) or with any other person, each of the Borrowers hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each of the Borrowers is direct and unconditional as to all of the Obligations, and may be enforced without requiring the Agent or any Lender first to resort to any other right, remedy or security. Each of the Borrowers hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, the Notes, this Agreement or any other Loan Document and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any of the other Borrowers or any other person or any collateral.

          Each of the Borrowers hereby irrevocably waives and releases each other of the Borrowers from all "claims" ( as defined in Section 101(5) of the Bankruptcy Code) to which such Borrowers are or would be entitled by virtue of the provisions of the first paragraph of this subsection (e) or the performance of such Borrower's obligations thereunder including, without limitation, any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or similar right, or indemnity, or any right of recourse to security for any of the Obligations.

          SECTION 2.05.  Interest on Loans.  (a)  Subject to the provisions of
                         -----------------
Section 2.05(c) and Section 2.08 hereof, each Alternate Base Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Interest Margin.

          (b) Subject to the provisions of Section 2.05(c) and Section 2.08 hereof, each Eurodollar Loan shall bear interest at a rate per annum equal to the Adjusted LIBO Rate plus the Interest Margin.

          (c) Interest on each Loan shall be payable in arrears on each applicable Interest Payment Date and on the Final Maturity Date. Interest on each

Alternate Base Loan and Eurodollar Loan shall be computed based on the number of days elapsed in a year of 360 days. The Agent shall determine each interest rate applicable to the Loans and shall promptly advise the Borrowers and the Lenders of the interest rate so determined.

          SECTION 2.06.  Fees.  (a)  The Borrowers shall pay each Lender,
                         ----
through the Agent, in arrears, (i) on the first Business Day of each April, July, October and January commencing April 1, 1998, (ii) on the date of any reduction of the Revolving Credit Commitments pursuant to Section 2.07 hereof and (iii) on the Revolving Credit Termination Date, in immediately available funds, a commitment fee (the "Revolving Credit Commitment Fee") of three-eights
                              -------------------------------
percent (of 1%) from the Closing Date until the second anniversary thereof and thereafter one-half percent (1/2 of 1%) per annum on the average daily unused amount of the Revolving Credit Commitment of such Lender, during the quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Termination Date or the period January 1, 1998 to the Closing Date at of 1% with respect to the unused "Revolving Credit Commitment" under the Original Credit Agreement) ending on such date. The Revolving Credit Commitment Fee due to each Lender under this Section 2.06 shall commence to accrue on the date hereof and cease to accrue on the earlier of (i) the Revolving Credit Termination Date and (ii) the termination of the Revolving Credit Commitment of such Lender pursuant to Section 2.07 hereof. The Revolving Credit Commitment Fee shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

          (b) In addition, in the event of any termination or partial reduction of the Total Commitment prior to March 31, 1999, the Borrowers shall pay to the Agent, for the account of each Lender, on the date of such termination or reduction, a commitment reduction fee (the "Commitment Reduction Fee") in an
                                            ------------------------
amount equal to (i) five hundred thousand dollars ($500,000) in the event of a termination of the Total Commitment and (ii) one percent (1%) of the amount by which the Total Revolving Credit Commitment is reduced below $50,000,000; provided, however, in no event shall the aggregate Commitment Reduction Fee paid
--------  -------
by the Borrowers be more than $500,000. No Commitment Reduction Fee shall be payable in the event of a termination or reduction on or after April 1, 1999.

          (c) The Borrowers shall also pay the Agent the fees referenced in the Fee Letter as and when due pursuant to the terms thereof.

          SECTION 2.07.  Termination and Reduction of Revolving Credit
                         ---------------------------------------------
Commitments  (a)  Upon at least three (3) Business Days' prior irrevocable
-----------
written notice (or facsimile notice promptly confirmed in writing) to the Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Credit Commitment, ratably among the Lenders in accordance with the amounts of their Revolving Credit Commitments;

provided, however, that the Total Revolving Credit Commitment shall not be
--------  -------
reduced at any time to an amount less than the Revolving Credit Loans outstanding under the Revolving Credit Commitments and the Letter of Credit Usage at such time. Each partial reduction of the Total Revolving Credit Commitment shall be in a minimum of $500,000 and an integral multiple of $100,000.

          (b) Simultaneously with any termination or reduction of the Total Revolving Credit Commitment pursuant to paragraph (a) of this Section 2.07, the Borrowers shall pay to each Lender, through the Agent, the Revolving Credit Commitment Fee due and owing through and including the date of such termination or reduction on the amount of the Revolving Credit Commitment of such Lender so terminated or reduced.

          (c) In accordance with the provisions of Section 2.09(f), following the permanent reduction of the Total Term Loan Commitment, the Total Revolving Credit Commitment (and to the extent applicable, M&E Availability and Rental Equipment Availability in relation to the Borrowing Base) shall be permanently reduced on each date that a prepayment of principal of the Revolving Credit Loans is required pursuant to Section 2.09(d) or 2.09(e) hereof by the amount of each such required prepayment. In any event, the Revolving Credit Commitment of each Lender shall automatically and permanently terminate on the Revolving Credit Termination Date, and all Revolving Credit Loans still outstanding on such date shall be due and payable in full together with accrued interest thereon.

          (d) The Total Term Loan Commitment shall be permanently reduced by the amount of any repayment or prepayment of the outstanding principal amount of the Term Loans on the date of any such repayment or prepayment. In any event, all amounts due and owing under the Total Term Loan Commitment shall be due and payable on the Final Maturity Date.

          SECTION 2.08.  Interest on Overdue Amounts; Alternate Rate of
                         ----------------------------------------------
Interest. (a) Upon an Event of Default with respect to the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrowers shall on demand from time to time pay interest, to the extent permitted by law, on all Obligations outstanding up to the date of actual payment of such defaulted amount (after as well as before judgment) at a rate per annum equal to two percent (2%) in excess of the rates otherwise applicable to the defaulted amount.

          (b) In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan the Agent shall have determined that dollar deposits in the amount of each Eurodollar Loan are not generally available in the London interbank market, or that the rate at which dollar deposits are being offered will not reflect adequately and fairly the cost to any Lender of making or maintaining such Eurodollar Loan during such Interest

Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall as soon as practicable thereafter give written notice (or facsimile notice promptly confirmed in writing) of such determination to the Borrowers and the Lenders, and any request by the Borrowers for the making of a Eurodollar Loan pursuant to Section 2.03 hereof or conversion or continuation of any Loan into a Eurodollar Loan pursuant to Section 2.02 hereof shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for an Alternate Base Loan. Each determination by the Agent made hereunder shall be conclusive absent manifest error.

          SECTION 2.0    Prepayment of Loans.  (a)  Subject to the terms and
                         -------------------
conditions contained in this Section 2.09 and elsewhere in this Agreement, the Borrowers shall have the right to prepay any Loan at any time in whole or from time to time in part (except in the case of a Eurodollar Loan only on the last day of an Interest Period) without penalty (except as otherwise provided for herein); provided, however, that each such partial prepayment of a Loan shall be
         --------  -------
in an integral multiple of $100,000.

          (b) On the date of any termination or reduction of the Total Revolving Credit Commitment pursuant to Section 2.07(a) hereof or elsewhere in this Agreement, the Borrowers shall pay or prepay so much of the Revolving Credit Loans as shall be necessary in order that the Availability equals or exceeds zero following such termination or reduction. Any prepayments required by this paragraph (b) shall be applied to outstanding Revolving Credit Alternate Base Loans up to the full amount thereof before they are applied to outstanding Revolving Credit Eurodollar Loans; provided, however, that the Borrowers shall
                                   --------  -------
not be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long
                                                                       -- ----
as an amount equal to such prepayment is deposited by the Borrowers in an
--
interest-bearing cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent.

          (c) The Borrowers shall make prepayments of the Revolving Credit Loans from time to time such that the Availability equals or exceeds zero at all times. Any prepayments required by this paragraph (c) shall be applied to outstanding Revolving Credit Alternate Base Loans up to the full amount thereof before they are applied to outstanding Revolving Credit Eurodollar Loans; provided, however, that the Borrowers shall not be required to make any
--------  -------
prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such
                                         -- ---- --
prepayment is deposited by the Borrowers in an interest-bearing cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent.

          (d) (i) Within five (5) days of the receipt of the cash proceeds of any sale of any assets of any of the Borrowers (excluding sales of assets in the ordinary course of business and excluding Permitted Sales (as defined in Section
7.05 hereof), the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to

100% of the proceeds received (net of taxes due and any reasonable expenses of sale), or (ii) within five (5) days of the consummation of the issuance (whether public or private) of any equity or debt securities of any of the Borrowers, the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to 100% until the Term Loans have been paid in full, and thereafter 50% to be applied to Revolving Credit Loans, of the proceeds received (net of taxes due and any reasonable expenses of sale) or (iii) within five (5) days of the receipt by the Borrowers of any amount pursuant to any downward adjustment of the purchase price paid pursuant to the Acquisition Agreement, the Borrowers shall make a mandatory prepayment of the Term Loans in an amount equal to 100% of such adjustment. All proceeds to be applied to the Loans shall be applied as set forth in paragraph (f) below. Nothing contained in this paragraph (d) shall be or be deemed to be a consent to the sale of any assets or stock or the issuance of any equity or debt securities.

               (e) (i) Except as provided in clause (ii) below, promptly and in any event not more than five (5) days following the receipt by the Agent or any Borrower or any subsidiary of any Borrower (x) of any net proceeds of any insurance required to be maintained pursuant to Section 6.03 hereof on account of each separate loss, damage or injury in excess of $100,000 (or, if there shall be continuing a Default or an Event of Default, of any amount of net proceeds) to any asset of such Borrower or such subsidiary (including, without limitation, any Collateral), or (y) any business interruption insurance required to be maintained pursuant to Section 6.03 hereof in excess of $250,000 (or, if there shall be continuing a Default or Event of Default, the full amount of net proceeds), such Borrower or subsidiary shall notify the Agent of such receipt in writing or by telephone promptly confirmed in writing, and not later than the day following receipt by the Agent or such Borrower or subsidiary of any such proceeds, there shall become due and payable a prepayment of the Loans in an amount equal to 100% of such proceeds. Prepayments from such net proceeds shall be applied as set forth in paragraph
               (f) below.

                    (ii) In the case of the receipt of net proceeds described in clause (i) above with respect to the loss, damage or injury to any asset of a Borrower or any subsidiary of a Borrower (other than net proceeds of any business interruption insurance), the Borrowers may elect, by written notice delivered to the Agent not later than the day on which a prepayment would otherwise be required under clause (i), to apply all or a portion of such net proceeds for the purpose of replacing, repairing, restoring or rebuilding the relevant tangible property, and, in such event, any required prepayment under clause (i) above shall be reduced dollar for dollar by the amount of such election. An election under this clause (ii) shall not be effective unless: (x) at the time of such election there is continuing no Default or Event of Default; (y) the Borrowers shall have certified to the Agent that: (1) the net proceeds of the insurance adjustment for such loss, damage or injury, together with other funds available to the Borrowers shall be sufficient to complete such replacement, repair, restoration or rebuilding in accordance with all applicable laws, regulations and ordinances; and (2) to the best knowledge of the Borrowers, no Default or Event of Default has arisen or will arise as a result of such loss, damage, injury, replacement, repair or rebuilding; and (z) if the amount of net proceeds in question exceeds $100,000, the Borrowers shall have obtained the written consent of the Required Lenders to such election.

                    (iii) In the event of an election under clause (ii) above, pending application of the net proceeds to the required replacement, repairs, restoration or rebuilding, the Borrowers shall not later than the time at which prepayment would have been, in the absence of such election, required under clause (i) above, apply such net proceeds to the prepayment of the outstanding principal balance, if any, of the Revolving Credit Loans (not in permanent reduction of the Revolving Credit Commitment), and deposit (the "Special Deposit") with the
                                              ---------------
               Agent, the balance, if any, of such net proceeds remaining after such application, pursuant to agreements in form, scope and substance reasonably satisfactory to the Agent. The Special Deposit, together with all earnings on such Special Deposit, shall be available to the Borrowers solely for the replacement, repair, rebuilding or restoration of the tangible property suffering the injury, loss or damage in respect of which such prepayment and Special Deposit were made or to such other purpose as to which the Required Lenders may consent in writing; provided, however, that at such time as a Default or Event of
               --------  -------
               Default shall occur, the balance of the Special Deposit and earnings thereon may be applied by Agent to repay the Obligations in such order as the Agent shall elect. The Agent shall be entitled to require proof, as a condition to the making of any withdrawal from the Special Deposit, that the proceeds of such withdrawal are being applied for the purposes permitted hereunder.

                    (iv) Notwithstanding anything to the contrary in this paragraph (e), on the date one hundred and twenty (120) days following the receipt by the Agent or any Borrower of any net proceeds of any insurance referred to in Section 6.17 hereof, there shall become due and payable a prepayment of principal in respect of the Obligations in an amount equal to 100% of such net proceeds. All prepayment made pursuant to this clause (iv) shall be applied in the manner set forth in paragraph (f) below.

               (f) When making a prepayment, whether mandatory or otherwise, pursuant to paragraph (a), (b), (c), (d) or (e) above or paragraph (i) below, the

Borrowers shall furnish to the Agent, not later than 11:00 a.m. (New York City time) (i) three (3) Business Days prior to the date of such prepayment of Alternate Base Loans and (ii) five (5) Business Days prior to the date of such prepayment of Eurodollar Loans, written, telex or facsimile notice (promptly confirmed in writing) of prepayment which shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, which notice shall be irrevocable and shall commit the Borrowers to prepay such Loan by the amount stated therein on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Prepayments made pursuant to paragraph (d) or (e) above shall be applied as follows: (A) first, to outstanding Term Alternate Base Loans up to the full amount thereof and then to outstanding Term Eurodollar Loans up to the full amount thereof and (B) second, to outstanding Revolving Credit Alternate Base Loans up to the full amount thereof and then to Revolving Credit Eurodollar Loans up to the full amount thereof; provided, however, that if at
                                                --------  -------
the time of the making of any prepayment in accordance with Clause (B), there are undrawn Letters of Credit outstanding, then in the discretion of the Agent, all or a portion of any such prepayment (not to exceed an amount equal to the aggregate undrawn amount of all such outstanding Letters of Credit) shall be deposited by the Borrowers in an interest-bearing cash collateral account to be held by the Agent for the benefit of the Lenders for application by the Agent to the payment of any drawing made under any such Letters of Credit; and, provided,
                                                                       --------
however, that the Borrowers shall not be required to make any prepayment of any
-------
Term or Revolving Credit Eurodollar Loan required pursuant to this Section 2.09(f) until the last day of the Interest Period with respect thereto so long
                                                                       -- ----
as an amount equal to such prepayment is deposited by the Borrowers into a cash
--
collateral account with the Agent to be held in such account pursuant to terms satisfactory to the Agent. All prepayments under Sections 2.09(d) or 2.09(e) of this Agreement that are applied to Revolving Credit Loans pursuant to this paragraph (f) shall be in permanent reduction of the Total Revolving Credit Commitment and the M&E Availability or Rental Equipment Availability in relation to the Borrowing Base as applicable. All such permanent reductions of the Total Revolving Credit Commitment and M&E Availability or Rental Equipment Availability, as applicable, shall be in addition to all scheduled reductions under this Agreement.

          (g)   All prepayments under this Section 2.09 shall be subject to
Section 2.12 hereof.

          (h) Except as otherwise expressly provided in this Section 2.09, payments with respect to any paragraph of this Section 2.09 are in addition to payments made or required to be made under any other paragraph of this Section 2.09.

          (i) Within 107 days of the end of each Fiscal Year of the Borrowers, commencing with the Fiscal Year ending September 30, 1999, the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to the Mandatory

Prepayment for the Fiscal Year then ended, such prepayment to be applied as set forth in paragraph (f) above.

          (j) All prepayments of the Term Loan under this Section 2.09 shall be applied in the inverse order of the Repayment Dates. The amount of the Term Loan prepaid may not be reborrowed.

          SECTION 2.10.    Reserve Requirements; Change in Circumstances. (a)
                           ---------------------------------------------
Notwithstanding any other provision herein, if after the date of this Agreement (or in the case of any assignee of any Lender, the date of assignment) any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law), or any change in GAAP or regulatory accounting principles applicable to the Agent or any Lender, shall: (i) subject the Agent or any Lender (which shall for the purpose of this Section 2.10 include any assignee or lending office of the Agent or any Lender) to any charge, fee deduction or withholding of any kind or to any tax with respect to any amount paid or to be paid by either the Agent or any Lender with respect to any Eurodollar Loans made by a Lender to the Borrowers or with respect to the obligations of any Lender under Sections 2.17 through 2.20 hereof or under any Letter of Credit (other than (x) taxes imposed on the overall net income of the Agent or such Lender and (y) franchise taxes imposed on the Agent or such Lender, in either case by the jurisdiction in which such Lender or the Agent has its principal office or its lending office with respect to such Eurodollar Loan or any political subdivision or taxing authority of either thereof); (ii) change the basis of taxation of payments to any Lender or the Agent of the principal of or interest on any Eurodollar Loan or any other fees or amounts payable with respect to any Letter of Credit or otherwise hereunder (other than taxes imposed on the overall net income of such Lender or the Agent by the jurisdiction in which such Lender or the Agent has its principal office or by any political subdivision or taxing authority therein);
(iii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or loans or loan commitments extended by, or Letters of Credit issued and maintained by, such Lender; or (iv) impose on any Lender or, with respect to Eurodollar Loans, the London interbank market, any other condition affecting this Agreement, Letters of Credit issued and maintained by or Eurodollar Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to any such Lender of making or maintaining any Eurodollar Loan or Letter of Credit, or to reduce the amount of any payment (whether of principal, interest, fee, compensation or otherwise) receivable by such Lender or to require such Lender to make any payment in respect of any Eurodollar Loan or Letter of Credit, then the Borrowers shall pay to such Lender or the Agent, as the case may be, upon such Lender's or the Agent's demand, such additional amount or amounts as will compensate such Lender or the Agent for such additional costs or reduction. The Agent and each Lender agree to give notice to the Borrowers of any such change in law, regulation, interpretation or administration with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions. Notwithstanding anything contained herein to the contrary, nothing in clause (i) or (ii) of this Section 2.10(a) shall be deemed to (x) permit the Agent or any Lender to recover any amount thereunder which would not be recoverable under Section 2.15 hereof or (y) require the Borrowers to make any payment of any amount to the extent that such payment would duplicate any payment made by the Borrowers pursuant to Section 2.15 hereof.

          (b) If at any time and from time to time after the date of this Agreement, any Lender shall determine that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any applicable law, rule, regulation or guideline regarding capital adequacy, including, without limitation, the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or any change in the interpretation or administration of any thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each Lender agrees to give notice to the Borrowers of any adoption of, change in, or change in interpretation or administration of, any such law, rule, regulation or guideline with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions.

          (c) A statement of any Lender or the Agent setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate such Lender (or the Agent) as specified in paragraphs
(a) and (b) above shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay each Lender or the Agent the amount shown as due on any such statement within ten (10) Business Days after its receipt of the same.

          (d) Failure on the part of any Lender or the Agent to demand compensation for any increased costs, reduction in amounts received or receivable with respect to any Interest Period or any Letter of Credit or reduction in the rate of return earned on such Lender's capital, shall not constitute a waiver of such Lender's or the Agent's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return in such Interest Period or in any other Interest Period or with respect to such Letter of Credit. The protection under this Section 2.10 shall be available to each Lender and the Agent regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender or the Agent for compensation. In the event that any Borrower pays any amounts to the Agent or any Lender under this Section 2.10 and the Agent and/or such Lender receives a refund from any governmental agency with respect thereto, the Agent or such Lender, as the case may be, shall refund the amount paid by the Borrower, without interest.

          (e) Any Lender claiming any additional amounts payable pursuant to this Section 2.10 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 2.11.  Change in Legality.  (a)  Notwithstanding anything to
                         ------------------
the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations to make Eurodollar Loans as contemplated hereby, then, by written notice to Borrowers and to the Agent, such Lender may:

               (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon the Borrowers shall be prohibited from requesting Eurodollar Loans from such Lender hereunder unless such declaration is subsequently withdrawn; and

               (ii) require that all outstanding Eurodollar Loans, as the case may be, made by it be converted to Alternate Base Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Alternate Base Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Alternate Base Loans resulting from the conversion of such Eurodollar Loans.

          (b) For purposes of Section 2.11(a) hereof, a notice to the Borrowers by any Lender shall be effective, if lawful, on the last day of the then current Interest Period or, if there are then two or more current Interest Periods, on the last day of each such Interest Period, respectively; otherwise, such notice shall be effective with respect to the Borrowers on the date of receipt by the Borrowers.

          SECTION 2.12.  Indemnity.  The Borrowers shall indemnify the Agent and
                         ---------
each Lender against any loss or reasonable expense (including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred by reason of or in connection with the execution and delivery or assignment of, or payment under, any Letter of Credit, or in liquidating or employing deposits from third parties acquired to affect or maintain any Loan or part thereof as a Eurodollar Loan) which the Agent or such Lender may sustain or incur as a consequence of the following events (regardless of whether such events occur as a result of the occurrence of an Event of Default or the exercise of any right or remedy of the Agent or the Lenders under this Agreement or any other agreement, or at law): any failure of the Borrowers to fulfill on the date of any Credit Event the applicable conditions set forth in Article V hereof applicable to it; any failure of the Borrowers to borrow hereunder after irrevocable notice of borrowing pursuant to Section 2.03 hereof has been given; any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of the relevant Interest Period; any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, or with respect to any Letter of Credit, in each case as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise); or the occurrence of an Event of Default. Without limiting the foregoing, the Borrowers further agree to indemnify and hold harmless the Agent, each Lender as well as their respective officers and directors, each person who controls the Agent or Lender within the meaning of
Section 15 of the Securities Act of 1933 or any applicable state securities law and their respective successors, from and against any and all claims, damages, losses, liabilities, costs or expenses, joint or several, to which they or any of them may become subject under any Federal or state securities law, rule or regulation, at common law or otherwise, insofar as such claims, damages, losses, liabilities, costs or expenses arise out of or are based upon the execution and delivery by the Agent or any Lender of any Letter of Credit or the execution and delivery of any other document in connection therewith. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal or other amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to, in the case of a Loan, the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow), at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or converted or not borrowed in United States Treasury obligations with comparable maturities for comparable periods. Any such Lender shall provide to the Borrowers a statement, signed by an officer of such Lender, explaining any loss or expense and setting forth, if applicable, the computation pursuant to the preceding sentence, and such statement shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such statement within ten (10) days after the receipt of the same. The indemnities contained herein shall survive the expiration or termination of this Agreement and of the Letters of Credit.

          SECTION 2.13.  Pro Rata Treatment.  (a)  Except as permitted under
                         ------------------
Sections 2.10, 2.11, 2.15 and 2.16(c) hereof, or as described in subsection (d) below, each borrowing, each payment or prepayment of principal of the Notes, each payment of interest on the Notes, each payment of any fee or other amount payable hereunder and each reduction of the Total Revolving Credit Commitment and Total Term Loan Commitment shall be made pro rata among the Lenders in the proportions that their Revolving Credit Commitments bear to the Total Revolving Credit Commitment or that their Term Loan Commitments bears to the Total Term Loan Commitment, as the case may be.

          (b) Notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Loans or occurrence of other Credit Events hereunder subsequent to the Credit Events on the Closing Date, unless the Agent shall have been notified in writing by any Lender in accordance with the provisions of paragraph (c) below prior to the date of a proposed Credit Event that such Lender will not make the amount that would constitute its pro rata share of the applicable Credits on such date available to the Agent, the Agent may assume that such Lender has made such amount available to the Agent on such date, and the Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is made available to the Agent on a date after such Credit Event date (or Settlement Date, if the procedures set forth in Section 2.16(c) are in effect), such Lender shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Agent, times (ii) the amount of such Lender's pro rata share of such Credits, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Credit Event date to the date on which such Lender's pro rata share of such Credits shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's pro rata share of such Credits is not in fact made available to the Agent by such Lender within three Business Days of such Credit Event date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to the Loans hereunder, on demand, from the Borrowers.

          (c) Unless and until the Agent shall have received notice from the Required Lenders as to the existence of a Default, an Event of Default or some other circumstance which would relieve the Lenders of their respective obligations to extend Credits hereunder, which notice shall be in writing and shall be signed by the Required Lenders and shall expressly state that the Required Lenders do not intend to make available to the Agent such Lenders' ratable share of Credits extended after the effective date of such notice, the Agent shall be entitled to continue to make the assumptions described in Section 2.13(b) above. After receipt of the notice described in the preceding sentence, which shall become effective on the third Business Day after receipt of such notice by the Agent (unless otherwise agreed by the Agent), the Agent shall be entitled to make the assumptions described in Section 2.13(b) above as to any Credits as to which it has not received a written notice to the contrary prior to 11:00 A.M. (New York time) on the Business Day next preceding the day on which such Credits are to be extended. The Agent shall not be required to extend any Credits as to which it shall have received notice by a Lender of such Lender's intention not to make its ratable portion of such Credits available to the Agent. Any withdrawal of authorization as described under this Section 2.13(c) shall not affect the validity of any Credits extended prior to the effectiveness thereof.

          (d) In the event that any Lender fails to fund its ratable portion (based on its Revolving Credit Commitment) of any Revolving Credit Loan which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such borrowing being hereinafter referred to as a "Non Pro Rata
                                                              ------------
Loan"), until the earlier of such Lender's cure of such failure or the
----
termination of the Total Revolving Credit Commitment, in the Agent's sole discretion, the proceeds of all amounts thereafter repaid to Agent by Borrowers and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement, may be advanced to Borrowers by Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

          (i) the foregoing provisions to this subsection (d) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.02;

          (ii) any such Lender shall be deemed to have cured its failure to fund at such time as an amount equal to such Lender's ratable portion (based on its applicable Revolving Credit Commitment) of the requested principal portion of such Revolving Credit Loan is fully funded to Borrowers whether made by such Lender itself or by operation of the terms of this subsection (d) and whether or not the Non Pro Rata Loan with respect thereto has been converted or continued;

          (iii) amounts advanced to Borrowers to cure, in full or in part, any such Lender's failure to fund its Revolving Credit Loans ("Cure Loans") shall bear interest at the rate applicable to Alternate Base Loans under
     Section 2.05 in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Alternate Base Loans;

          (iv) Regardless of whether or not an Event of Default has occurred and is continuing, and notwithstanding the instructions of Borrowers as to their desired application, all repayments of principal which would be applied to the outstanding Revolving Credit Alternate Base Loans shall be applied first, ratably to Revolving Credit Alternate Base Loans
             -----
     constituting Non Pro Rata Loans, second, ratably to Revolving Credit
                                      ------
     Alternate Base Loans other than those constituting Non Pro Rata or Cure Loans and, third, ratably to Revolving Credit Alternate Base Loans
                -----
     constituting Cure Loans;

          (v) for so long as, and until the earlier of any such Lender's cure of the failure to fund its ratable portion (based on its applicable Revolving Credit Commitment) of any Revolving Credit Loan and the termination of the Total Revolving Credit Commitment, the term "Required Lenders" for all purposes of this Agreement shall exclude all Lenders whose failure to fund their ratable portion (based on their respective applicable Revolving Credit Commitments) of any Revolving Credit Loan have not been cured; and

          (vi) for so long as, and until any such Lender's failure to fund its ratable portion (based on its applicable Revolving Credit Commitment) of any Revolving Credit Loan is cured in accordance with this subsection (d), such Lender shall not be entitled to any Revolving Credit Commitment Fee with respect to its Revolving Credit Commitment.

          SECTION 2.14.  Sharing of Setoffs.  Each Lender agrees that if it
                         ------------------
shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers, including, but not limited to, a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of a Note and exposure under the Letter of Credit held by it as a result of which the unpaid principal portion of the Notes and exposure under the Letter of Credit held by it shall be proportionately less than the unpaid principal portion of the Notes and exposure under the Letter of Credit held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes and exposure under the Letter of Credit held by such other Lender, so that the aggregate unpaid principal amount of the Notes and exposure under the Letter of Credit and participations in Notes or exposure under the Letter of Credit Usage held by it shall be in the same proportion to the aggregate unpaid principal amount of all Notes or exposure under the Letter of Credit Usage then outstanding as the principal amount of the Notes or exposure under the Letter of Credit Usage held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes or exposure under the Letter of Credit Usage outstanding prior to such exercise of banker's lien, setoff or counterclaim;

provided, however, that if any such purchase or purchases or adjustments
--------  -------
shall be made pursuant to this Section 2.14 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrowers expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Note and exposure under the Letter of Credit deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender as fully as if such Lender held a Note and exposure under the Letter of Credit in the amount of such participation.

          SECTION 2.15.  Taxes.    (a)  Any and all payments by the  Borrowers
                         -----
hereunder shall be made, in accordance with Section 2.16 hereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings in any such case imposed by the United States or any political subdivision thereof, excluding:

          (i) in the case of the Agent and each Lender, taxes imposed or based on its net income, and franchise or capital taxes imposed on it, (A) if the Agent or such Lender is organized under the laws of the United States or any political subdivision thereof and (B) if the Agent or such Lender is not organized under the laws of the United States or any political subdivision thereof, and its principal office or Applicable Lending Office is located in the United States, and in the case of both (A) and (B), withholding taxes payable with respect to payments to the Agent or such Lender at its principal office or Applicable Lending Office under laws (including, without limitation, any treaty, ruling, determination or regulation in effect on the date hereof, but not any increase in withholding tax resulting from any subsequent change in such laws (other than withholding with respect to taxes imposed or based on its net income or with respect to franchise or capital taxes), and

          (ii) taxes (including withholding taxes) imposed by reason of the failure of the Agent or any Lender, in either case that is organized outside the United States, to comply with Section 2.15(f) hereof (or the inaccuracy at any time of the certificates, documents and other evidence delivered thereunder)

(all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers
                                                  -----
shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent, (x) the sum payable shall be increased by the amount necessary so that after making all required deductions (including without limitation deductions applicable to additional sums payable under this Section 2.15) such Lender or the

Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrowers shall make such deductions and (z) the Borrowers shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

          (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").
                                       -----------

          (c) The Borrowers will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction (except as specified in clauses (a)(i) and (ii)) on amounts payable under this Section 2.15) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. If any Lender receives a refund in respect of any Taxes or Other Taxes for which such Lender has received payment from the Borrowers hereunder, such Lender shall promptly notify the Borrowers of such refund and such Lender shall, within 30 days of receipt of a request by the Borrowers, repay such refund to the Borrowers, provided that the Borrowers, upon the request of such Lender, agrees to return such refund (plus any penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrowers in respect of any payment to any Lender, the Borrowers will furnish to the Agent, at its address referred to in Section 11.01 hereof, such certificates, receipts and other documents as may be reasonably required to evidence payment thereof.

          (e) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section 2.15 shall survive the payment in full of principal and interest hereunder.

          (f) Each Lender that is organized outside of the United States shall deliver to the Borrowers on the date hereof (or, in the case of an assignee, on the date of the assignment) and from time to time as required for renewal under applicable law duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or any successor or additional forms), as appropriate, indicating in each case that such Lender is entitled to receive payments under this Agreement without any deduction or withholding of any United States federal income taxes. The Agent (if the Agent is an entity organized outside the United States) and each Lender that is organized outside the United States shall promptly notify the Borrowers and the Agent of any change in its Applicable Lending Office and upon written request of the Borrowers such Lender shall, prior to the immediately following due date of any payment by the Borrowers or any Guarantor hereunder or under any other Loan Document, deliver to the Borrowers or such Guarantor, as the case may be (with copies to the Agent), such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including without limitation Internal Revenue Service Form 4224, Form 1001 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-4(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. The Borrowers shall be entitled to rely on such forms in their possession until receipt of any revised or successor form pursuant to this
Section 2.15(f). If the Agent or a Lender fails to provide a certificate, document or other evidence required pursuant to this Section 2.15(f), then (i) the Borrowers shall be entitled to deduct or withhold on payments to the Agent or such Lender as a result of such failure, as required by law, and (ii) the Borrowers shall not be required to make payments of additional amounts with respect to such withheld Taxes pursuant to clause (x) of Section 2.15(a) to the extent such withholding is required solely by reason of the failure of the Agent or such Lender to provide the necessary certificate, document or other evidence.

          (g) Each Lender and the Agent shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this subsection 2.15 (including seeking refunds of any amounts that are reasonably believed not to have been correctly or legally asserted); provided, however,
                                                          --------  -------
that such efforts shall not include the taking of any actions by such Lender or the Agent that would result in any tax, costs or other expense to such Lender or the Agent (other than a tax, cost or other expense for which such Lender or the Agent shall have been reimbursed or indemnified by the Borrowers pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Lender or the Agent have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Lender or the Agent.

          SECTION 2.16.    Payments and Computations.  (a) Except as specified
                           -------------------------
in Section 10.01, the Borrowers shall make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon (New York City time) on the day when due in lawful money of the United States (in freely transferable dollars) to the Agent at its offices at 633 Third Avenue, New York, New York 10017-6764 for the account of the Lenders, in immediately available funds. The Agent may charge, when due and payable, the Borrowers' account with the Agent for all interest, principal and commitment fees or other fees owing to the Agent or the Lenders on or with respect to this Agreement and/or the Loans and other Loan Documents. If at any time there is not sufficient availability to cover any of the payments referred to in the prior sentence, and in any event upon the occurrence of any Default, the Borrowers shall make any such payments upon demand.

          (b) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without setoff, counterclaim or deduction of any kind. If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrowers or paid to any other person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrowers or such other person, without setoff, counterclaim or deduction of any kind.

          (c) The outstanding principal balance of Revolving Credit Loans may fluctuate from day to day, through Agent's disbursement of funds to, and receipt of funds from, Borrowers. In order to minimize the frequency of transfers of funds between Agent and each Lender, Revolving Credit Loans and payments may be settled according to the following procedures. On the third Business Day of each week, or more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by telephone,
             ---------------
telex or telecopy of the amount of each such Lender's actual dollar investment and its ratable portion (based on its applicable Revolving Credit Commitment) of the outstanding principal balance of Revolving Credit Loans as of the close of business on the third Business Day immediately preceding the Settlement Date.
In the event that payments are necessary to adjust the amount of such Lender's actual dollar investment in the outstanding principal balance of Revolving Credit Loans to such Lender's ratable portion (based on its applicable Revolving Credit Commitment) of the outstanding principal balance of Revolving Credit Loans as of any Settlement Date, the party from which such payment is due will pay the other, in immediately available funds, by wire transfer to the other's account not later than 2:00 p.m. (New York time) on the Business Day immediately following the Settlement Date. Notwithstanding the foregoing, if Agent so elects, Agent may require that each Lender make its ratable portion (based on its applicable Revolving Credit Commitment) of any requested Revolving Credit Loan available to Agent for disbursement on the date of funding applicable to such Revolving Credit Loan in accordance with Section 2.03 hereof. Notwithstanding these procedures, each Lender's obligation to fund its portion of each Revolving Credit Loan made by Agent to Borrower will commence on the date such advance is made by Agent.

          SECTION 2.17.  Issuance of Letters of Credit.  Upon the request of the
                         -----------------------------
Borrowers, and subject to the conditions set forth in Article V hereof and such other conditions to the opening of Letters of Credit as the Agent requires of its customers generally, the Agent shall from time to time open commercial and standby letters of credit (each, a "Letter of Credit") for the account of the
                                    ----------------
Borrowers, the aggregate undrawn amount of all outstanding Letters of Credit not at any time to exceed $2,000,000; provided, however, that the Borrowers may not
                                  --------  -------
request the Agent to open a Letter of Credit if after giving effect thereto (measured by the face amount of such Letter of Credit) Availability would be less than zero. The issuance of each Letter of Credit shall be made on at least three (3) Business Days' prior written notice from the Borrowers to the Agent, at its Domestic Lending Office, which written notice shall be an application for a Letter of Credit on the Agent's customary form completed to the satisfaction of the Agent, together with the proposed form of the Letter of Credit (which shall be satisfactory to the Agent) and such other certificates, documents and other papers and information as the Agent may reasonably request. The Agent shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Agent or any Lender to exceed any limits imposed by, any applicable requirements of law. The expiration date of any (i) commercial Letter of Credit shall not be later than 90 days from the date of issuance thereof and (ii) any standby Letter of Credit shall not be later than 360 days from the date of issuance thereof and, in any event, no Letter of Credit shall have an expiration date later than 30 days prior to the Revolving Credit Termination Date. The Letters of Credit shall be issued with respect of transactions occurring in the ordinary course of business of the Borrowers.

          SECTION 2.18.  Payment of Letters of Credit; Reimbursement.  Upon the
                         -------------------------------------------
issuance of any Letter of Credit, the Agent shall notify each Lender of the principal amount, the number, and the expiration date thereof and the amount of such Lender's participation therein. By the issuance of a Letter of Credit hereunder and without further action on the part of the Agent or the Lenders, each Lender hereby accepts from the Agent a participation (which participation shall be nonrecourse to the Agent) in such Letter of Credit equal to such Lender's pro rata (based on its Revolving Credit Commitment) share of such Letter of Credit, effective upon the issuance of such Letter of Credit. Each Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Agent harmless from liability in respect of, such Lender's pro rata share of the amount of any drawing under a Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations in each Letter of Credit issued by the Agent and its obligation to make the payments specified herein, and the right of the Agent to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall review, on behalf of the Lenders, each draft and any accompanying documents presented under a Letter of Credit and shall notify each Lender of any such presentment. Promptly after it shall have ascertained that any draft and any accompanying documents presented under such Letter of Credit appear on their face to be in substantial conformity with the terms and conditions of the Letter of Credit, the Agent shall give telephonic or facsimile notice to the Lenders and the Borrowers of the receipt and amount of such draft and the date on which payment thereon will be made, and the Lenders shall, by 11:00 A.M., New York City time on the date such payment is to be made, pay the amounts required to the Agent in New York, New York in immediately available funds, and the Agent, not later than 3:00 p.m. on such day, shall make the appropriate payment to the beneficiary of such Letter of Credit. If the Lenders shall pay any draft presented under a Letter of Credit, then the Agent, on behalf of the Lenders, shall charge the general deposit account of the Borrowers with the Agent for the amount thereof, together with the Agent's customary overdraft fee in the event the funds available in such account shall not be sufficient to reimburse the Lenders for such payment and the Borrowers shall not otherwise have discharged such reimbursement obligation by 11:00 a.m., New York City time, on the date of such payment. If the Lenders have not been reimbursed with respect to such drawing as provided above, the Borrowers shall pay to the Agent, for the account of the Lenders, the amount of the drawing together with interest on such amount at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus two percent (2%), payable on demand. The obligations of the Borrowers under this Section 2.18 to reimburse the Lenders and the Agent for all drawings under Letters of Credit shall be joint and several, absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms, irrespective of:

               (a) any lack of validity or enforceability of any Letter of Credit;

               (b) the existence of any claim, setoff, defense or other right which the Borrowers or any other person may at any time have against the beneficiary under any Letter of Credit, the Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the Agent or any Lender) or any other person in connection with this Agreement or any other transaction;

               (c) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (d) payment by the Agent or any Lender under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; and

               (e) any other circumstance or event whatsoever, whether or not similar to any of the foregoing.

          It is understood that in making any payment under any Letter of Credit
(x) the Agent's and any Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of the Agent or any Lender.

          SECTION 2.19.  Agent's Actions with respect to Letters of Credit.  Any
                         -------------------------------------------------
Letter of Credit may, in the discretion of the Agent or its correspondents, be interpreted by them (to the extent not inconsistent with such Letter of Credit) in accordance with the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, as adopted or amended from time to time, or any other rules, regulations and customs prevailing at the place where any Letter of Credit is available or the drafts are drawn or negotiated. The Agent and its correspondents may accept and act upon the name, signature, or act of any party purporting to be the executor, administrator, receiver, trustee in bankruptcy, or other legal representative of any party designated in any Letter of Credit in the place of the name, signature, or act of such party.

          SECTION 2.20.  Letter of Credit Fees.  The Borrowers agree to pay to
                         ---------------------
the Agent with respect to each Letter of Credit, (i) for the ratable benefit of the Lenders, a letter of credit fee equal to (x) in the case of a commercial Letter of Credit expiring within 90 days, 1/2 of 1% of the face amount thereof, payable upon issuance, (y) in the case of a commercial Letter of Credit with a stated expiration date of more than 90 days, 2% of the face amount thereof, multiplied by a fraction, the numerator of which is the number of days from the date of issuance to stated expiration and the denominator of which is 360, payable upon issuance and (z) in the case of a standby Letter of Credit, 2% per annum of the face amount thereof, payable quarterly in advance, in each case payable to the Agent at its Domestic Lending Office in immediately available funds, plus (ii) usual and customary issuance and processing fees charged by the Agent for transactions of this nature payable to the Agent at its Domestic Lending Office on the date of issuance of such Letter of Credit in immediately available funds. In addition, the Borrowers shall pay to the Agent at its Domestic Lending Office with respect to any amendment to a Letter of Credit a usual and customary fee charged by the Agent for transactions of this nature. The Agent shall disburse to each Lender such Lender's pro
                                                      ---
rata share of any payment of the Letter of Credit fees referred to in clause
----
(i) of the first sentence of this paragraph in immediately available funds within two (2) Business Days of the Agent's receipt of such payment.


 III.     COLLATERAL SECURITY

          SECTION 3.01.  Security Documents.  The Obligations shall be secured
                         ------------------
by the Collateral described in the Security Documents and are entitled to the benefits thereof. The Borrowers shall duly execute and deliver the Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created in such agreements, financing statements pursuant to the Uniform Commercial Code and other documents, all in form and substance satisfactory to the Agent, as may be reasonably required by the Agent to grant to the Lenders a valid, perfected and enforceable first priority Lien on and security interest in (subject only to the Liens permitted under Section 7.01 hereof) the Collateral. In connection with the acquisition of Four Star Holding, in the event that the real property being acquired in Los Angeles is not disposed of within nine months of the Closing Date, Borrowers, if requested by the Agent, shall provide the Agent with a real property mortgage on such property, in form and substance satisfactory to the Agent.

          SECTION 3.02.  Filing and Recording.  The Borrowers shall, at their
                         --------------------
sole cost and expense, cause all instruments and documents given as evidence of security pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of the Agent, and take such other actions as the Agent may reasonably request, in order to perfect and protect the Liens of the Agent and Lenders in the Collateral. The Borrowers, to the extent permitted by law, hereby authorize the Agent to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the opinion of the Agent, may at any time be desirable although the same may have been executed only by the Agent or, at the option of the Agent, to sign such financing statement on behalf of the Borrowers and file the same, and the Borrowers hereby irrevocably designate the Agent, its agents, representatives and designees as its agent and attorney-in-fact for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, the Borrowers shall, at the Borrowers' cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Agent.

IV. REPRESENTATIONS AND WARRANTIES

          Each of the Borrowers and each of the Guarantors jointly and severally represents and warrants to each of the Lenders that both before and on the Closing Date, after giving effect to the consummation of the Transactions (including without limitation, under the Acquisition Documents):

          SECTION 4.01.  Organization, Legal Existence.  Each of the Parent and
                         -----------------------------
its subsidiaries is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own its property and assets and to carry on its business as now conducted and as currently proposed to be conducted and is qualified to do business in every jurisdiction where such qualification is required, except for such failure as shall not result in a Material Adverse Effect (all such jurisdictions in which the Parent and its subsidiaries have qualified to do business being listed in Schedule 4.01 annexed hereto). Each of
                                         -------------
the Parent and its subsidiaries, as applicable, has the power to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party, and to borrow hereunder and to execute and deliver the Notes.

          SECTION 4.02.  Authorization.  The execution, delivery and performance
                         -------------
by the Parent and each of its subsidiaries of this Agreement and each of the other Loan Documents to which it is a party, the borrowings hereunder by the Borrowers, the execution and delivery by the Borrowers of the Notes, the grant of security interests in the Collateral created by the Security Documents and the transactions contemplated to occur under or in connection with the Acquisition Documents (collectively, the "Transactions") (a) have been duly
                                          ------------
authorized by all requisite corporate and, if required, stockholder action and
(b) will not (i) violate (A) any provision of law, statute, rule or regulation or the certificate or articles of incorporation or other applicable constitutive documents or the by-laws of the Parent, or its subsidiaries, as the case may be,
(B) any order of any court, or any rule, regulation or order of any other agency of government binding upon the Parent, or its subsidiaries, or (C) any provisions of any material indenture, agreement or other instrument to which the Parent, or its subsidiaries, or any of its properties or assets are or may be bound, (ii) except as set forth in Schedule 4.02 be in conflict with, result in
                                   --------------
a breach of or constitute (alone or with notice or lapse of time or both) a default under any material indenture, agreement or other instrument referred to in (b)(i)(C) above or (iii) result in the creation or imposition of any Lien of any nature whatsoever (other than in favor of the Agent, for the benefit of the Lenders, as contemplated by this Agreement and the Security Documents) upon any property or assets of the Parent, or its subsidiaries.

          SECTION 4.03.  Governmental Approvals.  No registration or filing
                         ----------------------
(other than the filings necessary to perfect the Liens created by the Security Documents) with, consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the Transactions, other than any which have been made or obtained and other than the filing of Forms 8-K with the Securities and Exchange Commission.

          SECTION 4.04.  Binding Effect.  This Agreement and each of the other
                         --------------
Loan Documents to which it is a party constitutes, and each of the Notes when duly executed and delivered will constitute, a legal, valid and binding obligation of the Parent and its subsidiaries enforceable in accordance with its terms.

          SECTION 4.05.  Material Adverse Change.  Except as set forth in
                         -----------------------
Schedule 4.05 annexed hereto, there has been no material adverse change in the
-------------
business, assets, operations or financial condition of the Parent or any of the subsidiaries since September 30, 1997.

          SECTION 4.06.  Litigation; Compliance with Laws; etc.  (a)  Except as
                         -------------------------------------
set forth in Schedule 4.06(a) annexed hereto, there are not any actions, suits
             ----------------
or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of any Responsible Officer of the Parent or any of its subsidiaries, threatened against or affecting the Parent or any of its subsidiaries or the businesses, assets or rights of any Borrower or any of its subsidiaries (i) which involve any of the Transactions or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would, individually or in the aggregate, materially impair the ability of the Parent or any of its subsidiaries to conduct business substantially as now conducted, or have a Material Adverse Effect.

          (b) Except as set forth in Schedule 4.06(b) annexed hereto, neither
                                     ----------------
the Parent nor any subsidiary thereof is in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality which (i) involve any of the Transactions or (ii) would materially impair the ability of the Parent or any of its subsidiaries to conduct business substantially as now conducted or (iii) has a Material Adverse Effect.

          SECTION 4.07.  Financial Statements.  (a)  The Borrowers have
                         --------------------
heretofore furnished to the Agent (i) the unaudited Consolidated balance sheets and statements of income and cash flows of the Parent and its subsidiaries dated as of December 31, 1997, (ii) the audited balance sheets and statements of income and cash flow of the Parent and its subsidiaries for the fiscal year ending September 30, 1997, and (iii) the audited balance sheets and statements of income and cash flows of Four Star Holding dated as of December 31, 1996 and December 31, 1997. Such balance sheets and statements of income and cash flows present fairly the financial condition and results of operations of the Parent and its subsidiaries or, to Borrowers' knowledge based on a review of the audit reports, Four Star Holding and its subsidiaries, as the case may be, as of the dates and for the periods indicated, and such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrowers and their subsidiaries, as of the dates thereof.

          (b) The Borrowers have heretofore furnished to the Agent annual projected income statements, balance sheets and cash flows of the Parent and its subsidiaries on a Consolidated basis through the Final Maturity Date, together with a schedule confirming the ability of the Parent and its subsidiaries to consummate the Transactions and demonstrating prospective compliance with all financial covenants contained in this Agreement, such projections disclosing all material assumptions made by the Parent and the Borrowers in formulating such projections and giving effect to the Transactions. The projections are based upon reasonable estimates and assumptions, all of which are reasonable in light of the conditions which existed at the time the projections were made, have been prepared on the basis of the assumptions stated therein, and reflect as of the Closing Date the reasonable estimate of the Parent and the Borrowers of the results of operations and other information projected therein. The Agent and the Lenders recognize that the projections as to future events are not guarantees and that actual results during the period or periods covered by any such projections may differ from the projected results and that such differences may be material.

          (c) The Borrowers have heretofore furnished to the Agent a Consolidated pro forma balance sheet of the Borrowers which sets forth information before and after giving effect to the Transactions.

          (d) Except as set forth on Schedule 4.07(d) hereto, the financial
                                     ----------------
statements referred to in this Section 4.07 have been prepared in accordance with GAAP.

          SECTION 4.08.  Federal Reserve Regulations.  (a)  None of the Parent
                         ---------------------------
or any of its subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulation G, T, U or X thereof. If requested by any Lender, the Borrowers or any subsidiary of any thereof shall furnish to such Lender a statement on Federal Reserve Form U-1 referred to in said Regulation U.

          SECTION 4.09.  Taxes.  Except for the failure to file certain non-
                         -----
material tax returns as disclosed in Schedule 4.09, each of the Parent and its
                                     -------------
subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns which are required to be filed by it, on or prior to the date hereof, other than tax returns in respect of taxes that (x) are not franchise, capital or income taxes, (y) in the aggregate are not material and
(z) would not, if unpaid, result in the imposition of any material Lien on any property or assets of any Borrower or any of its subsidiaries. Each of the Parent and its subsidiaries has paid or caused to be paid all taxes shown to be due and payable on such filed returns or on any assessments received by it, other than (i) any taxes or assessments the validity of which such Borrower or such subsidiary is contesting in good faith by appropriate proceedings, and with respect to which the Borrower or such subsidiary shall, to the extent required by GAAP have set aside on its books adequate reserves and (ii) taxes other than income, capital or franchise taxes that in the aggregate are not material and which would not, if unpaid, result in the imposition of any material Lien on any property or assets of the Parent or any of its subsidiaries. No Federal income tax returns of the Parent or any of its subsidiaries have been audited by the United States Internal Revenue Service and none of the Parent or its subsidiaries has as of the date hereof requested or been granted any extension of time to file any Federal, state, local or foreign tax return. None of the Parent or its subsidiaries are party to or have any obligation under any tax sharing agreement.

          SECTION 4.10.  Employee Benefit Plans.  With respect to the provisions
                         ----------------------
of ERISA, except as set forth on Schedule 4.10 annexed hereto (including,
                                 -------------
without limitation, the Multiemployer Plan to which Four Star is a party):

           (i) No Reportable Event has occurred or, to our knowledge, is continuing with respect to any Pension Plan.

           (ii) To our knowledge, no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan subject to Part 4 of Subtitle B of Title I of ERISA.

           (iii) None of the Parent or any ERISA Affiliate is now, or has been during the preceding five years, obligated to contribute to a Pension Plan or a Multiemployer Plan. None of the Parent or any ERISA Affiliate has (A) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (C) ceased making contributions to any Pension Plan subject to the provisions of
     Section 4064(a) of ERISA to which the Parent, any subsidiary or any ERISA Affiliate made contributions, (D) incurred or caused to occur a "complete withdrawal"

     (within the meaning of Section 4203 of ERISA) or a "partial withdrawal" (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan that is a Pension Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA), or (E) been a party to any transaction or agreement under which the provisions of Section 4204 of ERISA were applicable.

           (iv) No notice of intent to terminate a Pension Plan has been filed, nor has any Plan been terminated pursuant to the provisions of
     Section 4041(e) of ERISA.

           (v) The PBGC has not instituted proceedings to terminate (or appoint a trustee to administer) a Pension Plan and no event has occurred or condition exists which might constitute grounds under the provisions of
     Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan.

           (vi) With respect to each Pension Plan that is subject to the provisions of Title I, Subtitle B, Part 3 of ERISA, the funding method used in connection with such Plan is acceptable under ERISA, and the actuarial assumptions and methods used in connection with funding such Pension Plan satisfy the requirements of Section 302 of ERISA. The assets of each such Pension Plan (other than the Multiemployer Plans) are at least equal to the present value of the greater of (i) accrued benefits (both vested and non-vested) under such Plan, or (ii) "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Plan, in each case as of the latest actuarial valuation date for such Plan (determined in accordance with the same actuarial assumptions and methods as those used by the Plan's actuary in its valuation of such Plan as of such valuation date). No such Pension Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

           (vii) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Parent, any subsidiary or any ERISA Affiliate, which could reasonably be expected to be asserted, against any Plan or the assets of any such Plan. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B,
     Part 5 of ERISA is pending or threatened against any fiduciary or any Plan. None of the Plans or any fiduciary thereof (in its capacity as such) has been the direct or indirect subject of any audit, investigation or examination by any governmental or quasi-governmental agency.

           (viii) In all material respects, all of the Plans comply currently, and have complied in the past, both as to form and operation, with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals for the Plans have been obtained and a favorable determination as to the qualification under Section 401(a) of the Code of each of the Plans which is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) has been made by the Internal Revenue Service and a recognition of exemption from federal income taxation under Section 501(c) of the Code of each of the funded employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) has been made by the Internal Revenue Service, and nothing has occurred since the date of each such determination or recognition letter that would adversely affect such qualification.

          SECTION 4.11.  No Material Misstatements.  No information, report,
                         -------------------------
financial statement, exhibit or schedule prepared or furnished by or on behalf of the Parent or its subsidiaries to the Agent or any Lender in connection with any of the Transactions or this Agreement, the Security Documents, the Notes or any other Loan Documents or included therein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          SECTION 4.12.  Investment Company Act; Public Utility Holding Company
                         ------------------------------------------------------
Act.  Neither the Parent nor any subsidiary thereof is an "investment company"
---
as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940. Neither the Parent nor any subsidiary thereof is a "holding company" as that term is defined in or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 4.13.  Security Interest.  Each of the Security Documents
                         -----------------
creates and grants to the Agent, for the benefit of the Lenders, a legal, valid and perfected first (except as permitted pursuant to Section 7.01 hereof) priority security interest in the collateral identified therein. Such collateral or property is not subject to any other Liens whatsoever, except Liens permitted by Section 7.01 hereof.

          SECTION 4.14.  Use of Proceeds.  (a)  All proceeds of the borrowing
                         ---------------
under the Total Term Loan Commitment shall be used to partially finance the consideration required under the Acquisition Agreement and fees and expenses incurred in connection with the Four Star Acquisition.

          (b) All proceeds of each borrowing under the Revolving Credit Commitment on the Closing Date, if any, shall be used (i) to partially finance the consideration required under the Acquisition Agreement and fees and expenses incurred in connection with the Four Star Acquisition, and (ii) to provide for general corporate purposes of the Borrowers. Except as set forth in the preceding sentence, all proceeds of each subsequent borrowing under the Revolving Credit Commitment after the Closing Date shall be used to provide for working capital requirements, to repay the Subordinated Note, to fund Permitted Acquisitions (within the limits defined therein), to finance the repayment of certain Capitalized Lease Obligations, to finance Capital Expenditures (within the limits permitted under this Agreement) and for general corporate purposes of the Borrowers.

          SECTION 4.15.  Subsidiaries.  As of the Closing Date, Schedule 4.15
                         ------------                           -------------
annexed hereto sets forth each subsidiary of the Parent, its jurisdiction of incorporation, its capitalization and ownership of capital stock of each such subsidiary. Matthews Medical Equipment, Inc., Duke City Holdings, Inc., Four Star Holding, Keylite Holdings, Inc., Reel Wheels, Inc. and Keylite Production Services, Inc. are each non-operating subsidiaries which, except as described on
Schedule 4.15, own no assets and have no liabilities.
-------------

          SECTION 4.16. Title to Properties; Possession Under Leases;
                        ----------------------------------------------
Trademarks. (a)  Each of the Parent and its subsidiaries has good and
----------
marketable title to, or valid leasehold interest in, all of its respective properties and assets shown on the most recent balance sheet referred to in
Section 4.07(a) hereof and all assets and properties acquired since the date of such balance sheet, except for such properties as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and except for minor defects in title that do not interfere with the ability of the Parent or any subsidiary thereof to conduct its business as now conducted. All such assets and properties are free and clear of all Liens other than those permitted by Section 7.01 hereof.

          (b) Each of the Parent and its subsidiaries has complied with all material obligations under all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect and the Parent and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases.

          (c) Each of the Parent and its subsidiaries owns or controls all material trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses which are necessary for the conduct of the business of the Parent and such subsidiary. Neither the Parent nor any subsidiary thereof is infringing upon or otherwise acting adversely to any of such trademarks, trademark rights, trade names, trade name rights, copyrights, patent rights or licenses owned by any other person or persons. There is no claim or action by any such other person pending, or to the knowledge of any Responsible Officer of the Parent or any subsidiary thereof, threatened, against the Parent or any subsidiary thereof with respect to any of the rights or property referred to in this Section 4.16(c).

        SECTION 4.17.  Solvency.  (a)  The fair salable value of the assets of
                       --------
the Parent and its Consolidated subsidiaries is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of the Parent and its Consolidated subsidiaries, as they become absolute and mature.

          (b) The assets of the Parent and its Consolidated subsidiaries do not constitute unreasonably small capital for the Parent and its Consolidated subsidiaries to carry out their business as now conducted and as proposed to be conducted including the capital needs of the Parent and its Consolidated subsidiaries, taking into account the particular capital requirements of the business conducted by the Parent and its Consolidated subsidiaries and projected capital requirements and capital availability thereof.

          (c) Neither the Parent nor any subsidiary thereof intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Parent and such subsidiary, and of amounts to be payable on or in respect of debt of the Parent and such subsidiary). The cash flow of the Parent and its Consolidated subsidiaries, after taking into account all anticipated uses of the cash of the Parent and its Consolidated subsidiaries, will at all times be sufficient to pay all such amounts on or in respect of debt of the Parent and its Consolidated subsidiaries when such amounts are required to be paid.

          (d) Neither the Parent nor any subsidiary thereof believes that final judgments against it in actions for money damages presently pending will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of the Parent and its Consolidated subsidiaries, after taking into account all other anticipated uses of the cash of the Parent and its Consolidated subsidiaries (including the payments on or in respect of debt referred to in paragraph (c) of this Section), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

        SECTION 4.18.  Permits, etc.  Each of the Parent and its subsidiaries
                       ------------
possesses all licenses, permits, approvals and consents, including, without limitation, all environmental, health and safety licenses, permits, approvals and consents material to the business of the Parent or applicable subsidiary (collectively, "Permits") of all Federal, state and local governmental
                -------
authorities as required to conduct properly its business, each such Permit is and will be in full force and effect, the Parent and each subsidiary is in compliance in all material respects with all such Permits, and no event (including, without limitation, any violation of any law, rule or regulation) has occurred which allows the revocation or termination of any such Permit or any restriction thereon.

        SECTION 4.19.  Compliance with Environmental Laws.  Except as disclosed
                       ----------------------------------
in Schedule 4.19 hereto (i) the operations of the Parent and its subsidiaries
   -------------
comply in all material respects with all applicable Environmental Laws; (ii) the Parent and its subsidiaries and all of their present facilities or operations, as well as to the knowledge of the Parent and its subsidiaries their past facilities or operations, are not subject to any judicial proceeding or administrative proceeding or any outstanding written order or agreement with any governmental authority or private party respecting (a) any Environmental Law,
(b) any Remedial Work, or (c) any Environmental Claims arising from the Release of a Contaminant into the environment; (iii) to the best of the knowledge of the Parent and its subsidiaries, none of their operations is the subject of any Federal or state investigation evaluating whether any Remedial Work is needed to respond to a Release of any Contaminant into the environment; (iv) neither the Parent nor any subsidiaries of the Parent nor any predecessor of any Parent or any subsidiary thereof has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of a Hazardous Material or reporting a spill or Release of a Contaminant into the environment;
(v) to the best of the knowledge of the Parent and its subsidiaries, neither the Parent nor its subsidiaries has any contingent liability in connection with any Release of any Contaminant into the environment; (vi) none of the operations of the Parent or its subsidiaries involve the generation, transportation, treatment or disposal of Hazardous Materials; (vii) neither the Parent nor its subsidiaries have disposed of any Contaminant by placing it in or on the ground or waters of any premises owned, leased or used by any of them and to the knowledge of the Parent and its subsidiaries neither has any lessee, prior owner, or other person; (viii) no underground storage tanks or surface impoundments are on any property of the Borrowers and their subsidiaries; and
(ix) no Lien in favor of any governmental authority for (A) any liability under any Environmental Law or regulations, or (B) damages arising from or costs incurred by such governmental authority in response to a Release of a Contaminant into the environment, has been filed or attached to the property of the Borrowers and their subsidiaries.

        SECTION 4.20.  No Change in Credit Criteria or Collection Policies.
                       ---------------------------------------------------
There has been no material change in credit criteria or collection policies concerning account receivables of any of the Borrowers since [September 30, 1997]. Without duplication, all Eligible Receivables and Eligible Paper of the Borrowers are valid, binding and enforceable obligations of account debtors and are not subject to any good faith claims, defenses or setoffs. All account receivables (other than Eligible Receivables and Eligible Paper) are valid, binding and enforceable obligations of account debtors.

        SECTION 4.21.  Four Star Acquisition.  (a)(i) The execution, delivery
                       ---------------------
and performance by the parties to the Acquisition Documents have been duly authorized by all necessary action on the part of such parties, (ii) the Acquisition Documents constitute the valid, binding and enforceable obligation of each party thereto, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and are in full force and effect without default or waiver of any of the conditions thereunder and (iii) there are no governmental consents, filings, approvals or notices required to be made or obtained in connection with the execution, delivery and performance of the Acquisition Documents except such as have been duly made, obtained or delivered and except for the forms 8-K filings to be made with the Securities and Exchange Commission.

          (b) Each of the representations and warranties made in the Acquisition Documents, to the best of the knowledge of the Borrowers is true and correct in all material respects.

        SECTION 4.22. Year 2000.  The cost to the Borrowers of reprogramming
                      ---------
and testing of the Borrowers' computer systems and related equipment to permit proper functioning in and following the year 2000 and of the reasonably foreseeable consequences of year 2000 to the Borrowers (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or have a Material Adverse Effect.


 V.  CONDITIONS OF CREDIT EVENTS

          The obligation of each Lender to make Loans and extend Letters of Credit hereunder shall be subject to the following conditions precedent:

        SECTION 5.01.    All Credit Events.  On each date on which a Credit
                         -----------------
Event is to occur:

          (a) The Agent shall have received a notice of borrowing or a request for the issuance of a Letter of Credit pursuant to Section 2.17 hereof as required by Section 2.03 hereof.

          (b) The representations and warranties set forth in Article IV hereof and in any documents delivered herewith, including, without limitation, the Loan Documents, shall be true and correct in all material respects with the same effect as though made on and as of such date (except insofar as such representations and warranties relate expressly to an earlier date).

          (c) Each Borrower shall be in compliance with all the terms and provisions contained herein on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

          (d) The Agent shall have received a certificate signed by the Financial Officer of each Borrower (i) as to the compliance with (b) and
     (c) above and (ii) with respect to each Revolving Credit Loan and each Letter of Credit, certifying that after giving effect thereto the Availability is zero or greater and the Borrowers are in compliance with the Borrowing Base.

        SECTION 5.02.    First Borrowing.  The obligations of the Lenders in
                         ---------------
respect of the first Credit Event hereunder is subject to the following additional conditions precedent:

        (a) The Lenders shall have received the favorable written opinions of counsel for the Borrowers and each of the Guarantors and Grantors, substantially in the form of Exhibit C hereto, dated the Closing Date,
                               ---------
  addressed to the Lenders and satisfactory to the Agent.

        (b) The Lenders shall have received (i) a copy of the certificate or articles of incorporation or constitutive or charter documents, in each case as amended to date, of each of the Borrowers, the Grantors and the Guarantors, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each from such Secretary of State or other official and from the Secretary of State or other official in each other jurisdiction where such person is qualified to do business, in each case dated as of a recent date;
  (ii) a certificate of the Secretary of each Borrower, Grantor and Guarantor, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of such person's By-laws as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (B) below, (B) that attached thereto is a true and complete copy of a resolution adopted by such person's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Security Documents, the Notes, the other Loan Documents and the Credit Events hereunder, as applicable, and that such resolution has not been modified, rescinded or amended and is in full force and effect, (C) that such person's certificate or articles of incorporation or constitutive documents has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to (i) above, and (D) as to the incumbency and specimen signature of each of such person's officers executing this Agreement, the Notes, each Security Document or any other Loan Document delivered in connection herewith or therewith, as applicable; (iii) a certificate of another of such person's officers as to incumbency and signature of its Secretary; and (iv) such other documents as the Agent or any Lender may reasonably request.

        (c) The Agent shall have received a certificate, dated the Closing Date and signed by the Financial Officer of each Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 5.01 hereof and the conditions set forth in this Section 5.02.

     (d) Each Lender shall have received its Revolving Credit Note and Term Note duly executed by the Borrowers, payable to its order and otherwise complying with the provisions of Section 2.04 hereof.

     (e) The Agent shall have received the Security Documents (including, without limitation, certificates evidencing the Pledged Stock, together with undated stock powers executed in blank, each duly executed by the applicable Grantors and the Assignment of Life Insurance for an amount not less than $2,000,000 with respect to the keyman life insurance on Darren DeVerna).

     (f) The Agent shall have received certified copies of requests for copies or information on Form UCC-11 or certificates satisfactory to the Lenders of a UCC Reporter Service, listing all effective financing statements which name as debtor, any Borrower or any Grantor and which are filed in the appropriate offices in the States in which are located the chief executive office and other operating offices of such person, together with copies of such financing statements. With respect to any Liens not permitted pursuant to Section 7.01 hereof, the Agent shall, have received termination statements in form and substance satisfactory to it.

     (g) Each document (including, without limitation, each Uniform Commercial Code financing statement and each duly notated certificate of title) required by law or requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent for the benefit of the Lenders a first priority perfected security interest in the Collateral shall, in the sole discretion of the Agent, be delivered in a form such that it can be, or shall previously have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested. The Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation.

     (h) The Agent shall have received the results of a search of tax and other Liens, and judgments and of the Uniform Commercial Code filings made with respect to each Borrower and each Grantor in the jurisdictions in which the Borrower is doing business and/or in which any Collateral is located, and in which Uniform Commercial Code filings have been made against each Borrower, each Guarantor and each Grantor pursuant to paragraph (g) above.

     (i) The Lenders and the Agent shall have received and determined to be in form and substance satisfactory to them:

            (i)    the most recent (dated within ten (10) days of the Closing
     Date) schedule and aging of Receivables and inventory designations of the Borrowers;

            (ii) evidence that after giving effect to the Transactions Borrowers have Availability of no less than $5,000,000;

            (iii) a copy of a field examination of the books and records of Four Star;

            (iv) evidence of the compliance by the Borrowers with Section 6.03 hereof;

            (v)    the financial statements described in Section 4.07 hereof;

            (vi) evidence that the Transactions are in compliance with all applicable laws and regulations;

            (vii) the results of all environmental audits and other investigations conducted by or on the behalf of the Borrowers with respect to the Borrowers' and subsidiaries' properties;

            (viii) evidence of payment of all fees owed to the Agent and the Lenders by the Borrowers under this Agreement, the Fee Letter or otherwise;

            (ix) evidence that all requisite third party consents (including, without limitation, consents with respect to each of the Borrowers and each of the Grantors and Guarantors) to the Transactions have been received;

            (x) the results of appraisals of the machinery and equipment acquired by the Borrowers (i) pursuant to the Four Star Acquisition and
     (ii) pursuant to the Asset Purchase Agreement dated as of October 31, 1997 between MSEI, Marjorie G. Romans and Entertainment Resources, Inc. by a person satisfactory to the Agent, such appraisals, when combined with the appraisal of the Borrowers previously delivered to the Agent, shall, in the aggregate, reflect an orderly liquidation value of greater than or equal to $61,500,000, which appraisals have been delivered in form and substance satisfactory to the Agent and the Lenders;

            (xi) copies of all major customer contracts (including major lease contracts) and major supplier contracts with respect to each Borrower;

            (xii) evidence that there has been no material adverse change in the business, assets, operations or financial condition of the Borrowers and subsidiaries since September 30, 1997;

            (xiii) evidence that there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or threatened against or affecting any Borrower or any subsidiary thereof or any of their respective businesses, assets or rights which involve any of the Transactions;

            (xiv) copies of all material amendments to any shareholders' agreements; and

            (xv)   evidence of compliance with Section 6.17 hereof.

     (j) The Agent and the Lenders shall have had the opportunity, if they so choose, to make customer checkings, examine auditor's management letters issued within the three (3) years prior to the Closing Date, the books of account and other records and files of the Borrowers, subsidiaries, the Grantors and the Guarantors and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Eligible Receivables, payment of payroll taxes and accounts payable and formulation of an opening Borrowing Base, and the results of such checkings, examination and audit shall have been satisfactory to the Agent and Lenders in all respects.

     (k) The Agent shall have received and had the opportunity to review and determine to be in form and substance satisfactory to it:

            (i) copies of all lease agreements, management agreements and consulting agreements entered into by any of the Borrowers and their subsidiaries;

            (ii) copies of all loan agreements, notes and other documentation evidencing Indebtedness for borrowed money of any of the Borrowers, their subsidiaries, Grantors or Guarantors and schedules of all liens, encumbrances, litigation and contingent liabilities of any of the Borrowers; and

            (iii) a schedule of Borrowers' Liens, litigations and contingent liabilities.

     (l) Messrs. Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Agent, shall have received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel through the Closing Date in connection with the transactions contemplated under this Agreement, the Security Documents, and the other Loan Documents and instruments in connection herewith and therewith.

     (m) The organizational structure and capitalization of the Parent and its subsidiaries shall be satisfactory to the Lenders in all respects.

     (n) All legal matters in connection with the Transactions shall be satisfactory to the Agent, the Lenders and their respective counsel in their sole discretion.

     (o) The Borrowers shall have executed and delivered to the Agent a disbursement authorization letter with respect to the disbursement of the proceeds of the Credit Events made on the Closing Date, in form and substance satisfactory to the Agent.

     (p) The Agent shall have received a Borrowing Base Certificate as of the Closing Date based on the most currently available information (to be promptly followed by a final reconciled Certificate), evidencing $5,000,000 or more in Availability, in the form of Schedule 6.05(p) (such Borrowing Base
                                       ----------------
  Certificate to give effect to all Credit Events to be consummated on the Closing Date).

     (q) The Borrowers and the Agent (or another financial institution acceptable to the Agent) shall have entered into cash management arrangements pursuant to documentation satisfactory in form and substance to the Agent, except that MSE may continue to maintain its present arrangements with Bank of America (subject to the execution and delivery of a blocked account agreement) and the Borrowers may maintain other accounts where the aggregate cash balances do not exceed $25,000 at any time.

     (r)  The Agent shall have:

          (i) received copies of each of the Acquisition Documents, including all amendments and schedules thereto, each certified by a Responsible Officer of the Borrowers;

          (ii) received evidence that such documents are in full force and effect and all consents, filings and approvals required by applicable law in connection therewith shall have been obtained and made;

          (iii) received evidence that simultaneously with the occurrence of the Credit Events on the Closing Date, the acquisition shall have been duly and validly consummated, without modification, amendment or waiver (except for such as shall have been approved in writing by the Agent), in accordance with the terms, conditions and provisions thereof;

          (iv) determined that the terms and provisions of all agreements and documents in connection therewith are satisfactory in form and substance and the Agent shall have received such legal opinions, collateral assignments of indemnities, certificates and copies of necessary governmental filings and consents as the Agent shall have requested in connection therewith, and shall have determined to its satisfaction that the consummation of such acquisition is in compliance with all applicable laws and regulations; and

          (v) have received evidence that (x) the total purchase price for the Four Star Acquisition does not exceed $26,500,000 in cash (subject to a one-time working capital adjustment in accordance with the provisions of the Acquisition Agreement) and (y) the fees incurred in connection with the Four Star Acquisition do not, in the aggregate, exceed $1,000,000.

     (s) The Agent shall have received such other documents as the Lenders or the Agent or Agent's counsel shall reasonably deem necessary.


 VI. AFFIRMATIVE COVENANTS

          Each of the Borrowers, Guarantors and Grantors covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit or any fee, expense or other Obligation payable hereunder or in connection with any Loan Document shall be unpaid, it will, and will cause each of its subsidiaries and, with respect to Section 6.07 hereof, each ERISA Affiliate, to:

          SECTION 6.01.  Legal Existence.  Do or cause to be done all things
                         ---------------
necessary to preserve, renew and keep in full force and effect its legal existence.

          SECTION 6.02.  Businesses and Properties.  At all times do or cause to
                         -------------------------
be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, Permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; maintain and operate such businesses in the same general manner in which they are presently conducted and operated; comply with all laws, rules, regulations and governmental orders (whether Federal, state or local) applicable to the operation of such businesses whether now in effect or hereafter enacted (including, without limitation, all applicable laws, rules, regulations and governmental orders relating to public and employee health and safety and all Environmental Laws) and with any and all other applicable laws, rules, regulations and governmental orders, the lack of compliance with which would have a Material Adverse Effect; take all actions which may be required to obtain, preserve, renew and extend all Permits and other authorizations which are material to the operation of such businesses; and at all times maintain, preserve and protect all property material to the conduct of such businesses and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

          SECTION 6.03.  Insurance.  (a) Keep its insurable properties
                         ---------
adequately insured at all times by financially sound and reputable insurers, (b) maintain such other insurance, to such extent, in such amount, and against such risks, including fire, theft, fraud, product liability, business interruption and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, provided,
                                                                    --------
however, that such insurance shall insure the property of the Borrowers against
-------
all risk of physical damage, including, without limitation, loss by fire, explosion, theft, fraud and such other casualties as may be reasonably satisfactory to the Agent, but in no event at any time in an amount less than the greater of (i) the Obligations and (ii) the replacement value of the Collateral (other than Receivables, chattel paper, instruments and other general intangibles of the Grantors), (c) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by any Borrower or any of its subsidiaries, in such amount as the Agent shall reasonably deem necessary, and (d) maintain such other insurance as may be required by law or as may be reasonably requested by the Agent for purposes of assuring compliance with this Section 6.03. All insurance covering tangible personal property subject to a Lien in favor of the Agent for the benefit of the Lenders granted pursuant to the Security Documents shall provide that, in the case of each separate loss the full amount of insurance proceeds shall be payable to the Agent and shall further provide for at least 30 days' prior written notice to the Agent of the cancellation or substantial modification thereof.

          SECTION 6.04.  Taxes.  Pay and discharge promptly when due all taxes,
                         -----
assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any part thereof in excess of $200,000 in the aggregate, unless such payment shall be diligently contested by the Borrowers in good faith and appropriate reserves therefore shall have been instituted.

             SECTION 6.05.  Financial Statements, Reports, etc.  Furnish to the
                            ----------------------------------
     Agent, with copies for each of the Lenders:

     (a) within ninety (90) days after the end of each Fiscal Year, (i) Con solidated and consolidating balance sheets and Consolidated and consolidating income statements showing the financial condition of the Parent and its subsidiaries as of the close of such Fiscal Year and the results of their operations during such year, and (ii) a Consolidated and consolidating statement of shareholders' equity and a Consolidated and consolidating statement of cash flow, as of the close of such Fiscal Year, comparing such financial condition and results of operations to such financial condition and results of operations for the comparable period during the immediately preceding Fiscal Year (except that the Parent shall only be required to make best efforts to furnish consolidating cash flow), all the foregoing Consolidated financial statements to be audited by independent public accountants acceptable to the Agent (which report shall not contain any qualification except with respect to new accounting principles mandated by the Financial Accounting Standards Board) and all consolidating financial statements to be prepared and certified by the Financial Officer of the Parent and its subsidiaries as presenting fairly the financial condition and results of operations of the Parent and its subsidiaries and as having been prepared in accordance with GAAP, and each to be in form and substance acceptable to the Agent;

     (b) within forty-five (45) days after the end of each of the first three
  (3) fiscal quarters of the Parent, (i) unaudited Consolidated and consolidating balance sheets and Consolidated and consolidating income statements showing the financial condition and results of operations of the Parent and its subsidiaries as of the end of each such quarter, (ii) a Consolidated and consolidating statement of shareholders' equity and (iii) a Consolidated and consolidating statement of cash flow, in each case for the fiscal quarter just ended and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the last day of such quarter, and comparing such financial condition and results of operations to the projections for the applicable period provided under paragraph (i) below and to the results for the comparable period during the immediately preceding Fiscal Year (except that the Parent shall only be required to make best efforts to furnish consolidating cash flows), in each case prepared and certified by the Financial Officer of the Parent as presenting fairly the financial condition and results of operations of the Parent and its subsidiaries and as having been prepared in accordance with GAAP, in each case subject to normal year-end audit adjustments;

     (c) within thirty (30) days after the end of each month (i) unaudited Consolidated and consolidating balance sheets and income statements showing the financial condition and results of operations of the Parent and its subsidiaries as of the end of each such month, and (ii) a Consolidated statement of shareholders' equity and statement of cash flow, in each case for the month just ended and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the last day of such month, and comparing such financial condition and results of operations to the projections for the applicable period provided under paragraph (i) below and to the results for the comparable period during the immediately preceding Fiscal Year, prepared and certified by the Financial Officer of the Parent as presenting fairly the financial condition and results of operations of the Parent and its subsidiaries and as having been prepared in accordance with GAAP, in each case subject to normal year-end audit adjustments and adjustments necessary to comply with GAAP accounting regarding the filing of the Parent's quarterly reports (Form 10Q);

     (d) promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by the Borrowers or any subsidiaries with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934;

     (e) (i) concurrently with any delivery under (a), (b) or (c) above, a certificate of the firm or person referred to therein (x) which certificate shall, in the case of the certificate of the Financial Officer of the Parent, certify that to the best of his or her knowledge no Default or Event of Default has occurred (including calculations demonstrating compliance, as of the dates of the financial statements being furnished, with the covenants set forth in Sections 7.04, 7.07, 7.08, 7.11, 7.12 and 7.13 hereof) and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (y) which report, in the case of the report furnished by the independent public accountants referred in paragraph (a) above, may be limited to accounting matters and disclaim responsibility for legal interpretations, but shall in any event state that nothing came to the account's attention that caused them to believe, as of the dates of the financial statements being furnished, that the Parent failed to comply with any of the covenants set forth in Sections 7.04, 7.07, 7.08, 7.11, 7.12 and 7.13 hereof (such letter to include calculations demonstrating compliance with such covenants); provided,
                                                                      --------
  however, that any letter delivered by the independent public accountants
  -------
  concurrently with (a) above shall be signed by the Financial Officer of the Parent and shall also be accompanied by a certificate of the Financial Officer covering the matters described in clause (i) of this paragraph (e);

     (f) Within five (5) days of receipt by the Borrower thereof, a management letter prepared by the independent public accountants who reported on the financial statements delivered under (a) above, with respect to the internal audit and financial controls of the Parent and its subsidiaries;

     (g) within twenty (20) days of the end of each fiscal month, an aging schedule of the Receivables in the form of the January 31, 1998 aging schedule of Receivables previously furnished to the Agent and a certificate, substantially in the form of Schedule 6.05(g) hereto, executed by the
                               ----------------
  Financial Officer of the Borrowers, respectively with respect to inventory designations;

     (h) (i) within twenty (20) days of the end of each fiscal month, an aging schedule of the payables, executed by the Financial Officer of the Borrowers, respectively and (ii) within twenty (20) days of the end of each fiscal quarter, a schedule of Capital Expenditures for Rental Assets, substantially in the form of Schedule 6.05(h) hereto, executed by the Financial Officer of
                 ----------------
  the Borrowers;

     (i) within thirty (30) days prior to the beginning of each Fiscal Year, a summary of business plans and financial operation projections (including, without limitation, with respect to Capital Expenditures for the Borrowers and their respective subsidiaries) for the Parent and its subsidiaries for such Fiscal Year (including monthly balance sheets, statements of income and of Consolidated cash flow) and annual projections through the Final Maturity Date prepared by management and in form, substance and detail (including, without limitation, principal assumptions) satisfactory to the Agent;

     (j) as soon as practicable, copies of all reports, forms, filings, loan documents and financial information submitted to governmental agencies and/or its shareholders;

     (k) within twenty (20) days of the end of each fiscal month, a certificate, substantially in the form of Schedule 6.05(k) hereto, executed by the
                               ----------------
  Financial Officer of the Borrowers setting forth the Borrowing Base, and the Availability each as of the end of such month, provided, however, that such
                                                 --------  -------
  borrowing base certificate shall be prepared on a daily basis if requested by the Agent on any day or days on which Availability is less than $2,500,000 or there shall have occurred and be continuing an Event of Default; provided,
                                                                   --------
  further, that each of the foregoing borrowing base certificates shall set
  -------
  forth all information on a Borrower-by-Borrower basis;

     (l) immediately upon becoming aware thereof, notice to the Agent of the breach by any party of any material agreement with any of the Borrowers;

     (m) (i) if requested by the Agent upon the occurrence and continuance of an Event of Default or on any day or days on which Availability is less than $2,500,000, a report, setting forth (A) the aggregate dollar amount of sales made by the Borrowers, as adjusted to account for any credits, chargebacks and other adjustments to sales that are required in order to be consistent in all material respects with the adjustments to sales made in the Borrowers September 30, 1997 financial statements delivered pursuant to clause (a) of
  Section 4.07 and (B) the aggregate amount of deposits in and other transfers to each lockbox account during such day; and (ii) within ten (10) days of receipt thereof, a copy of the bank statement with respect to any lockbox account;

     (n) promptly when available and in any event when furnished by any Borrower pursuant to any of the ING Documents, copies of all financial statements, certificates, audit and other reports, filings, projections, management letters and other information, if and to the extent not being furnished pursuant to the Agent under the other provisions of this Agreement; and

     (o) such other information as the Agent or any Lender may reasonably request.

          SECTION 6.06.  Litigation and Other Notices.  Give the Agent prompt
                         ----------------------------
  written notice of the following:

     (a) the issuance by any court or governmental agency or authority of any injunction, order, proceeding, investigation, audit by federal, state or city taxing authorities, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or occurrence of other Credit Events, or invalidating, or having the effect of invalidating, any provision of this Agreement, the Notes or the other Loan Documents, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

     (b) the filing or commencement of any action, suit or proceeding against the Parent or any of its subsidiaries, whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority, (i) which is material and is brought by or on behalf of any governmental agency or authority, or in which injunctive or other equitable relief is sought or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would (A) reasonably be expected to result in liability of one or more Borrowers or a subsidiary thereof in an aggregate amount of $200,000 or more, not reimbursable by insurance, or (B) materially impair the right of the Parent or any of its subsidiaries thereof to perform its obligations under this Agreement, any Note or any other Loan Document to which it is a party;

     (c) any Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and

     (d) any development in the business, affairs or business development of the Parent or any of its subsidiaries which has had or which is likely, in the reasonable judgment of any Responsible Officer of such Borrower, to have, a Material Adverse Effect,

        SECTION 6.07.  ERISA.  (a)  Pay and discharge promptly any liability
                       -----
imposed upon it pursuant to the provisions of Title IV of ERISA; provided,
                                                                 --------
however, that neither the Parent, any subsidiary, nor any ERISA Affiliate shall
-------
be required to pay any such liability if (1) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings, and (2) such person shall have set aside on its books reserves which, in the opinion of the independent certified public accountants of such person, are adequate with respect thereto.

          (b) Deliver to the Agent, promptly, and in any event within 30 days, after (i) the occurrence of any Reportable Event, a copy of the materials that are filed with the PBGC, or the materials that would have been required to be filed if the 30-day notice requirement to the PBGC was not waived, (ii) the Parent, any subsidiary or any ERISA Affiliate or an administrator of any Pension Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Plan, a copy of any such notice, (iii) the receipt of notice by the Parent or any ERISA Affiliate or an administrator of any Pension Plan from the PBGC of the PBGC's intention to terminate any Pension Plan or to appoint a trustee to administer any such Plan, a copy of such notice, (iv) the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Plan, together with certified financial statements (if any) for the Plan and any actuarial statements on Schedule B to such Form 5500, (v) the Parent or any ERISA Affiliate knows or has reason to know of any event or condition which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan, an explanation of such event or condition, (vi) the receipt by the Parent or any ERISA Affiliate of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment, (vii) the Parent or any ERISA Affiliate knows or has reason to know of any event or condition which might cause any one of them to incur a liability under Section 4062, 4063, 4064 or 4069 of ERISA or Section 412(n) or 4971 of the Code, an explanation of such event or condition, and (viii) the Parent or any ERISA Affiliate knows or has reason to know that an application is to be, or has been, made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application, and in each case described in clauses (i) through (iii) and (v) through (vii) together with a statement signed by the Financial

Officer setting forth details as to such Reportable Event, notice, event or condition and the action which such Borrower or such ERISA Affiliate proposes to take with respect thereto.

        SECTION 6.08.  Maintaining Records; Access to Properties and
                       ---------------------------------------------
Inspections; Right to Audit; Appraisals.  Maintain financial records in
---------------------------------------
accordance with accepted financial practices and, upon reasonable notice (which may be telephonic), at all reasonable times and as often as any Lender may request (but, prior to a Default, no more than four (4) times in any Fiscal
Year), permit any authorized representative designated by such Lender to visit and inspect the properties and financial records of the Parent and its subsidiaries and to make extracts from such financial records at such Lender's expense, and permit any authorized representative designated by such Lender to discuss the affairs, finances and condition of the Parent and its subsidiaries with the appropriate Financial Officer and such other officers as the Parent shall deem appropriate and the Parent's independent public accountants, as applicable. The Agent agrees that it shall give notice to the Parent with respect to any such meeting and that the independent public accountants may disclose to the Agent and the Lenders any and all financial statements, work paper and other information of any kind that they may have with respect to the Parent or any of its subsidiaries. Upon the Agent's request, the Parent shall deliver a letter addressed to such independent public accountants instructing them to comply with the provisions of this Section 6.08. The Borrowers shall pay all independent public accountants' fees, costs and other charges incurred pursuant to the accountant's compliance with this Section 6.08. At the Lenders' or Agent's (or Borrowers' upon the occurrence of a Default) expense, the Agent shall have the right to audit, as often as it may request (but prior to a Default, no more often than one (1) time in any Fiscal Year), the existence and condition of the accounts receivables, inventory, books and records of the Parent and its subsidiaries and to review its compliance with the terms and conditions of this Agreement and the other Loan Documents. If the Borrowers wish to include in the Borrowing Base the assets of a business acquired pursuant to a Permitted Acquisition, the Borrowers shall request a field examination and/or deliver to the Agent, at the Borrowers' sole cost, an appraisal of such assets based on a valuation method and furnished by an appraisal firm satisfactory to the Agent. Further, following the occurrence of a Default, at the Agent's request, the Borrowers shall promptly deliver to the Agent, at the Borrowers' sole cost (provided that Borrowers shall be obligated to pay for only one such appraisal in each Fiscal Year), a new or updated appraisal of the machinery and equipment and rental property of the Borrowers, such appraisal to be based upon a valuation method and to be furnished by an appraisal firm satisfactory to the Agent.

        SECTION 6.09.  Use of Proceeds.  Use the proceeds of the Credit Events
                       ---------------
only for the purposes set forth in Section 4.14 hereof.

        SECTION 6.10.  Fiscal Year-End.  Cause its Fiscal Year to end on
                       ---------------
September 30, in each year.

        SECTION 6.11.  Further Assurances.  Execute any and all further
                       ------------------
documents and take all further actions which may be required under applicable law, or which the Agent may reasonably request, to grant, preserve, protect and perfect the first priority security interest created by the Security Documents in the Collateral.

        SECTION 6.12.  Additional Grantors and Guarantors.  Promptly inform the
                       ----------------------------------
Agent of the creation or acquisition of any direct or indirect subsidiary of the Parent or any of its existing subsidiaries (subject to the provisions of Section
7.06 hereof) and cause each direct or indirect subsidiary not in existence on the date hereof to enter into a Guarantee in form and substance satisfactory to the Agent, and to execute the Security Documents, as applicable, as a Grantor, and cause the direct parent of each such subsidiary to pledge all of the capital stock of such subsidiary pursuant to the Pledge Agreement and cause each such subsidiary to pledge its accounts receivable and all other assets, inventory and general intangibles pursuant to the Security Agreement.

        SECTION 6.13.  Environmental Laws.  (a)  Comply, and cause each of their
                       ------------------
subsidiaries to comply, in all material respects with the provisions of all Environmental Laws, and shall keep their properties and the properties of their subsidiaries free of any Lien imposed pursuant to any Environmental Law. The Parent shall not cause or suffer or permit, and shall not suffer or permit any of its subsidiaries to cause or suffer or permit, the property of the Parent or its subsidiaries to be used for the generation, production, processing, handling, storage, transporting or disposal of any Hazardous Material, except for Hazardous Materials used in the ordinary course of business of the Borrowers and disclosed in Schedule 6.13 hereto in which case such Hazardous Materials
                 -------------
shall be used, stored, generated, treated and disposed of only in material compliance with Environmental Law.

          (b) Supply to the Agent, with respect to material conditions, copies of all submissions by the Parent or any of its subsidiaries to any governmental body and of the reports of all environmental audits and of all other environmental tests, studies or assessments (including the data derived from any sampling or survey of asbestos, soil, or subsurface or other materials or conditions) that may be conducted or performed (by or on behalf of the Parent or any of its subsidiaries) on or regarding the properties owned, operated, leased or occupied by the Parent or any of its subsidiaries or regarding any conditions that might have been affected by Hazardous Materials on or Released or removed from such properties. The Parent shall also permit and authorize, and shall cause its subsidiaries to permit and authorize, the consultants, attorneys or other persons that prepare such submissions or reports or perform such audits, tests, studies or assessments to discuss such submissions, reports or audits with the Agent and the Lenders.

     (c) Promptly (and in no event more than fifteen (15) Business Days after the Parent becomes aware or is otherwise informed of such event) provide oral and written notice to the Agent upon the happening of any of the following:

          (i) the Parent, any of its subsidiaries, or any tenant or other occupant of any property of such Borrower or such subsidiary receives notice of material claim, complaint or notice of a violation or potential violation of any Environmental Law;

          (ii) there has been a spill or other Release of Hazardous Materials upon, under or about or affecting any of the properties owned, operated, leased or occupied by the Parent or any of its subsidiaries, or Hazardous Materials at levels or in amounts that may have to be reported, remedied or responded to under Environmental Law are detected on or in the soil or groundwater of any such property;

          (iii) the Parent or any of its subsidiaries is or may be liable for the costs of cleaning up or otherwise responding to a material Release of Hazardous Materials;

          (iv) any part of the properties owned, operated, leased or occupied by the Parent or any of its subsidiaries is or may be subject to a Lien under any Environmental Law; or

          (v) the Parent or any of its subsidiaries undertakes any Remedial Work with respect to any Hazardous Materials.

     (d) Timely undertake and complete any Remedial Work required by any Environmental Law.

     (e) Without in any way limiting the scope of Section 11.04(c) and in addition to any obligations thereunder, each Borrower hereby indemnifies and agrees to hold the Agent and the Lenders harmless from and against any liability, loss, damage, suit, action or proceeding arising out of its business or the business of its subsidiaries pertaining to Hazardous Materials, including, but not limited to, claims of any govern-mental body or any third person arising under any Environmental Law or under tort, contract or common law. To the extent laws of the United States or any state or local jurisdiction in which property owned, operated, leased or occupied by the Parent or any subsidiary thereof is located provided that a Lien upon such property of such Borrower or such subsidiary may be obtained for the removal of Hazardous Materials which have been or may be Released on such property, no later than sixty days after notice is given by the Agent to the Parent or such subsidiary, the Parent or such subsidiary shall deliver to the Agent a report issued by a qualified third party engineer providing an assessment of any Hazardous Materials located upon or beneath the specified property. To the extent any Hazardous Materials located therein or thereunder either subject the property to Lien or require removal under any applicable Environmental Law, the removal thereof shall be an affirmative covenant of the Parent and its subsidiaries hereunder.

          (f) In the event that any Remedial Work is required to be performed by the Parent or any subsidiary thereof under any applicable Environmental Law, any judicial order not under appeal, or by any governmental entity, the Parent or such subsidiary shall commence all such Remedial Work at or prior to the time required therefor under such Environmental Law or applicable judicial orders and thereafter diligently prosecute to completion all such Remedial Work in accordance with and within the time allowed under such applicable Environmental Laws or final and non-appealable judicial orders.

          SECTION 6.14.  Pay Obligations to Lenders and Perform Other Covenants.
                         ------------------------------------------------------
(a) Make full and timely payment of the Obligations, whether now existing or hereafter arising, (b) subject to any applicable grace periods, duly comply with all the terms and covenants contained in this Agreement (including, without limitation, the borrowing limitations and mandatory prepayments in accordance with Article II hereof) in each of the other Loan Documents, all at the times and places and in the manner set forth therein, and (c) except for the filing of continuation statements and the making of other filings by the Agent as secured party or assignee, at all times take all actions necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid and perfected first Liens on the property intended to be covered thereby (subject only to Liens expressly permitted hereunder) and supply all information to the Agent necessary for such maintenance.

          SECTION 6.15.  Maintain Operating Accounts.  Maintain all of its
                         ---------------------------
operating accounts and cash management arrangements (other than payroll accounts) with the Agent or pursuant to arrangements consented to in writing by the Agent.

          SECTION 6.16.  Warehousemen's and Landlord's Liens.  Make reasonable
                         -----------------------------------
good faith efforts to cause warehousemen liens and landlord's liens (or similar such liens on Eligible Inventory) to be waived in favor of the Liens created by this Agreement or any other Loan Document.

          SECTION 6.17.  Life Insurance.  At all times maintain in full force
                         --------------
and effect, key man life insurance on Carlos DeMattos and on Darren DeVerna, in each case in an amount of not less than Two Million Dollars ($2,000,000), with one or more of the Borrowers as beneficiary under such policy. The Borrowers shall assign to the Agent for the benefit of the Lenders as security for the Obligations all monies payable under or in respect of such insurance policy pursuant to an Assignment of Life Insurance.

          SECTION 6.18.  Collateral Subject to Certificate of Title.  Promptly
                         ------------------------------------------
execute any and all further documents and promptly take all further actions which may be required under applicable law, or which the Agent may reasonably request, to duly perfect the Lien of the Agent with respect to any Collateral valued at $30,000 or more which is subject to a certificate of title or similar statute.

          SECTION 6.19.  Year 2000.  Take all actions necessary to complete by
                         ---------
October 31, 1999 any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrowers' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrowers' systems interface) and the testing of all such systems and equipment, as so programmed.

VII.  NEGATIVE COVENANTS

          Each of the Borrowers, Grantors and Guarantors, jointly and severally, covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit, or any fee, expense or other Obligation payable hereunder or in connection with any of the Loan Documents shall be unpaid, it will not and will not cause or permit any of its subsidiaries and, in the case of Section
7.17 hereof, any ERISA Affiliate to, either directly or indirectly:

          SECTION 7.01.  Liens.  Incur, create, assume or permit to exist any
                         -----
Lien on any of its property or assets (including the stock of any direct or indirect subsidiary), whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except:

          (a) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits (not including any lien described in Section 412(m) of the Code);

          (b) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens and other similar liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue for a period of more than 15 days or which are being contested in good faith by appropriate proceedings (and such contest operates to suspend collection of the contested tax, assessment or charge and enforcement of a Lien) as to which any Borrower or any of its subsidiaries, as the case may be, shall, to the extent required by GAAP, have set aside on its books adequate reserves; provided,
                                                                       --------
      however, that the Borrowers shall pay any obligations immediately upon
      -------
      commencement to foreclose said Lien unless the foreclosure shall be stayed or a surety bond, which is satisfactory to the Agent, is delivered to the Agent;

          (c) Liens securing the payment of taxes, assessments and governmental charges or levies in a maximum aggregate amount of $200,000, that are not delinquent or are being diligently contested in good faith by appro priate proceedings (and such contest operates to suspend collection of the contested tax, assessment or change and enforcement of a Lien) and as to which adequate reserves have been established in accordance with GAAP; provided, however, that in no event shall the aggregate amount of such
      --------  -------
      reserves be less than the aggregate amount secured by such Liens;

          (d) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

          (e) Liens upon any equipment acquired through the purchase or lease by any Borrower or any of its subsidiaries which are created or incurred contemporaneously with such acquisition to secure or provide for the payment of any part of the purchase price of, or lease payments on, such equipment (but no other amounts and not in excess of the purchase price or lease payments); provided, however, that any such Lien shall not apply to
                       --------  -------
      any other property of the Borrowers or any of their subsidiaries; provided, further, that after giving effect to such purchase or lease,
      --------  -------
      compliance is maintained with Section 7.07 hereof and all other provisions of this Agreement; and provided, further, that the Liens permitted under
                             --------  -------
      this clause (e) shall not secure more than $1,000,000 in the aggregate in any Fiscal Year;

          (f)  Liens existing on the date of this Agreement and set forth in
      Schedule 7.01(a) annexed hereto but not the extension, renewal or
      ----------------
      refunding of the Indebtedness secured thereby; provided, further, that the
                                                     --------  -------
      Indebtedness with respect to such existing Lien shall not exceed the amount corresponding to such Lien set forth in Schedule 7.01(a); and provided, further, that with respect to the UCC filings listed on Schedule
      --------  -------                                                 --------
      7.01(b) annexed hereto, the Borrowers shall use reasonable efforts to
      -------
      obtain such amendments and releases as the Agent may reasonably request;

          (g) Liens created in favor of the Agent for the benefit of the Lenders;

          (h) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business; or

          (i) Liens securing judgments that do not (either individually or in the aggregate) result in a default under Section 8(k) of this Agreement, securing judgments in an aggregate amount that, together with the amounts secured by Liens permitted under clause (c) above, does not exceed $200,000; provided, however, that such Liens shall be permitted under this
                --------  -------
      clause (i) only if the judgments are being diligently contested in good faith by appropriate proceedings and if adequate reserves have been established in accordance with GAAP; provided, further, that the aggregate
                                           --------  -------
      amount of such reserves shall in no event be less than the aggregate amount secured by such Liens.

          SECTION 7.02.  Sale and Lease-Back Transactions.  Enter into any
                         --------------------------------
arrangement, directly or indirectly, with any person whereby any Borrower or any of its subsidiaries shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which such Borrower or such subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          SECTION 7.03.  Indebtedness.  Incur, create, assume or permit to exist
                         ------------
any Indebtedness other than (i) Indebtedness secured by Liens permitted under
Section 7.01, (ii) Indebtedness (including, without limitation, Guarantees) existing on the date hereof and listed in Schedule 7.03 annexed hereto, but not
                                          -------------
the extension, increase, renewal or refunding thereof, (iii) Indebtedness incurred hereunder, (iv) Indebtedness to trade creditors incurred in the ordinary course of business, (v) Guarantees constituting the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (vi) Guarantees of the Obligations, (vii) purchase money Indebtedness to the extent permitted by Sections 7.01(e) and 7.07 hereof, (viii) Subordinated Indebtedness (including, without limitation, that permitted pursuant to a Permitted Acquisition) and (ix) Guarantees of Indebtedness and real estate lease obligations of another Borrower or Guarantor, so long as the Indebtedness or real estate lease obligations being guaranteed is permitted hereunder.

          SECTION 7.04.  Dividends, Distributions and Payments.  Declare or pay,
                         -------------------------------------
directly and indirectly, any cash dividends or make any other distribution, whether in cash, property, securities or a combination thereof, with respect to (whether by reduc tion of capital or otherwise) any shares of its capital stock or warrants or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any subsidiary to purchase or acquire) any shares of any class of its capital stock or warrants or set aside any amount for any such purpose except that after the Term Loan has been paid in full and all Term Loan Commitments have been terminated, the Parent shall be permitted to make cash distributions to shareholders, in an amount not to exceed 50% of Net Income of the Parent and its Consolidated subsidiaries accrued after such date, or 50% of the proceeds of public offerings of debt or equity securities described in Section 2.09(d)(x)(ii); provided, however, that both
                                                --------  -------
before and after giving effect to the distributions contemplated above, no Default or Event of Default shall have occurred and be continuing.

          SECTION 7.05.  Consolidations, Mergers and Sales of Assets. Other than
                         -------------------------------------------
(i) Permitted Acquisitions and (ii) the sales ("Permitted Sales") of assets by
                                                ---------------
the Borrowers outside of the ordinary course of business (not to exceed $100,000 in the aggregate for all Borrowers in any Fiscal Year), consolidate with or merge into any other person, or sell, lease, transfer or assign to any persons or otherwise dispose of (whether in one transaction or a series of transactions) any portion of its assets (whether now owned or hereafter acquired), or sell any of its inventory other than in the normal course of business, or permit another person to merge into it, or acquire all or substantially all the capital stock or assets of any other person.

          SECTION 7.06.  Investments.  Own, purchase or acquire any stock,
                         -----------
obligations, assets or securities of, or any interest in, or make any capital contribution or loan or advance to, any other person, or make any other investments, except:

          (a) certificates of deposit in dollars of any commercial banks registered to do business in any state of the United States (i) having capital and surplus in excess of $1,000,000,000 and (ii) whose long-term debt rating is at least investment grade as determined by either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

          (b) readily marketable direct obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States;

          (c) commercial paper at the time of acquisition having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

          (d) federally tax exempt securities rated A or better by either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

          (e) investments in the stock of any subsidiary existing on the Closing Date, but not any additional investments therein; and

          (f)  Permitted Acquisitions; and

          (g) investments in money market mutual funds having assets in excess of $2,000,000,000;

provided that, in each case mentioned in (a), (b), (c) and (d) above, such
--------
obligations shall mature not more than one year from the date of acquisition thereof.

          SECTION 7.07.  Capital Expenditures. Permit the aggregate amount of
                         --------------------
payments made for Capital Expenditures, including Capitalized Lease Obligations and Indebtedness secured by Liens permitted under Section 7.01(e) hereof, in each of the periods indicated below to exceed the following amounts for the Parent and its Consolidated subsidiaries:

          Period                                       Maximum Amount
          ------                                       --------------
Fiscal Year ending September 30, 1998                     $12,750,000

Fiscal Year ending September 30, 1999                     $11,500,000

Fiscal Year ending September 30, 2000                     $11,500,000

Fiscal Year ending September 30, 2001                     $11,500,000

Fiscal Year ending September 30, 2002                     $11,500,000

provided, however, the maximum amount permitted in any Fiscal Year shall be
--------  -------
increased by 25% of such amount if in the immediately preceding Fiscal Year the ratio of total Funded Indebtedness to EBITDA (adjusted to include EBITDA of Permitted Acquisitions during such year) for the Parent and its Consolidated subsidiaries was less than 3.50:1.00; and provided further that $2,000,000 of the amount permitted to be expended with respect to the Fiscal Year ended September 30, 1998 or any Fiscal Year thereafter (as set forth above) may be carried over and may be expended in the immediately succeeding Fiscal Year (but not in any other Fiscal Year).

          SECTION 7.08.  Net Worth.  Permit the Net Worth of the Parent and its
                         ---------
Consolidated subsidiaries at any time to be less than the respective amounts set forth below for the periods indicated:

           Period                       Amount
           ------                       ------
           9/30/98 through and
            including 9/29/99         $11,000,000

           9/30/99 through and
            including 9/29/2000       $12,500,000

           9/30/2000 through and
            including 9/29/2001       $16,000,000

           9/30/2001 through and
           including the Final
           Maturity Date              $19,000,000

          SECTION 7.09. Debt Service Coverage Ratio. Permit the Debt Service Coverage Ratio of the Parent and its Consolidated subsidiaries at the end of the fiscal quarter ending June 30, 1998 to be less than 1.25:1.00, thereafter at the end of each fiscal quarter commencing September 30, 1998 through March 31, 2000 to be less than 1.50:1.00 and thereafter at the end of each fiscal quarter to be less than 1.75:1.00.

          SECTION 7.10.  Rental Obligations. Incur, create, assume or permit to
                         ------------------
exist, in respect of leases of real and personal property (other than finance leases and subrentals of Rental Assets), rental obligations or other commitments thereunder to make any direct or indirect payment, whether as rent or otherwise, for fixed or minimum rentals, percentage rentals, in an aggregate amount for the borrowers and their subsidiaries which shall exceed $3,000,000 in any Fiscal Year.

          SECTION 7.11.  Interest Coverage Ratio. Permit the Interest Coverage
                         -----------------------
Ratio of the Parent and its Consolidated subsidiaries at the end of any fiscal quarter to be less than the respective amounts set forth below for the periods indicated:

          Period                                 Ratio
          ------                                 -----
           3/31/99 through and
            including 9/29/99                     1.50:1.00

           9/30/99 through and
            including 9/29/2000                   1.75:1.00

           9/30/2000 through and
            including 9/29/2001                   2.00:1.00

           9/30/2001 through and
            including the Final
            Maturity Date                         2.25:1.00

          SECTION 7.12.  Leverage Ratio.  Permit the Leverage Ratio of the
                         --------------
Parent and its Consolidated subsidiaries for the four most recent consecutive fiscal quarters ending on or prior to the date of determination to be greater than 4.50:1.00 at the end of any fiscal quarter.

          SECTION 7.13.  EBITDA.  Permit EBITDA of the Parent and its
                         ------
Consolidated subsidiaries to be less than (i) $5,700,000 for the period July 1, 1997 through December 31, 1997, (ii) $10,800,000 for the period July 1, 1997 through June 30, 1998, (iii) $13,800,000 for the period October 1, 1997 through September 30, 1998 and (iv) $3,500,000 for the period October 1, 1998 through December 31, 1998.

          SECTION 7.14.  Business.  Alter the nature of its business as operated
                         --------
on the date of this Agreement in any material respect, other than pursuant to a Permitted Acquisition.

          SECTION 7.15.  Sales of Receivables.  Sell, assign, discount,
                         --------------------
transfer, or otherwise dispose of any accounts receivable, chattel paper, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except (i) for the purpose of collection or settlement in the ordinary course of business or (ii) the sale of any such accounts to The Chase Manhattan Bank.

          SECTION 7.16.  Use of Proceeds.  Permit the proceeds of any Credit
                         ---------------
Event to be used for any purpose which entails a violation of, or is inconsistent with, Regulation G, T, U or X of the Board, or for any purpose other than those set forth in Section 4.14 hereof.

          SECTION 7.17.  ERISA.  (a)  Engage in any transaction in connection
                         -----
with which the Parent, any subsidiary or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

          (b)  Terminate any Pension Plan in a "distress termination" under
Section 4041 of ERISA, or take any other action which could result in a material liability of the Parent, any subsidiary or any ERISA Affiliate to the PBGC.

          (c) Fail to make payment when due of all amounts which, under the provisions of any Plan, the Parent, subsidiary or any ERISA Affiliate is required to pay as contributions thereto, or, with respect to any Pension Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

          (d) Adopt an amendment to any Pension Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

          SECTION 7.18.  Accounting Changes; Fiscal Year.  Make, or permit any
                         -------------------------------
subsidiary to make, any change (i) in their accounting treatment or financial reporting practices except as required or permitted by GAAP, or (ii) in their fiscal year end of September 30 (except for such change in the fiscal year end of businesses acquired pursuant to Permitted Acquisitions to have their fiscal year end on September 30).

          SECTION 7.19.  Prepayment or Modification of Indebtedness;
                         -------------------------------------------
Modification of Charter Documents. (a) Except as expressly permitted
---------------------------------
hereunder, directly or indirectly prepay, redeem, purchase or retire any Indebtedness, including, without limitation, any Subordinated Indebtedness, other than Indebtedness incurred hereunder.

          (b) Except as expressly permitted hereunder, modify, amend or otherwise alter the terms and provisions of any Subordinated Indebtedness, other than to conform the covenants in the ING Documents to those in this Agreement.

          (c) Modify, amend or alter their certificates or articles of incorporation or other constitutive charter document or any of the ING Documents in a manner which is either (i) material and adverse to the Agent or the Lenders or (ii) adversely affects the ability of the Borrowers or any Guarantors to repay the Obligations hereunder or which adversely affects the Lien of the Agent on any Collateral or the priority of such Lien.

          (d) Modify or amend any certificate of designations or warrant certificate for the issuance of common or preferred stock or rights thereto if such modification or amendment would have a Material Adverse Effect.

          SECTION 7.20.  Transactions with Affiliates.  The Parent will not, and
                         ----------------------------
will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist:

               (a) any arrangement or contract with any of its other Affiliates of a nature customarily entered into by persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by the Parent or any Subsidiary to any affiliate unless such arrangement is fair and equitable to the Parent or such Subsidiary; or

               (b) any other transaction, arrangements or contract with any of its other Affiliates or any of the Parent's stockholders or agents which would not be entered into by a prudent person in the position of the Parent or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any person which is not one of its Affiliates or one of the Parent's stockholders or agents.

          The transactions under the ING Documents shall not be subject to this
Section 7.20.  The transactions described in Schedule 7.20 shall also not be
                                             -------------
subject to this Section 7.20.

          Without any implication that the foregoing shall restrict payment of any of the following:

               (c) The Parent may from time to time make payment to officers and directors for compensation for services in such capacity not exceeding $100,000 in the aggregate in any Fiscal Year, and the Parent may make payments pursuant to the terms of the promissory note of Duke dated May 2, 1997 to the order of Harold Jay Lefkovitz in the original principal amount of $585,561.15 due May 1, 2000.

in each case at any time when due by the terms of such arrangement, but, in the case of any such payment permitted by clause (c), only if and to the extent that, after giving effect thereto, in the good faith determination of the Board of Directors of the Parent evidenced by a duly adopted resolution of such Board, and

               (d) no Default shall have occurred and be continuing (or be likely to occur within the next 190 days).

          SECTION 7.21.  Consulting Fees.  Pay any management, consulting or
                         ---------------
other fees of any kind to the Parent, any subsidiary thereof or to any Affiliate of the Parent.

          SECTION 7.22.  Negative Pledges, Etc.  Enter into any agreement (other
                         ---------------------
than this Agreement, any other Loan Document or any Subordinated Loan Document as in effect on the Closing Date) which (a) prohibits the creation or assumption of any Lien upon any of the Collateral, including, without limitation, any hereafter acquired property, or (b) specifically prohibits the amendment or other modification of this Agreement or any other Loan Document.


VII.  EVENTS OF DEFAULT

          In case of the happening of any of the following events (herein called "Events of Default"):
 -----------------

          (a) any representation or warranty made or deemed made in or in connection with this Agreement, any of the Security Documents, the Notes or other Loan Documents or any Credit Events hereunder, shall prove to have been incorrect in any material respect when made or deemed to be made;

          (b) default shall be made in the payment of any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Note, or any fee or any other amount payable hereunder, under the Fee Letter, or under the Notes, Letters of Credit or any other Loan Document or in connection with any other Credit Event or the Transactions when and as the same shall become due and payable;

          (d) default shall be made in the due observance or performance of any covenant, condition or agreement to be observed or performed on the part of any Loan Party pursuant to the terms of Section 6.01, Section 6.02, Section 6.03, Section 6.05, Section 6.06, Section 6.08, Section 6.09, Section 6.10,
     Section 6.12, Section 6.13, Section 6.14, Section 6.15, Section 6.17,
     Section 6.18 or in Article VII of this Agreement;

          (e) default shall be made in the due observance or performance of any covenant, condition or agreement to be observed or performed on the part of any Loan Party pursuant to the terms of this Agreement, any of the Notes, any of the Security Documents or any other Loan Documents (other than those defaults specified in (a), (b), (c) or (d) above) and such default shall continue unremedied for a period of twenty-five (25) days after notice thereof from the Agent or any Lender to any Borrower;

          (f) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party, or of a substantial part of the property or assets of any Loan Party, under Title 11 of the United States Code or any other Federal state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or for a substantial part of the property of any Loan Party, or (iii) the winding-up or liquidation of any Loan Party; and such proceeding or petition shall continue undismissed for 45 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 45 days;

          (h) except for the events described on Schedule 8.01, default shall be made with respect to any Indebtedness (including, without limitation, any Indebtedness under the Subordinated Loan Documents or any other Subordinated Indebtedness) or obligations under a capitalized lease of any Loan Party (excluding Indebtedness outstanding hereunder, excluding those obligations set forth on Schedule 4.02, and excluding trade payables
                              -------------
     created by the Borrowers in the ordinary course of business) with respect to Indebtedness or obligations of $600,000 or more (either individually or in the aggregate), if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness or obligations under a capitalized lease (or any trustee on behalf of such holder or obligee) at its option to accelerate, the maturity of such Indebtedness or obligations under a capitalized lease;

          (i) (i) a Reportable Event shall have occurred with respect to a Pension Plan, (ii) the filing by any Loan Party, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such a Plan in a "distress termination" under the provisions of Section 4041 of ERISA,
     (iii) the receipt of notice by any Loan Party, any ERISA Affiliate, or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Pension Plan, (iv) any other event or condition exists which might, in the opinion of the Agent, constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan by the PBGC, (v) a Pension Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under the provisions of Section 412(d) of the Code, (vi) any Loan Party or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of
     Section 4062, 4063, 4064 or 4201 of ERISA, (vii) any Loan Party or any ERISA Affiliate fails to pay the full amount of an installment required under Section 412(m) of the Code, (viii) the occurrence of any other event or condition with respect to any Plan which would constitute an event of default under any other agreement entered into by any Loan Party or any ERISA Affiliate, and in each case in clauses (i) through (viii) of this subsection (h), such event or condition, together with all other such events or conditions, if any, could subject any Loan Party or any ERISA Affiliate to any taxes, penalties or other liabilities which, in the opinion of the Agent, could have a Material Adverse Effect on the financial condition of any Loan Party or any ERISA Affiliate;

          (j) any Loan Party or any ERISA Affiliate (i) shall have been notified by the sponsor of a Multiemployer Plan that it has incurred any material with drawal liability to such Multiemployer Plan, and (ii) does not have reasonable grounds for contesting such withdrawal liability and is not in fact contesting such withdrawal liability in a timely and appropriate manner;

          (k) a judgment (not reimbursed by insurance policies of any Loan Party) or decree for the payment of money, a fine or penalty which when taken together with all other such judgments, decrees, fines and penalties shall exceed $200,000 shall be rendered by a court or other tribunal against any Loan Party and (i) shall remain undischarged or unbonded for a period of 30 consecutive days during which the execution of such judgment, decree, fine or penalty shall not have been stayed effectively or (ii) any judgment creditor or other person shall legally commence actions to collect on or enforce such judgment, decree, fine or penalty;

          (l) this Agreement, any Note, any of the Security Documents, any Guarantee or other Loan Documents shall for any reason cease to be, or shall be asserted by any Loan Party not to be, a legal, valid and binding obligation of any Loan Party, enforceable in accordance with its terms, or the security interest or Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by any Loan Party not to be, a valid, first priority perfected security interest in any Collateral (except to the extent otherwise permitted under this Agreement or any of the Security Documents);

          (m)  a Change of Control shall occur; or

          (n) a Lien arising from unpaid federal, state or local taxes (which when taken together with all other such Liens shall exceed $200,000) and which shall no longer be permitted pursuant to Section 7.01(c)) shall be filed against any Borrower's, Grantor's or Guarantor's properties or assets;

then, and in any such event (other than an event described in paragraph (f) or
(g) above), and at any time thereafter during the continuance of such event, the Agent may, and upon the written request of the Required Lenders shall, by written notice (or facsimile notice promptly confirmed in writing) to the Borrowers, take any or all of the following actions at the same or different times: (i) terminate forthwith all or any portion of the Total Commitment and the obligations of the Lenders to issue Letters of Credit hereunder; (ii) demand that the Borrowers provide to the Lenders, and the Borrowers upon such demand agree to provide, cash collateral in an amount equal to the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate amount of all drawings under Letters of Credit for which the Lenders shall not have been reimbursed as provided in Section 2.18 hereof, such cash collateral to be deposited in a cash collateral account to be held by the Agent for the benefit of the Lenders; and (iii) declare the Notes and any amounts then owing to the Lenders on account of drawings under any Letters of Credit to be forthwith due and payable, whereupon the principal of such Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders on account of drawings under any Letters of Credit and other liabilities of the Borrowers accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that with respect to a default
                              --------  -------
described in paragraph (f) or (g) above, the Total Commitment and the obligation of the Lenders to issue Letters of Credit shall automatically terminate and the principal of the Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders on account of drawings under any Letters of Credit and any other liabilities of the Borrowers accrued hereunder shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in the Notes to the contrary notwithstanding.


IX.  AGENT

          In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders and each subsequent holder of any Note or issuer of any Letter of Credit by its acceptance thereof, irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder and under the Security Documents and other Loan Documents as are specifically delegated to or required of the Agent by the terms hereof and the terms thereof together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or under any of the Security Documents and other Loan Documents or in connection herewith or therewith (a) at the request or with the approval of the Required Lenders (or, if otherwise specifically required hereunder or thereunder, the consent of all the Lenders) or (b) in the absence of its or their own gross negligence or willful misconduct.

          The Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of each of the Lenders any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder paid to the Agent, and promptly to distribute to each Lender its proper share of all payments so received, (b) to distribute to each Lender copies of all notices, agreements and other material as provided for in this Agreement or in the Security Documents and other Loan Documents as received by such Agent and (c) to take all actions with respect to this Agreement and the Security Documents and other Loan Documents as are specifically delegated to the Agent.

          In the event that (a) any Borrower fails to pay when due the principal of or interest on any Note, any amount payable under any Letter of Credit, or any fee payable hereunder or (b) the Agent receives written notice of the occurrence of a Default or an Event of Default, the Agent within a reasonable time shall give written notice thereof to the Lenders, and shall take such action with respect to such Event of Default or other condition or event as it shall be directed to take by the Required Lenders; provided, however, that, unless and until the Agent shall
                      --------  -------
have received such directions, the Agent may take such action or refrain from taking such action hereunder or under the Security Documents or other Loan Documents with respect to a Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          The Agent shall not be responsible in any manner to any of the Lenders for the effectiveness, enforceability, perfection, value, genuineness, validity or due execution of this Agreement, the Notes or any of the other Loan Documents or Collateral or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained herein or in any such instrument or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms, provisions, covenants, conditions, agreements or obligations of this Agreement or any of the other Loan Documents or any other agreements on the part of the Borrowers and, without limiting the generality of the foregoing, the Agent shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Agreement or any of the other Loan Documents as conclusive evidence of the facts stated therein and shall be entitled to rely on any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document which it believes in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. It is understood and agreed that the Agent may exercise its rights and powers under other agreements and instruments to which it is or may be a party, and engage in other transactions with the Borrowers, as though it were not Agent of the Lenders hereunder.

          The Agent shall promptly give notice to the Lenders of the receipt or sending of any notice, schedule, report, projection, financial statement or other document or information pursuant to this Agreement or any of the other Loan Documents and shall promptly forward a copy thereof to each Lender.

          Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure or delay in performance or breach by any Lender other than the Agent of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrowers of any of their respective obligations hereunder or in connection herewith.

          The Agent may consult with legal counsel selected by it in connection with matters arising under this Agreement or any of the other Loan Documents and any action taken or suffered in good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it. The Agent may exercise any of its powers and rights and perform any duty under this Agreement or any of the other Loan Documents through agents or attorneys.

          The Agent and the Borrowers may deem and treat the payee of any Note as the holder thereof until written notice of transfer shall have been delivered as provided herein by such payee to the Agent and the Borrowers.

          With respect to the Loans made hereunder, the Notes issued to it and any other Credit Event applicable to it, the Agent in its individual capacity and not as an Agent shall have the same rights, powers and duties hereunder and under any other agreement executed in connection herewith as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or other affiliate thereof as if it were not the Agent.

          Each Lender agrees (i) to reimburse the Agent in the amount of such Lender's pro rata share (based on its Total Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, not reimbursed by the Borrowers and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents, to the extent not reimbursed by the Borrowers; provided, however, that no Lender shall be liable
                             --------  -------
to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or any of its directors, officers, employees or agents.

          Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document to which such Lender is party. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder.

          Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by such Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office (or an affiliate with an office) in New York, New York, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under each of the other Loan Documents. After any Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          With respect to the release of Collateral, Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any property covered by this Agreement or the other Loan Documents (i) upon termination of the Total Commitments and payment and satisfaction of all Obligations; (ii) constituting property being sold or disposed of in compliance with the provisions of this Agreement (and the Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (iii) constituting property leased to Borrowers or any subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrowers or such subsidiary to be, renewed or extended; provided, however, that (x) the Agent shall not be required to execute any
--------  -------
release on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

          With respect to perfecting Lenders' security interest in Collateral which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession, each Lender hereby appoints each other Lender for the purpose of perfecting such interest. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent, and, promptly upon the Agent's request, shall deliver such Collateral to the Agent or in accordance with the Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any Collateral for the Loans, it being understood and agreed that such rights and remedies may be exercised only by the Agent.

          In the event that a petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law is filed by or against any Loan Party, the Agent is authorized to file a proof of claim on behalf of itself and the Lenders in such proceeding for the total amount of Obligations owed by such Loan Party. With respect to any such proof of claim which the Agent may file, each Lender acknowledges that without reliance on such proof of claim, such Lender shall make its own evaluation as to whether an individual proof of claim must be filed in respect of such Obligations owed to such Lender and, if so, take the steps necessary to prepare and timely file such individual claim.

          The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by the Agent pursuant to the provisions of this Agreement or any of the other Loan Documents unless it shall be requested in writing to do so by the Required Lenders. The Lenders further hereby acknowledge that the Agent is not acting as the fiduciary of, or the trustee for, any of the Lenders and except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information communicated to the Agent by or relating to the Borrower or any of their respective subsidiaries.


X.  MANAGEMENT, COLLECTION AND STATUS OF RECEIVABLES AND OTHER COLLATERAL

          SECTION 10.01.  Collection of Receivables; Management of Collateral.
                          ---------------------------------------------------
(a) The Borrowers will, at their own cost and expense, (i) at the request of the Agent upon the occurrence and continuance of an Event of Default, arrange for remittances on Receivables to be made directly to lockboxes designated by the Agent or in such other manner as the Agent may direct, and (ii) promptly (or within 90 days following a Permitted Acquisition) deposit all payments received by the Borrowers on account of Receivables, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in one or more accounts designated by the Agent in precisely the form received (but with any endorsements of the Borrowers necessary for deposit or collection), subject to withdrawal by the Agent only, as hereinafter provided, and until such payments are deposited, such payments shall be deemed to be held in trust by the Borrowers for and as the Lenders' property and shall not be commingled with the Borrowers' other funds. All remittances and payments that are deposited in accordance with the foregoing will be immediately applied by the Agent to reduce the outstanding balance of the Revolving Credit Loans, subject to the continued accrual of interest on such remittances and payments for two (2) Business Days (or three (3) Business Days in the case of remittances and payments received after 12:00 noon

(New York time)) and in any event subject to final collection in cash of the item deposited.

          So long as the procedures set forth in the preceding paragraph remain in effect, the arrangements between the Agent and the Lenders with respect to making of Revolving Credit Loans shall be handled on the following basis: On a weekly basis the Agent will provide each Lender with a statement showing for the period since the last statement the aggregate principal amount of new Revolving Credit Loans made to the Borrowers, the amount of remittances and payments actually collected and applied by the Agent to reduce the outstanding principal balance of the Revolving Credit Loans during such period and the outstanding principal balance of the Revolving Credit Loans at the end of such period. If a Lender's pro rata share (based on such Lender's Revolving Credit Commitment) of Revolving Credit Loans made during such period exceeds such Lender's pro rata share of remittances and payments applied to reduce the Revolving Credit Loans during such period, the difference will be paid in same day funds by such Lender to the Agent, and if such Lender's pro rata share of remittances and payments applied to reduce the Revolving Credit Loans during such period exceeds such Lender's pro rata share of Revolving Credit Loans made during such period, the difference will be paid in same day funds by the Agent to such Lender.

          Upon the occurrence and continuance of an Event of Default, the Agent may send a notice of assignment and/or notice of the Agent's security interest to any and all Customers or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Agent shall have the sole right to collect the Receivables and/or take possession of the Collateral and the books and records relating thereto and to exercise all rights included in the Collateral. All amounts collected on Receivables when received by the Agent shall be credited to the Borrowers' account, after adding two Business Days for collection, clearance and transfer of remittances, conditional upon final payment to the Agent. Upon the occurrence and during the continuance of an Event of Default, all amounts collected on Receivables may be applied to reduce the Loans in the Agent's sole discretion. The Borrowers shall not, without the Agent's prior written consent, grant any extension of the time of payment of any Receivable, compromise or settle any Receivable for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon except, prior to the occurrence and continuance of an Event of Default, as permitted by
Section 10.03 hereof.

          (b) (i) Each of the Borrowers hereby constitutes the Agent or the Agent's designee as such Borrower's attorney-in-fact with power to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession; to sign such Borrower's name on any invoice or bill of lading relating to any Receivables, drafts against Customers, assignments and verifications of Receivables and notices to Customers; to send verifications of Receivables; upon the occurrence of an Event of

Default, to notify the Postal Service authorities to change the address for delivery of mail addressed to such Borrower to such address as the Agent may designate; and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law, provided that the Agent or its designee shall not be relieved of liability to the extent it is determined by a final judicial decision that its act, error or mistake constituted gross negligence or willful misconduct. This power of attorney being coupled with an interest is irrevocable until all of the Obligations are paid in full and this Agreement and the Total Commitment is terminated.

              (ii) The Agent, without notice to or consent of the Borrowers, upon the occurrence and during the continuance of an Event of Default, (A) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto and/or release the obligor thereon; (B) is authorized and empowered to accept the return of the goods represented by any of the Receivables; and (C) shall have the right to receive, endorse, assign and/or deliver in its name or the name of any of the Borrowers any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

          (c) Nothing herein contained shall be construed to constitute any Borrower as agent of the Agent for any purpose whatsoever, and the Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by a final judicial decision that the Agent's or a Lender's act or omission constituted gross negligence or willful misconduct). The Agent and the Lenders shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that the Agent's or such Lender's error, omission or delay constituted gross negligence or willful misconduct). The Agent and the Lenders do not, by anything herein or in any assignment or otherwise, assume any of the Borrowers' obligations under any contract or agreement assigned to the Agent or the Lenders, and the Agent and the Lenders shall not be responsible in any way for the performance by the Borrowers of any of the terms and conditions thereof.

          (d) If any of the Receivables includes a charge for any tax payable to any governmental tax authority, the Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the account of the applicable Borrower and to charge the Borrowers' account therefor.

The Borrowers shall notify the Agent if any Receivables include any tax due to any such taxing authority and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of such Receivables and shall not be liable for any taxes that may be due from any Borrower by reason of the sale and delivery creating such Receivables.

          SECTION 10.02.  Receivables Documentation.  The Borrowers will, in
                          -------------------------
addition to the monthly Receivables agings delivered pursuant to this Agreement, at such intervals as the Agent may require, furnish such further schedules and/or information as the Agent may require relating to the Receivables, including, without limitation, sales invoices. In addition, the Borrowers shall notify the Agent of any non-compliance in respect of the representations, warranties and covenants contained in Section 10.03 hereof. The items to be provided under this Section 10.02 are to be in form satisfactory to the Agent and are to be executed and delivered to the Agent from time to time solely for its convenience in maintaining records of the Collateral; the Borrowers' failure to give any of such items to the Agent shall not affect, terminate, modify or otherwise limit the Agent's Lien or security interest in the Collateral.

          SECTION 10.03.  Status of Receivables and Other Collateral.  Each
                          ------------------------------------------
Borrower covenants, represents and warrants that: (a) it shall be the sole owner, free and clear of all Liens except in favor of the Agent or otherwise permitted hereunder, of and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral owned by it;
(b) each Receivable shall be a good and valid account representing a bona fide indebtedness incurred or an amount owed by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold or leased by a Borrower, or work, labor and/or services theretofore rendered by a Borrower; (c) no Receivable is or shall be subject to any good faith defense, offset, counterclaim, discount or allowance (as of the time of its creation) except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in such Borrower's business; (d) none of the transactions underlying or giving rise to any Receivable shall violate any applicable state or federal laws or regulations, and all documents relating to any Receivable shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) to the best of its knowledge, each Customer, guarantor or endorser with respect to any Receivable is solvent and will continue to be fully able to pay all Receivables on which it is obligated in full when due; (f) to Borrower's knowledge, all documents and agreements relating to Receivables shall be true and correct and in all respects what they purport to be; (g) to its knowledge, all signatures and endorsements that appear on all documents and agreements relating to Receivables shall be genuine and all signatories and endorsers with respect thereto shall have full capacity to contract; (h) it shall maintain books and records pertaining to the Collateral in such detail, form and scope as the Agent shall require in its reasonable discretion; (i) it will immediately notify the Agent if any accounts arise out of contracts with the United States or any department, agency or instrumentality thereof, and will execute any instruments and take any steps required by the Agent in order that all monies due or to become due under any such contract shall be assigned to the Agent and notice thereof given to the United States Government under the Federal Assignment of Claims Act; (j) it will, immediately upon learning thereof, report to the Agent any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectability of any of the Collateral; (k) if any amount payable under or in connection with any Receivable is evidenced by a promissory note or other instrument, as such terms are defined in the Uniform Commercial Code, such promissory note or instrument shall be promptly pledged, endorsed, assigned and delivered to the Agent as additional collateral; (l) if any Receivable constitutes chattel paper under the UCC, promptly upon the request of the Agent, the Borrowers will deliver all documents evidencing such chattel paper to the Agent to be held as Collateral, together with any endorsements reasonably requested by the Agent; (m) it shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the industry; (n) it shall conduct a physical count of its inventory at such intervals as the Agent may request (provided, however, that if no Event of Default shall be in existence
         --------  -------
and a perpetual inventory system reasonably satisfactory to the Agent shall be in effect, Borrowers shall be obligated to compensate the Agent for only one such physical inventory in each Fiscal Year) and promptly supply the Agent with a copy of such counts accompanied by a report of the value (based on the lower of cost (on a FIFO basis) or market value) of such inventory; and (o) it is not nor shall it be entitled to pledge the Lenders' credit on any purchases or for any purpose whatsoever.

          SECTION 10.04.  Monthly Statement of Account.  The Agent shall render
                          ----------------------------
to the Borrowers each month a statement of the Borrowers' account, which shall constitute an account stated and shall be deemed to be correct and accepted by and be binding upon the Borrowers unless the Agent receives a written statement of the Borrowers' exceptions within 30 days after such statement was rendered to the Borrowers.

          SECTION 10.05.  Collateral Custodian.  Upon the occurrence and
                          --------------------
continuance of an Event of Default, the Agent may at any time and from time to time employ and maintain in the premises of the Borrowers a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's and Lenders' interests and to report to the Agent thereon. The Borrowers hereby agree to cooperate with any such custodian and to do whatever the Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Agent by reason of the employment of the custodian shall be charged to the Borrowers' account and added to the Obligations.

XI.  GUARANTEES

          Each Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor, the due and punctual payment of the principal of and interest on each of the Notes, when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, and the due and punctual performance of all other Obligations. Each Guarantor further agrees that the Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

          Each Guarantor waives presentment to, demand of payment from and protest to the Borrowers of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of a Guarantor hereunder shall not be affected by (a) the failure of any Lender or the Agent to assert any claim or demand or to enforce any right or remedy against the Borrowers or any other Guarantor under the provisions of this Agreement, the Notes or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes, any of the other Loan Documents, any guarantee or any other agreement; (c) the release of any security held by the Agent for the Obligations or any of them; or (d) the failure of any Lender to exercise any right or remedy against any other Guarantor of the Obligations.

          Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any Lender to any security (including, without limitation, any Collateral) held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Lender in favor of any Borrower or any other person.

          The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, the Notes or under any other Loan Document, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

          Each Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be returned by the Agent or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

          Each Guarantor hereby waives and releases all rights of subrogation against each Borrower and its property and all rights of indemnification, contribution and reimbursement from each Borrower and its property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.


XII.  MISCELLANEOUS

          SECTION 12.01.  Notices.  Notices, consents and other communications
                          -------
provided for herein shall be in writing and shall be delivered or mailed (or in the case of telex or facsimile communication, delivered by telex, graphic scanning, telecopier or other telecommunications equipment, with receipt confirmed) addressed, if to all or any of the Borrowers, Guarantors, or Grantors:

               3111 North Kenwood Street
               Burbank, California 91505

          with a copy to:

               Whitman Breed Abbott & Morgan, LLP
               633 West 5th Street, 21st Floor
               Los Angeles, California 90071
               Attention:  Francis Costello, Esq.

          if to Agent:

               The Chase Manhattan Bank
               Structured Finance Division
               600 Fifth Avenue, 4th Floor
               New York, NY  10020
               Attention: Relationship Manager - Matthews with a copy to:

               Kaye, Scholer, Fierman, Hays & Handler, LLP
               425 Park Avenue
               New York, New York  10022
               Attention:  Jeffrey M. Epstein, Esq.

          and

            if to any Lender, at the address set forth below its name in
            Schedule 2.01 annexed hereto.
            -------------

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt if by any telex, facsimile or other telecommunications equipment, in each case addressed to such party as provided in this Section 12.01 or in accordance with the latest unrevoked direction from such party.

          SECTION 12.02.  Survival of Agreement.  All covenants, agreements,
                          ---------------------
representations and warranties made by any Borrower or any subsidiary thereof herein and in the certificates or other instruments prepared or delivered in connection with this Agreement, any of the Security Documents, any Guarantee or any other Loan Document, shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes and occurrence of any other Credit Event and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any other fee or amount payable under the Notes or this Agreement or any other Loan Document is outstanding and unpaid and so long as the Total Commitment has not been terminated.

          SECTION 12.03.  Successors and Assigns; Participations.  (a) Whenever
                          --------------------------------------
in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Borrower, any Guarantor, any Grantor, any ERISA Affiliate, any subsidiary of any thereof, the Agent or the Lenders, that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Without limiting the generality of the foregoing, the Borrowers specifically confirm that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or any Note (or any part thereof) to any Federal Reserve Bank. No Borrower may assign or transfer any of its rights or obligations hereunder without the written consent of all the Lenders.

          (b) Each Lender, without the consent of the Borrowers, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment and Term Loan Commitment) and the Loans owing to it and undrawn Letters of Credit and the Notes held by it);

provided, however, that (i) such Lender's obligations under this Agreement
--------  -------
(including, without limitation, its Revolving Credit Commitment and Term Loan Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the banks or other entities buying participations shall be entitled to the cost protection provisions contained in Sections 2.10(a) (except to the extent that application of such Section 2.10(a) to such banks and entities would cause the Borrowers to make duplicate payments thereunder), 2.11 and 2.12 hereof, but only to the extent any of such Sections would be available to the Lender which sold such participation, and (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided, further,
                                                           --------  -------
however, that each Lender shall retain the sole right and responsibility to
-------
enforce the obligations of the Borrowers, Grantors and the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on, the Loans or the release of all Collateral.

          (c) Each Lender may assign by novation, to any one or more banks or other entities without the prior written consent of the Borrowers but with the prior written consent of the Agent, all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and Term Loan Commitment and the same portion of the Loans and undrawn Letters of Credit at the time owing to it and the Note or Notes held by it), provided, however,
                                                           --------  -------
that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, which shall include the same percentage interest in the Loans, Letters of Credit and Notes, (ii) the amount of the Revolving Credit Commitment and Term Loan Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be in a minimum principal amount of $5,000,000 in the aggregate for the Revolving Credit Commitment and Term Loan Commitment of such Lender, and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $5,000. Upon such execution, delivery, acceptance and recording and after receipt of the written consent of the Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Lender which is assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (d) By executing and delivering an Assignment and Acceptance, the Lender which is assignor thereunder and the assignee thereunder confirm to, and agree with, each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereunder free and clear of any adverse claim, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any Collateral with respect thereto or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, or any Grantor or Guarantor or the performance or observance by any Borrower, Grantor or the Guarantor of any of their respective obligations under this Agreement, any Guarantees or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, any Guarantees and of the other Loan Documents, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (e)  The Agent shall maintain at its address referred to in Section
12.01 hereof a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment and the Term Loan Commitment, of, and principal amount of the Loans owing to, each Lender from time to time (the "Register").
                                                                  --------
The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is precisely in the form of

Exhibit E annexed hereto, (i) accept such Assignment and Acceptance, (ii) record
---------
the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Borrowers. Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for each surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to its portion of the Term Loan Commitment and Revolving Credit Commitment, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any Term Loan Commitment and any Revolving Credit Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Term Loan Commitment and Revolving Credit Commitment, as the case may be, retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, or, with respect to the Term Notes, the principal amount of the Term Notes outstanding at such time as evidenced by the Term Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A and Exhibit B. Notes surrendered to the
                          ---------     ---------
Borrowers shall be canceled by the Borrowers.

          (g) Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.03, disclose to the assignee or participant or proposed assignee or participant, any information, including, without limitation, any Information, relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers in connection with this Agreement;

provided, however, that prior to any such disclosure, each such assignee or
--------  -------
participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential Information relating to the Borrowers received from such Lender.

          SECTION 12.04.  Expenses; Indemnity.  (a)  Each Borrower agrees to pay
                          -------------------
all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation of this Agreement and the other Loan Documents or with any amendments, modifications, waivers, extensions, renewals, renegotiations or "workouts" of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent or any of the Lenders in connection with the enforcement or protection of its rights in connection with this Agreement or any of the other Loan Documents or with the Loans made or the Notes or Letters of Credit issued hereunder, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Agent and only upon the occurrence and continuance of an Event of Default field examination expenses and charges (provided, however, that so long as no Event of
                                  --------  -------
Default shall be in existence, the Agent shall not conduct more than one field examination in any Fiscal Year which shall be at the Agent's expense) and, in connection with such enforcement or protection, the reasonable fees and disbursements of counsel for the Lenders. The Borrowers shall not be obligated to reimburse Agent or any Lender with respect to the syndication of the Loans, other than in connection with amendments which increase the Total Commitment or result in additional Loans being available to any Borrower). The Borrower further indemnifies the Lenders from and agrees to hold them harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

          (b) Each Borrower indemnifies the Agent and each Lender and their respective directors, officers, employees and agents against, and agrees to hold the Agent, each Lender and each such person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Lender or any such person arising out of, in any way connected with, or as a result of (i) the use of any of the proceeds of the Loans, (ii) this Agreement, the Guarantees, any of the Security Documents, ING Documents, Acquisition Documents or the other documents contemplated hereby or thereby, (iii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Total Commitment) and consummation of the transactions contemplated hereby and thereby, (iv) breach of any representation or warranty, or (v) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Agent, any Lender or any such person is a party thereto; provided, however, that (i) any claims made by any Lender
                    --------  -------
against another Lender or any claims made by a Lender agent the Agent) or (ii) such indemnity shall not, as to the Agent or any Lender, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct of the Agent or any Lender.

          (c) Each Borrower indemnifies, and agrees to defend and hold harmless the Agent and the Lenders and their respective officers, directors, shareholders, agents and employees (collectively, the "Indemnitees") from and
                                                       -----------
against any loss, cost, damage, liability, lien, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees and reasonable expenses for investigation, removal, cleanup and remedial costs and modification costs incurred to permit, continue or resume normal operations of any property or assets or business of the Borrowers or any subsidiary thereof) arising from a violation of, or failure to comply with any Environmental Law and to remove any Lien arising therefrom except to the extent caused by the gross negligence or willful misconduct of any Indemnitee, which any of the Indemnitees may incur or which may be claimed or recorded against any of the Indemnitees by any person.

          (d) The provisions of this Section 12.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or the Notes, or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this Section 12.04 shall be payable on written demand therefor.

          SECTION 12.05.  APPLICABLE LAW.  THIS AGREEMENT AND THE NOTES SHALL BE
                          --------------
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

          SECTION 12.06.  Right of Setoff.  If an Event of Default shall have
                          ---------------
occurred and be continuing, upon the request of the Required Lenders each Lender shall and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. Each Lender agrees to notify promptly the Agent and the Borrowers after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to such Lender.

          SECTION 12.07.  Payments on Business Days. (a) Should the principal of
                          -------------------------
or interest on the Notes or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day (except as otherwise specified in the definition of "Interest Period"), and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

          (b) All payments by any Borrower hereunder and all Loans made by the Lenders hereunder shall be made in lawful money of the United States of America in immediately available funds at the office of the Agent set forth in Section
11.01 hereof.

          SECTION 12.08.  Waivers; Amendments.   (a)  No failure or delay of any
                          -------------------
Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders hereunder are cumulative and not exclusive of any rights or remedies which they may otherwise have. No waiver of any provision of this Agreement or the Notes nor consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that
                                                        --------  -------
no such agreement shall (i) change the principal amount of, or extend or advance the maturity of or the dates for the payment of principal of or interest on, any Note, or fees payable under the Loan Documents or reduce the rate of interest on any Note, (ii) change the Revolving Credit Commitment or Term Loan Commitment of any Lender or amend or modify the provisions of this Section, Section 2.06,
Section 2.13, Section 4.14 or Section 12.04 hereof or the definition of "Required Lenders," or (iii) release any material portion of Collateral or any Guarantee or increase the advance rates set forth in the Borrowing Base, in each case without the prior written consent of each Lender affected thereby and provided, further, however, that no such agreement shall amend, modify or
--------  -------  -------
otherwise affect the rights or duties of the Agent under this Agreement or the other Loan Documents without the written consent of the Agent. Each Lender and holder of any Note shall be bound by any modification or amendment authorized by this Section regardless of whether its Notes shall be marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

          (c) In the event that the Borrowers request, with respect to this Agreement or any other Loan Document, an amendment, modification or waiver and such amendment, modification or waiver would require the unanimous consent of all of the Lenders in accordance with Section 12.08(b) above, and such amendment, modification or waiver is agreed to in writing by the Borrowers and the Required Lenders but not by all of the Lenders, then notwithstanding anything to the contrary in Section 12.08(b) above, with the written consent of the Borrowers and such Required

Lenders, the Borrowers and Required Lenders may, but shall not be obligated to, amend this Agreement without the consent of the Lender or Lenders who did not agree to the proposed amendment, modification or waiver (the "Minority Lenders")
                                                              ----------------
solely to provide for (i) the termination of the Revolving Credit Commitment and Term Loan Commitment of each Minority Lender, (ii) the assignment in accordance with Section 12.03 hereof to one or more persons of each Minority Lender's interests, rights and obligations under this Agreement (including, without limitation, all of such Minority Lender's Revolving Credit Commitment and Term Loan Commitment as well as its portion of all outstanding Loans and the Note or Notes held by such Minority Lender) and the other Loan Documents and/or an increase in the Revolving Credit Commitment and Term Loan Commitment of one or more Required Lenders, in each case so that after giving effect thereto the Total Revolving Credit Commitment and Total Term Loan Commitment shall be in the same amounts as prior to the events described in this paragraph, (iii) the repayment to the Minority Lenders in full of all Loans outstanding and accrued interest thereon at the time of the assignment and/or increase in Commitments described in clause (ii) above with the proceeds of Loans made by such persons who are to become Lenders by assignment or with the proceeds of Loans made by Required Lenders who have agreed to increase their Revolving Credit Commitment and/or Term Loan Commitment, (iv) the payment to the Minority Lenders by the Borrowers of all fees and other compensation due and owing such Minority Lenders under the terms of this Agreement and the other Loan Documents and (v) such other modifications as the Required Lenders and Borrower shall deem necessary in order to effect the changes specified in clauses (i) through (iv) hereof.

          SECTION 12.09.  Severability.  In the event any one or more of the
                          ------------
provisions contained in this Agreement or in the Notes should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

          SECTION 12.10.  Entire Agreement; Waiver of Jury Trial, etc. (a) This
                          -------------------------------------------
Agreement, the Notes and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof. Any previous agreement (other than the Fee Letter) among the parties hereto with respect to the Transactions is superseded by this Agreement, the Notes and the other Loan Documents. Except as expressly provided herein or in the Notes or the Loan Documents (other than this Agreement), nothing in this Agreement, the Notes or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Notes or the other Loan Documents.

          (b) Except as prohibited by law, each party hereto hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement, the Notes, any of the other Loan Documents or the Transactions.

          (c) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph
(b) of this Section 11.10 any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

          (d) Each party hereto (i) certifies that no representative, agent or attorney of any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and
(ii) acknowledges that it has been induced to enter into this Agreement, the Notes or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

          SECTION 12.11.  Confidentiality. The Agent and the Lenders agree to
                          ---------------
keep confidential (and to cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any Lender (the "Information").
                                                     -----------
Notwithstanding the foregoing, the Agent and each Lender shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives as need to know such Information in connection with its participation in any of the Transactions or the administration of this Agreement or the other Loan Documents (provided that the Agent or the respective Lender shall take all reasonable actions to require such officers, directors, employees, agents and representatives to keep the Information confidential pursuant to the terms of this Section 12.11); (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than any Borrower, any Guarantor, any Grantor or any of their respective subsidiaries or (C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by any Borrower, any Guarantor, any Grantor or any of their respective subsidiaries; (iv) to the extent any Borrowers, any Guarantor or any of their respective subsidiaries shall have consented to such disclosure in writing; (v) in connection with the sale of any Collateral pursuant to the provisions of any of the other Loan Documents; or (vi) pursuant to Section 12.03(g) hereof.

          SECTION 12.12.  Submission to Jurisdiction.  (a)  Any legal action or
                          --------------------------
proceeding with respect to this Agreement or the Notes or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Borrowers, the Parent and the other Guarantors hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

          (b) Each of the Borrowers, the Parent and the other Guarantors hereby irrevocably waive, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (c) Each of the Borrowers, the Parent and the other Guarantors hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, at its address set forth in Section 12.01 hereof.

          (d) Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower or any Guarantor in any other jurisdiction.

          SECTION 12.13.  Counterparts; Facsimile Signature. This Agreement may
                          ---------------------------------
be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Agent. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.

          SECTION 12.14.  Headings. Article and Section headings and the Table
                          --------
of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.


XIII.  CONFIRMATION OF SECURITY DOCUMENTS

          Each of the Loan Parties hereby irrevocably and unconditionally confirm in favors of the Agent that it consents to the terms and conditions of this Agreement as it has been amended and restated as of the date hereof, and that each Security Document to which such Loan Party is a party shall continue in full force and effect and is and shall continue to be applicable to all of the Obligations and to this Agreement.


                [Remainder of this page deliberately left blank]

          IN WITNESS WHEREOF, the Borrowers, the Guarantors, the Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              MATTHEWS STUDIO EQUIPMENT GROUP,
                               as a Borrower and as a Guarantor

                              By:   /s/ Carlos D. DeMattos
                                    --------------------------------
                                    Title: President

                              MATTHEWS STUDIO EQUIPMENT, INC., as
                               a Borrower and as a Guarantor

                              By:   /s/ Carlos D. DeMattos
                                    --------------------------------
                                    Title: Executive Vice President/
                                           Chief Financial Officer

                              HOLLYWOOD RENTAL CO., INC., as a
                                Borrower and as a Guarantor

                              By:   /s/ Carlos D. DeMattos
                                    --------------------------------
                                    Title: Chief Financial Officer

                              MATTHEWS STUDIO ELECTRONICS, INC.,
                                as a Borrower and as a Guarantor

                              By:   /s/ Carlos D. DeMattos
                                    --------------------------------
                                    Title: Chief Executive Officer

                              MATTHEWS ACCEPTANCE CORPORATION,
                                as a Borrower and as a Guarantor

                              By:   /s/ Carlos D. DeMattos
                                    --------------------------------
                                    Title: President

                              DUKE CITY VIDEO, INC., as a
                               Borrower and as a Guarantor

                              By:  /s/ Carlos D. DeMattos
                                   ---------------------------------
                                   Title: Chairman of the Board

                              HDI HOLDINGS, INC.,
                               as a Borrower and as a Guarantor

                              By:  /s/ Carlos D. DeMattos
                                   ---------------------------------
                                   Title: Chairman of the Board

                              FOUR STAR LIGHTING, INC.,
                               as a Borrower and as a Guarantor

                              By:   /s/ Carlos D. DeMattos
                                    --------------------------------
                                    Title: Chief Executive Officer

                              MATTHEWS MEDICAL EQUIPMENT, INC.,
                               as a Guarantor

                              By:   /s/ Carlos D. DeMattos
                                    --------------------------------
                                    Title: Chief Financial Officer

                              KEYLITE HOLDINGS, INC., as a Guarantor

                              By:   /s/ Carlos D. DeMattos
                                    --------------------------------
                                    Title: Chief Financial Officer

                              REEL WHEELS, INC., as a Guarantor

                              By:   /s/ Carlos D. DeMattos
                                    --------------------------------
                                    Title: Chief Financial Officer

                              KEYLITE PRODUCTION SERVICES, INC.,
                                as a Guarantor

                              By:   /s/ Carlos D. DeMattos
                                    --------------------------------
                                    Title: Chief Financial Officer

                              DUKE CITY HOLDINGS, INC.,
                                as a Guarantor

                              By:   /s/ Carlos D. DeMattos
                                    --------------------------------
                                    Title: Chief Executive Officer

                              FOUR STAR HOLDING, INC.,
                                as a Guarantor

                              By:   /s/ Carlos D. DeMattos
                                    --------------------------------
                                    Title: President

                              THE CHASE MANHATTAN BANK, as Agent

                              By:   /s/ Donna M. DiForio
                                    --------------------------------
                                    Title: Vice President

                              THE CHASE MANHATTAN BANK, as Lender

                              By:   /s/ Donna M. DiForio
                                    --------------------------------
                                    Title: Vice President

                              PNC BANK, NATIONAL ASSOCIATION,
                                as Lender

                              By:   /s/ Michael D. Shover
                                    --------------------------------
                                    Title: Bank Officer

                              WELLS FARGO BANK, N.A., as Lender

                              By:   /s/ Jonathan David
                                    --------------------------------
                                    Title: Assistant Vice President

                              CIBC, INC., as Lender

                              By:   /s/ Colleen Risorto
                                    --------------------------------
                                    Title: Executive Director